Exhibit 10.3

AMENDMENT NO. 5
to
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of October 18, 2012
THIS AMENDMENT NO. 5 to FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of October 18, 2012, by and among SYNNEX CORPORATION, a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A., a national banking association (“BofA”), as a Lender (as defined below) and in its capacity as the agent for itself and the Lenders (the “Agent”). Capitalized terms used in this Amendment which are not otherwise defined herein, shall have the meanings given such terms in the Credit Agreement (as defined below), as amended hereby.
RECITALS:
WHEREAS, the Borrower, the financial institutions signatory thereto (the “Lenders”) and the Agent are parties to that certain Fourth Amended and Restated Credit Agreement dated as of November 12, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, Borrower has requested that the Agent and the Lenders agree to amend on the terms set forth herein certain sections of the Credit Agreement;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:
1.    Amendments to the Credit Agreement. As of the Effective Date:
(a)    The Credit Agreement (including the Annexes thereto but excluding the Schedules and Exhibits thereto) is hereby amended to reflect the modifications set forth in the updated document annexed hereto as Annex A.
(b)     Exhibit 1.1(a)(ii), Exhibit 1.4(d), Exhibit A, and Schedule 3.11 to the Credit Agreement are each hereby amended and replaced in their entirety with Exhibit 1.1(a)(ii), Exhibit 1.4(d), Exhibit A, and Schedule 3.11, respectively, attached to this Amendment.
(c)    Agent and the Lenders hereby acknowledge and agree that notwithstanding anything contained in the Loan Documents to the contrary, the Collateral shall not include any fee or leasehold interests in real property or any motor vehicles.
2.    Conditions of Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof (the “Effective Date”) when, and only when, each of the following conditions precedent has been satisfied and fulfilled to the satisfaction of the Agent:
(a)    Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower;

Amendment No. 5 to
Fourth Amended and Restated Credit Agreement

(b)    The representations and warranties contained herein and in each other Loan Document shall be true and correct in all respects, except to the extent that such representations or warranty expressly relates solely to an earlier date;
(c)    Agent shall have received a reaffirmation and consent in the form attached hereto duly executed by each of the Guarantors;
(d)    Agent shall have received an amendment fee letter, in form and substance satisfactory to Agent, duly executed and delivered by the Borrower;
(e)    No Default or Event of Default hereunder shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the date hereof;
(f)    Agent shall have received such other documents, instruments, certificates, fees, expenses and agreements as the Agent may reasonably request in connection with the transactions contemplated by this Amendment.
3.    Representations and Warranties of the Borrower. To induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and the Lenders (which representations and warranties shall be made on and as of the Effective Date) that after giving effect to the amendments set forth herein:
3.1.    The Borrower has the requisite corporate power and authority and the legal right to execute and deliver this Amendment, and to perform the transactions contemplated hereby. The execution, delivery and performance by the Borrower of this Amendment, (a) are within the Borrower’s corporate power; (b) have been duly authorized by all necessary corporate or other action; (c) do not contravene or cause the Borrower or any other Credit Party to be in default under (i) any provision of the Borrower’s or such Credit Party’s articles or certificate of incorporation or bylaws, (ii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting the Borrower or such Credit Party or its property, or (iii) any law, rule, regulation, order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Borrower or such Credit Party or its property; (d) will not result in the creation or imposition of any Lien upon any of the property of the Borrower or such Credit Party or any Subsidiary thereof other than those in favor of the Agent or any Lender, or as permitted pursuant to the Loan Documents; and (e) do not require the consent or approval of any Governmental Authority or any other Person, other than those which have been duly obtained, made or complied with and which are in full force and effect.
3.2.    This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment, and the Loan Documents (as amended or modified hereby) to which each Credit Party is a party is the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject, as to enforceability, to (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and (B) general equitable principles, whether applied in a proceeding at law or in equity, and is in full force and effect.

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Amendment No. 5 to
Fourth Amended and Restated Credit Agreement

3.3.    The representations and warranties of each Credit Party contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.
3.4.    No Default or Event of Default has occurred and is continuing or could reasonably be expected to occur after giving effect to the transactions contemplated hereby.
4.    Reference to and Effect on the Loan Documents.
4.1.    Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
4.2.    Except as specifically set forth above, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.
4.3.    This Amendment is not a novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Lender, or constitute a waiver of any provision of, or any past or future non-compliance with, the Credit Agreement or any other Loan Document, or any other documents, instruments and agreements executed and/or delivered in connection therewith, and shall not operate as a consent to any further or other matter, under the Loan Documents.
5.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
6.    Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic of a “pdf” (or other viewable, printable data file) shall be equally effective as delivery of a manually executed original counterpart of this Amendment.
7.    Entire Agreement. This Amendment taken together with the Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.
8.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and any applicable laws of the United States of America.
9.    No Course of Dealing. The Lenders have entered into this Amendment on the express understanding with the Borrower that in entering into this Amendment the Lenders are

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Amendment No. 5 to
Fourth Amended and Restated Credit Agreement

not establishing any course of dealing with the Borrower. The Agent’s and the Lenders’ rights to require strict performance with all the terms and conditions of the Credit Agreement as amended or modified by this Amendment and the other Loan Documents shall not in any way be impaired by the execution of this Amendment. Neither the Agent nor any Lender shall be obligated in any manner to execute any further amendments or further waivers, and if any such further amendments or further waivers are requested in the future, assuming the terms and conditions thereof are acceptable to them, the Agent and the Lenders may require the payment of fees in connection therewith.
10.    Release. To induce the Agent and Lenders to enter into this Amendment, the Borrower acknowledges and agrees that neither it nor any other Credit Party has any actual or potential claim or cause of action against the Agent or any Lender relating to any Loan Documents or any actions or events occurring on or before the date hereof. The Borrower (and by its consent to this Amendment, each other Credit Party) hereby waives and releases any right to assert same.
11.    Expenses. The Borrower hereby acknowledges and agrees that all fees, costs and expenses of Agent and Lenders (including the reasonable fees, costs and expenses of counsel or other advisors, if any) incurred in connection with the transactions contemplated by this Amendment shall be payable by the Borrower in accordance with the Credit Agreement.
[signature page follows]

4

Amendment No. 5 to
Fourth Amended and Restated Credit Agreement

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the day and year first above written.

SYNNEX CORPORATION,
a Delaware corporation,
as the Borrower

By: _______/s/ Simon Y. Leung__________
Name: ______Simon Y. Leung__________

Title:	Senior Vice President General Counsel and Corporate Secretary

S-1

Amendment No. 5 to
Fourth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as Agent and as a Lender

By: ____/s/ Robert M Dalton __________
Name: Robert M. Dalton
Title: Vice President

S-2

Amendment No. 5 to
Fourth Amended and Restated Credit Agreement

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amendment No. 5, dated as of October 18, 2012 (the “Amendment”), to that certain Fourth Amended and Restated Credit Agreement, dated as of November 12, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., a national banking association, as Agent for the Lenders (in such capacity, “Agent”), and Synnex Corporation, a Delaware corporation (“Borrower”). Each of the undersigned Credit Parties hereby (a) represents and warrants to Agent and the Lenders that after giving effect to the amendments set forth in the Amendment, execution, delivery and performance by such Credit Party of this Reaffirmation and Consent (i) are within such Credit Party’s corporate power; (ii) have been duly authorized by all necessary corporate or other action; (iii) do not contravene or cause such Credit Party to be in default under (A) any provision of such Credit Party’s articles or certificate of incorporation or bylaws, (B) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting such Credit Party or its property, or (C) any law, rule, regulation, order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting such Credit Party or its property; (iv) will not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any Subsidiary thereof other than those in favor of the Agent or any Lender, or as permitted pursuant to the Loan Documents; and (v) do not require the consent or approval of any Governmental Authority or any other Person, other than those which have been duly obtained, made or complied with and which are in full force and effect; (b) consents to the transactions contemplated by the Amendment and the execution and delivery thereof; (c) acknowledges and reaffirms its obligations owing to Agent and the Lenders under the Loan Documents to which it is a party and that the security interests created pursuant to the Loan Documents are hereby continued; (d) by its execution hereof, specifically acknowledges and agrees to the provisions of Section 10 of the Amendment as if a party thereto; (e) agrees that the Credit Agreement, as amended by this Amendment, and each of the other Loan Documents to which it is a party is and shall remain in full force and effect, except as specifically set forth in the Amendment; and (f) agrees that neither the Amendment nor this Reaffirmation and Consent shall be construed as a novation or a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or any other Loan Document, except as specifically set forth in the Amendment. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Agent and the Lenders have no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to any further amendments or any waivers, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent.

Reaffirmation and Consent
Amendment No. 5 to
Fourth Amended and Restated Credit Agreement

This Reaffirmation and Consent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and any applicable laws of the United States of America.

COMPUTERLAND CORPORATION,
a California corporation

By: _______/s/ Simon Y. Leung__________
Name: ______Simon Y. Leung__________

Title:	Senior Vice President General Counsel and Corporate Secretary

LICENSE ONLINE, INC.,
a California corporation

By: _______/s/ Simon Y. Leung__________
Name: ______Simon Y. Leung__________

Title:	Senior Vice President General Counsel and Corporate Secretary

SYNNEX FINANCIAL SERVICES, INC.,
(formerly known as SYNNEX Manufacturing Services, Inc.), a California corporation

By: _______/s/ Simon Y. Leung__________
Name: ______Simon Y. Leung__________

Title:	Senior Vice President General Counsel and Corporate Secretary

SYNNEX FINANCE HYBRID II, LLC,
a California limited liability company

By: _______/s/ Simon Y. Leung__________
Name: ______Simon Y. Leung__________

Title:	Senior Vice President General Counsel and Corporate Secretary

ANNEX A

Composite copy attached to AMENDMENT NO. 5 to FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 12, 2010

among

SYNNEX CORPORATION
as Borrower

and

THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,
as Lenders

and

BANK OF AMERICA, N.A,
as Agent and Lender

and

BANK OF AMERICA, N.A.,
as Sole Lead Arranger and Bookrunner

.

TABLE OF CONTENTS
Page

ARTICLE 1    AMOUNT AND TERMS OF CREDIT     1

SECTION 1.1.	Credit Facilities 1

SECTION 1.2.	Repayment; Reduction or Termination of Commitment 5

SECTION 1.3.	Use of Proceeds 7

SECTION 1.4.	Interest 7

SECTION 1.5.	Eligible Inventory 11

SECTION 1.6.	Fees 12

SECTION 1.7.	Cash Management System 12

SECTION 1.8.	Receipt of Payments 12

SECTION 1.9.	Application and Allocation of Payments 12

SECTION 1.10.	Lenders’ Additional Rights 13

SECTION 1.11.	Accounting 13

SECTION 1.12.	Indemnity 14

SECTION 1.13.	Access 15

SECTION 1.14.	Taxes 15

SECTION 1.15.	Capital Adequacy; Increased Costs; Illegality 16

SECTION 1.16.	Single Loan 18

SECTION 1.17.	Pro Rata Treatment 19

SECTION 1.18.	Bank Products 19

SECTION 1.19.	Non-Receipt of Funds by the Agent 19
ARTICLE 2    CONDITIONS PRECEDENT     20

SECTION 2.1.	Conditions to Effectiveness 20

SECTION 2.2.	Conditions to Each Advance and Letter of Credit 21
ARTICLE 3    REPRESENTATIONS AND WARRANTIES 22

SECTION 3.1.	Existence; Compliance with Law 22

SECTION 3.2.	Executive Offices; Collateral Locations; Corporate or Other

#PageNum#

TABLE OF CONTENTS (Cont’d)
Page

Names 22

SECTION 3.3.	Power; Authorization; Enforceable Obligations 22

SECTION 3.4.	Financial Statements and Projections 23

SECTION 3.5.	No Litigation 23

SECTION 3.6.	Taxes 23

SECTION 3.7.	Material Adverse Change 24

SECTION 3.8.	Ownership of Property; Liens 24

SECTION 3.9.	Restrictions; No Default; Material Contracts 25

SECTION 3.10.	Labor Matters 25

SECTION 3.11.	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt 25

SECTION 3.12.	Government Regulation 26

SECTION 3.13.	Margin Regulations 26

SECTION 3.14.	ERISA 26

SECTION 3.15.	Brokers 28

SECTION 3.16.	Patents, Trademarks, Copyrights and Licenses 28

SECTION 3.17.	Full Disclosure 28

SECTION 3.18.	Hazardous Materials 29

SECTION 3.19.	Insurance Policies 29

SECTION 3.20.	Deposit and Disbursement Accounts 29

SECTION 3.21.	Solvency 29
ARTICLE 4    FINANCIAL STATEMENTS AND INFORMATION 29

SECTION 4.1.	Reports and Notices 29

SECTION 4.2.	Communication with Accountants 30
ARTICLE 5    AFFIRMATIVE COVENANTS     30

SECTION 5.1.	Maintenance of Existence and Conduct of Business 30

SECTION 5.2.	Payment of Charges and Claims 31

SECTION 5.3.	Books and Records 31

SECTION 5.4.	Litigation 31

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TABLE OF CONTENTS (Cont’d)
Page

SECTION 5.5.	Insurance 32

SECTION 5.6.	Compliance with Laws 33

SECTION 5.7.	Agreements 33

SECTION 5.8.	Supplemental Disclosure 33

SECTION 5.9.	Environmental Matters 34

SECTION 5.10.	Landlords’ Agreements, Mortgagee Agreements and

Bailee Letters	34

SECTION 5.11.	[Reserved] 35

SECTION 5.12.	Application of Proceeds 35

SECTION 5.13.	Fiscal Year 35

SECTION 5.14.	Casualty and Condemnation 35

SECTION 5.15.	Subsidiaries 36

SECTION 5.16.	Intellectual Property 37

SECTION 5.17.	Further Assurances 37
ARTICLE 6    NEGATIVE COVENANTS     37

SECTION 6.1.	Mergers, Subsidiaries, Etc 37

SECTION 6.2.	Investments 39

SECTION 6.3.	Debt 42

SECTION 6.4.	Affiliate and Employee Loans and Transactions 43

SECTION 6.5.	Capital Structure and Business 44

SECTION 6.6.	Guaranteed Debt 45

SECTION 6.7.	Liens 45

SECTION 6.8.	Sale of Assets 46

SECTION 6.9.	Material Contracts 47

SECTION 6.10.	ERISA 47

SECTION 6.11.	Financial Covenants 47

SECTION 6.12.	Hazardous Materials 48

SECTION 6.13.	Sale-Leasebacks 48

    3

TABLE OF CONTENTS (Cont’d)
Page

SECTION 6.14.	Cancellation of Debt; Conversion, Repurchase and Redemption of Convertible Senior Notes and Convertible Senior Notes (II) 48

SECTION 6.15.	Restricted Payments 49

SECTION 6.16.	Real Property Leases 50

SECTION 6.17.	Bank Accounts 51

SECTION 6.18.	No Speculative Transactions 51

SECTION 6.19.	Margin Regulations 51

SECTION 6.20.	Limitation on Negative Pledge Clauses, Etc 51

SECTION 6.21.	Accounting Changes 52

SECTION 6.22.	Amendments and Modifications to Debt Documents 52

SECTION 6.23.	Change of Corporate Name or Location; Change of Fiscal Year 53

SECTION 6.24.	[Reserved] 53

SECTION 6.25.	Mex Bank of America Account 53

SECTION 6.26.	SFC Accounts 53

SECTION 6.27.	Synnex GBS as Holding Company 53
ARTICLE 7    TERM     54

SECTION 7.1.	Duration 54

SECTION 7.2.	Survival of Obligations 54
ARTICLE 8    EVENTS OF DEFAULT; RIGHTS AND REMEDIES     54

SECTION 8.1.	Events of Default 54

SECTION 8.2.	Remedies 56

SECTION 8.3.	Waivers by Borrower 57

SECTION 8.4.	Application of Proceeds 57
ARTICLE 9    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT     58

SECTION 9.1.	Assignment and Participations 58

SECTION 9.2.	Appointment of Agent 61

SECTION 9.3.	The Agent’s Reliance, Etc 61

SECTION 9.4.	Bank of America and Affiliates 62

SECTION 9.5.	Lender Credit Decision 62

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TABLE OF CONTENTS (Cont’d)
Page

SECTION 9.6.	Indemnification 62

SECTION 9.7.	Successor Agent 63

SECTION 9.8.	Setoff and Sharing of Payments 63

SECTION 9.9.	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert 64
ARTICLE 10    MISCELLANEOUS     66

SECTION 10.1.	Complete Agreement; Amendments and Waivers 66

SECTION 10.2.	Fees and Expenses 68

SECTION 10.3.	No Waiver 70

SECTION 10.4.	Remedies 70

SECTION 10.5.	Severability 70

SECTION 10.6.	Conflict of Terms 70

SECTION 10.7.	Right of Set-off 70

SECTION 10.8.	Authorized Signature 71

SECTION 10.9.	Notices 71

SECTION 10.10.	Section Titles 72

SECTION 10.11.	Counterparts 72

SECTION 10.12.	Time of the Essence 72

SECTION 10.13.	Confidentiality 72

SECTION 10.14.	Successors and Assigns 73

SECTION 10.15.	Amendment and Restatement 73

SECTION 10.16.	Governing Law 74

SECTION 10.17.	Waiver of Trial Jury 75

SECTION 10.18.	Press Releases and Related Matters 75

SECTION 10.19.	Reinstatement 75

SECTION 10.20.	Advice of Counsel 76

SECTION 10.21.	No Strict Construction 76

Annex A

    5

TABLE OF CONTENTS (Cont’d)
Page

DEFINITIONS; RULES OF CONSTRUCTION

    6

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, supplemented and otherwise modified from time to time, this “Agreement”) (a) is entered into as of November 12, 2010, by and among SYNNEX CORPORATION, a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), for itself as Lender, and as Agent for the Lenders, and the other Lenders signatory hereto from time to time, and (b) amends and restates the Third Amended Credit Agreement defined below.
RECITALS
WHEREAS, the Borrower, Bank of America, and certain other Persons as “Lenders” are parties to that certain Third Amended and Restated Credit Agreement dated as of January 23, 2009 (as amended prior to the date hereof, the “Third Amended Credit Agreement”);
WHEREAS, the Borrower desires to borrow up to $100,000,000 in the aggregate from the Lenders, and to reserve the right to request additional revolving loan commitments of up to $50,000,000 in the aggregate, and the Lenders are willing to make certain loans and other financial accommodations in favor of the Borrower of up to such amounts in the aggregate upon the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. Unless otherwise indicated, all references in this Agreement to articles, sections, subsections, schedules, annexes, exhibits, and attachments shall refer to the corresponding articles, sections, subsections, schedules, annexes, exhibits, and attachments of or to this Agreement. All schedules, annexes, exhibits and attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein or in a written amendment referring to such schedules and annexes, all schedules and annexes referred to herein shall mean the schedules and annexes as in effect as of the Effective Date. The above Recitals shall be construed as part of this Agreement.
ARTICLE 1

AMOUNT AND TERMS OF CREDIT
SECTION 1.1.    Credit Facilities.
(a)    Revolving Credit Facility. (23) Upon and subject to the terms and conditions hereof, each Lender severally agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”) to the

Borrower. Each Lender’s Pro Rata Share of the Revolving Credit Loan shall not exceed its separate Revolving Credit Commitment. The obligations of each Lender hereunder shall be several and not joint. The aggregate principal amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case less the principal amount of the Swing Line Loan and Letter of Credit Obligations outstanding at such time. Until the Commitment Termination Date, the Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a)(i).
(i)    Each Revolving Credit Advance shall be made on notice by the Borrower in writing (by telecopy or overnight courier) to the Agent (which shall promptly notify the Lenders), or by such other notice method as approved by Agent in its sole discretion. Such notice shall be given no later than 10:00 a.m. (California time) on the Business Day of the proposed Revolving Credit Advance. Each such notice of borrowing (a “Notice of Revolving Credit Advance”) shall be substantially in the form of Exhibit 1.1(a)(ii) hereto (or in such other form as approved by Agent in its sole discretion) and shall include the information required in such Exhibit and such other information as may reasonably be required by the Agent. If the Borrower desires to have the Revolving Credit Advances bear interest by reference to the LIBOR Rate, it must comply with Section 1.4(d); provided, however, that notwithstanding anything contained herein to the contrary, unless otherwise agreed to by the Agent in its sole discretion, all Revolving Credit Advances outstanding on any date of determination must be either Base Rate Loans or LIBOR Loans (for clarification, the Borrower may not elect to have a portion of the Revolving Credit Advances outstanding as Base Rate Loans and a portion of the Revolving Credit Advances outstanding as LIBOR Loans at the same time, unless otherwise agreed to by the Agent in its sole discretion). The Agent shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Revolving Credit Advance, Notice of Conversion or similar notice believed by the Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for the Agent shall have actual knowledge to the contrary.
(ii)    The Borrower shall execute and deliver to each Lender a note to evidence the Revolving Credit Commitment of that Lender. Each note shall be in the principal amount of the Revolving Credit Commitment of the applicable Lender, dated the Effective Date and substantially in the form of Exhibit 1.1(a)(iii). Each Revolving Credit Note shall represent the obligation of the Borrower to pay the amount of each Lender’s Revolving Credit Commitment or, if less, the applicable Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to the Borrower, together with interest thereon as prescribed in Section 1.4. The entire unpaid balance of the Revolving Credit Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date. The date and amount of each Revolving Credit Advance made by the Lenders to the Borrower and each payment of principal with respect thereto shall be recorded on the books and records of such Lender, which books and records shall constitute conclusive evidence, absent manifest error, of the accuracy of the information therein recorded.
(iii)    The Borrower shall furnish to the Agent and each Lender a Borrowing Base Certificate substantially in the form of Exhibit 1.1(a)(iv) hereto, completed and signed by an officer of the Borrower listed in Schedule 10.8, which certificate sets forth a calculation of the Borrowing Base of the Borrower at the times and for the periods set forth in Annex E. The Borrower agrees that, in making any Revolving Credit Advance available to the Borrower hereunder, the Agent and each Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to the Agent and the Lenders by the Borrower. The Borrower further agrees that if the Borrower shall have failed to deliver a Borrowing Base Certificate to the Agent and the Lenders within the specified period, the Lenders shall be under no obligation to make any further Revolving Credit Advances to the Borrower, or incur any additional Letter of Credit Obligations, until such time as such Borrowing Base Certificate is delivered to the Agent and the Lenders.
(iv)    Any provision of this Agreement to the contrary notwithstanding, at the request of Borrower, in its discretion Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrower on behalf of the Lenders in amounts that cause the outstanding balance of the aggregate Revolving Credit Loan to exceed the Borrowing Base (less the Swing Line Loan) (any such excess Revolving Credit Advances are herein referred to collectively as “Overadvances”); provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent's, the Swing Line Lender's or Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists, (B) no Overadvance shall result in a Default or Event of Default due to Borrower's failure to comply with Section 1.2(b) for so long as Agent permits such Overadvance to remain outstanding, but solely with respect to the amount of such Overadvance, and (C) no Overadvance may remain outstanding more than 30 days (and for at least five consecutive Business Days after such Overadvance is repaid, no further Overadvance may be made). In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute LIBOR Loans, shall bear interest at the Default Rate and shall be payable on the earlier of demand by Agent or the Commitment Termination Date. Except as otherwise provided in Section 1.9, the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed 10% of the Borrowing Base at any time, shall not cause the Revolving Credit Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by the Lenders holding more than 50% of the Revolving Credit Commitments.
(b)    Swing Line Facility. (23) Upon and subject to the terms and conditions hereof, the Swing Line Lender agrees to make available from time to time until the Commitment Termination Date advances (each, a “Swing Line Advance”) to the Borrower. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the lesser of (x) the Maximum Amount, and (y) (except for Overadvances) the Borrowing Base, in either case less the outstanding principal balance of the Revolving Credit Loan at such time (“Swing Line Availability”). Until the Commitment Termination Date, the Borrower may from time to time borrow, repay and reborrow under this Section 1.1(b). Each Swing Line Advance shall be made on notice by the Borrower in writing (by telecopy or overnight courier) to the Agent, or by such other notice method as approved by Agent in its sole discretion. Such notice shall be given no later than 11:00 a.m. (California time) on the Business Day of the proposed Swing Line Advance. Each such notice of borrowing (a “Notice of Swing Line Advance”) shall be substantially in the form of Exhibit 1.1(b)(i) hereto (or in such other form as approved by Agent in its sole discretion)

and shall include the information required in such Exhibit and such other information as may reasonably be required by the Agent. The Agent shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Swing Line Advance or similar notice believed by the Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for the Agent shall have actual knowledge to the contrary. Unless the Swing Line Lender has received at least one Business Day’s prior written notice from the Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any conditions precedent set forth in Section 2.2, be entitled to fund such Swing Line Advance, and to have each lender make Revolving Credit Advances in accordance with Section 1.1(b)(iii) or purchase participation interests in accordance with Section 1.1(b)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute a LIBOR Loan. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.
(i)    The Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Effective Date and substantially in the form of Exhibit 1.1(b)(ii) (the “Swing Line Note”). The Swing Line Note shall represent the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to the Borrower together with interest thereon as prescribed in Section 1.4. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.
(ii)    The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, may, and shall on at least a weekly basis, on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Credit Advance to the Borrower (which shall be a LIBOR Loan) in an amount equal to such Lender’s Pro Rata Share of the principal amount of the Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(f) shall have occurred (in which event the procedures of Section 1.1(b)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to the Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 1:00 p.m. (California time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.
(iii)    If, prior to refunding the Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(b)(iii), one of the events described in Sections 8.1(f) shall have occurred, then, subject to the provisions of Section 1.1(b)(v) below, each Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of the Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of the Swing Line Loan. Upon request, each Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.
(iv)    Each Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participation interests in accordance with Section 1.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participation interest is to be purchased; or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(b)(iii) or 1.1(b)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the interest rate applicable to LIBOR Loans thereafter.
(c)    The Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion or similar notice believed by the Agent to be genuine. The Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for the Agent has actual knowledge to the contrary. Notwithstanding anything contained herein to the contrary, Borrower authorizes Agent and Lenders to extend or convert Advances, effect selections of interest rates, and transfer funds to or on behalf of Borrower based on telephonic or e-mailed instructions. Borrower shall confirm each such request by prompt delivery to Agent of a Notice of Revolving Credit Advance, Notice of Conversion, or Notice of Swing Line Advance, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on Borrower's behalf.
SECTION 1.1A    Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex J, Borrower shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.
SECTION 1.2.    Repayment; Reduction or Termination of Commitment.
(a)    The Borrower hereby promises to pay to the Agent, for the account of each Lender, the entire outstanding principal amount of the Revolving Credit Loan, and the Revolving Credit Loan shall mature, on the Commitment Termination Date.
(b)    In the event that the outstanding principal balance of the Revolving Credit Loan made to the Borrower shall at any time exceed the Borrowing Availability, subject to Section 1.1(a)(v), the Borrower shall immediately repay the Revolving Credit Advances made to the

Borrower in the amount of such excess and, if after such repayment any excess remains because of the Letter of Credit Obligations, such repayment shall be accompanied by cash collateralization or other satisfaction of such Letter of Credit Obligations in accordance with Annex J. Any such excess balance described in the preceding sentence shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits thereof and of the Loan Documents and shall be evidenced by the Revolving Credit Notes. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(v) shall be repaid in accordance with Section 1.1(a)(v).
(c)    The Borrower shall have the right at any time and from time to time, upon sixty (60) days’ prior written notice to the Agent, to permanently reduce (ratably among the Lenders) or terminate voluntarily the Revolving Credit Commitments (in whole or in part) without premium or penalty; provided that the Revolving Credit Commitments shall not be reduced to lower than $25,000,000, except in connection with a reduction to zero or a termination thereof. The aggregate amount of any such partial reduction of the Revolving Credit Commitments shall be in integral multiples of $5,000,000 and to the extent, if any, that the Revolving Credit Loan and the Swing Line Loan then outstanding exceed the Maximum Amount at such time (after giving effect to such reduction in the Revolving Credit Commitments), such reduction shall be accompanied by prepayment of the Revolving Credit Advances in the amount of such excess and, if after such prepayment any excess remains because of the Letter of Credit Obligations, such reduction shall be accompanied by cash collateralization or other satisfaction of such Letter of Credit Obligations in accordance with Annex J, and accrued interest on the amount so prepaid to the date of such prepayment. Upon the termination of the Revolving Credit Commitments, the Borrower’s right to receive Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances shall terminate and the Borrower’s obligation to pay the Unused Facility Fee shall terminate, and notwithstanding anything to the contrary contained herein or in any Revolving Credit Note, the entire outstanding balance of the Revolving Credit Loan and the Swing Line Loan shall be immediately due and payable. On the date of such termination, the Borrower shall pay to the Agent in immediately available funds all of its Obligations and any accrued and unpaid interest and in accordance with Annex J shall cash collateralize all Letter of Credit Obligations or otherwise satisfy such Letter of Credit Obligations.
(d)    [Reserved].
(e)    For the purposes of increasing the Revolving Credit Commitments, the Borrower may from time to time request new or additional commitments (each, an “Incremental Commitment”) from one or more Lenders or other Persons consented to by the Agent pursuant to the Incremental Commitment Agreement (each such Person upon satisfaction of the conditions set forth herein, an “Incremental Lender”) so long as (x) after giving effect to such Incremental Commitment, (A) the Revolving Credit Commitment shall not exceed $150,000,000, (B) each such Incremental Commitment is in a minimum amount of $10,000,000 and integral multiples of $10,000,000 in excess of such amount, and (C) the aggregate amount of all such Incremental Commitments hereunder shall not exceed $50,000,000, (y) the Agent shall have received at least ten (10) days’ prior notice of the date on which such Incremental Commitment is requested to be effective (such date, an “Incremental Commitment Date”) and on such date, and (z) no Default or Event of Default shall have occurred and be continuing, or will occur after giving effect to such

Incremental Commitment. No Incremental Commitment pursuant to this Section 1.2(e) shall be effective unless the Borrower delivers to the Agent an Incremental Commitment Agreement executed and delivered by the Borrower and the related Incremental Lender and a certificate executed by an officer of the Borrower listed in Schedule 10.8 to the effect that the condition set forth in clause (z) above is satisfied. Neither the Agent nor any Lender shall be obligated to deliver or fund any Incremental Commitment pursuant hereto unless such Person becomes party to an Incremental Commitment Agreement as an Incremental Lender. On each Incremental Commitment Date, and as a condition to becoming a Lender hereunder, each Incremental Lender shall remit to the Agent Revolving Credit Advances in an amount necessary to ensure that after giving effect to such funding the aggregate amount of all Revolving Credit Advances made by such Lender equal such Lender’s Pro Rata Share of the aggregate amount of all then outstanding Revolving Credit Advances. The Agent agrees to remit all amounts so received to each other Lender that is not providing any portion of the applicable Incremental Commitment in an amount necessary so that after giving effect to such distribution the aggregate amount of all outstanding Revolving Credit Advances made by each Lender equal such Lender’s Pro Rata Share of the aggregate amount of all then outstanding Revolving Credit Advances.
(f)    For so long as the provisions set forth in the second sentence of Section 6.26 are operative, within five (5) Business Days of receipt by the Borrower or any Domestic Subsidiary thereof of any Net Cash Proceeds of a sale, assignment or other disposition of assets or property, other than sales of assets permitted under 6.8(d) or 6.8(f), the Borrower agrees to make a mandatory prepayment of the Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.
SECTION 1.3.    Use of Proceeds. The Borrower shall use the proceeds of the Revolving Credit Loan and the Swing Line Loan for (i) the payment of costs and expenses of the financing transactions contemplated by this Agreement and the Receivables Funding Agreement that are payable by the Borrower, and (ii) general working capital and other corporate purposes of the Borrower not prohibited by the terms of this Agreement and the other Loan Documents. The Borrower agrees that it shall not borrow any Revolving Credit Advances or Swing Line Advances except to fulfill its immediate cash needs for such purposes.
SECTION 1.4.    Interest.
(a)    The Borrower shall pay interest to the Agent for the account of each Lender on the aggregate outstanding balance of the Revolving Credit Advances made to the Borrower from time to time from the date made until paid in full at a per annum interest rate equal to the Base Rate in effect from time to time or, at the election of the Borrower in accordance with Section 1.4(d), the LIBOR Rate in effect from time to time, in each case, plus the Applicable Margin; provided, however, that notwithstanding anything contained herein to the contrary, unless otherwise agreed to by the Agent in its sole discretion, all Revolving Credit Advances outstanding on any date of determination must be either Base Rate Loans or LIBOR Loans (for clarification, the Borrower may not elect to have a portion of the Revolving Credit Advances outstanding as Base Rate Loans and a portion of the Revolving Credit Advances outstanding as LIBOR Loans at the same time, unless otherwise agreed to by the Agent in its sole discretion). The Borrower shall pay interest to the Agent for the account of the Swing Line Lender on the aggregate outstanding balance of the Swing Line Advances made to the Borrower from time to time from the date made until maturity at a per annum interest rate equal to the interest rate from time to time applicable to LIBOR Loans.
The Applicable Margins may be adjusted by reference to the following grids:

If Fixed Charge Coverage Ratio is:	Level of Applicable Margins:
< 1.25:1.00	Level I
< 1.75:1.00 but > 1.25:1.00	Level II
< 2.25:1.00 but > 1.75:1.00	Level III
≥ 2.25:1.00	Level IV

Applicable Margins
	Level I	Level II	Level III	Level IV
Applicable Margin for Base Rate Loans	—%	—%	—%	—%
Applicable Margin for LIBOR Loans	2%	1.75%	1.5%	1.25%
Applicable Margin for Letters of Credit	2%	1.75%	1.5%	1.25%

Adjustments in the Applicable Margins after the Effective Date shall be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the date of delivery of those Financial Statements demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and the Borrower shall pay to Agent, for the benefit of the Lenders, promptly on demand therefor, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.
(b)    Interest on the Revolving Credit Advances and the Swing Line Advances made to the Borrower shall be payable by the Borrower to the Agent for the account of each Lender at the following times: (i) on each Interest Payment Date; (ii) on the date of any payment or prepayment of the principal of the Revolving Credit Advances or the Swing Line Advances (to the extent of the interest accrued and unpaid on such portion paid or prepaid); and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand. Any payment of principal of the Revolving Credit Advances or the Swing Line Advances due and payable on a day other than a Business Day shall be due and payable on the next succeeding Business Day. Interest shall be calculated by the Agent on a daily basis and on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate hereunder and each calculation of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Upon the occurrence and during the continuation of any Event of Default, at the election of the Agent (or upon the written request of the Requisite Lenders) confirmed by written notice from the Agent to the Borrower, (x) the interest rate applicable to the Letter of Credit Fees and principal on the Revolving Credit Advances and the Swing Line Advances shall be increased to the Default Rate and (y) interest on interest and other Obligations (excluding principal on the Revolving Credit Advances and the Swing Line Advances) in default shall be charged at the Default Rate and shall be payable on demand. Such increased interest rate or interest charge, as appropriate, or Letter of Credit Fees at the Default Rate, shall commence to accrue on the date of the occurrence of the Default giving rise to such Event of Default.
(d)    So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, the Borrower shall have the option to (i) request that any Revolving Credit Advances be made as a LIBOR Loan (subject to the proviso at the end of this sentence), (ii) convert at any time all of the outstanding Revolving Credit Advances from Base Rate Loans to LIBOR Loans, or (iii) convert at any time all of the outstanding Revolving Credit Advances from LIBOR Loans to Base Rate Loans; provided, however, that notwithstanding anything contained herein to the contrary, unless otherwise agreed to by the Agent in its sole discretion, all Revolving Credit Advances outstanding on any date of determination must be either Base Rate Loans or LIBOR Loans (for clarification, the Borrower may not elect to have a portion of the Revolving Credit Advances outstanding as Base Rate Loans and a portion of the Revolving Credit Advances outstanding as LIBOR Loans at the same time, unless otherwise agreed to by the Agent in its sole discretion). Any such election must be made by 10:00 a.m. (California time) on the Business Day of the proposed Revolving Credit Advance or conversion. The Borrower must make such election by notice to the Agent in writing, by telecopy or overnight courier (or such other notice method as approved by Agent in its sole discretion). In the case of any conversion, such election must be made pursuant to a written notice (a “Notice of Conversion”) in the form of Exhibit 1.4(d) (or in such other form or by such other notice method as approved by Agent in its sole discretion).
(e)    Intentionally Omitted.
(f)    Notwithstanding anything to the contrary set forth in this Section 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Agent, on behalf of the Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.4(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.4(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, the Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.9 and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.
SECTION 1.5.    Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by the Borrower to the Agent and on other information available to the Agent, the Agent shall in its Credit Judgment determine which Inventory of the Borrower shall be deemed to be “Eligible Inventory” of the Borrower for purposes of determining the amounts, if any, to be advanced to the Borrower under the Revolving Credit Loan and the Swing Line Loan. Without limiting the foregoing, Eligible Inventory shall not include any Inventory of the Borrower:
(i)    that is not owned by the Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the Borrower’s performance with respect to that Inventory), except the Liens in favor of the Agent, on behalf of itself and the Lenders;
(ii)    that is (i) not located on premises owned, leased or operated by the Borrower or (ii) stored with a bailee, warehouseman or similar Person, unless, commencing ninety (90) days after the Effective Date, either, at Borrower’s election, (x) a satisfactory bailee letter or landlord waiver has been delivered to the Agent, or (y) Reserves satisfactory to the Agent have been established with respect thereto, or (iii) located at any site if the aggregate book value of Inventory at any such location is less than $100,000;
(iii)    that is placed on consignment, is in transit or is otherwise not located on premises owned, leased or operated by the Borrower;
(iv)    that is covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory have been delivered to the Agent;

(v)    that in the Agent’s reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged, imperfect or unfit for sale;
(vi)    that consists of display items, promotional materials, packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;
(vii)    that consists of goods which have been returned by the buyer;
(viii)    that is not of a type held for sale in the ordinary course of the Borrower’s business;
(ix)    that consists of discontinued or slow-moving items (over 90 days old), goods of substandard quality or goods classified as “clearance inventory”;
(x)    that is bill-and-hold inventory or that is evidenced by an account;
(xi)    as to which the Agent’s Lien, on behalf of itself and the Lenders, therein is not a first priority perfected Lien;
(xii)    as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Borrower Security Agreement is untrue;
(xiii)    that consists of any costs associated with “freight-in” charges;
(xiv)    that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available; or
(xv)    that is not covered by casualty insurance acceptable to the Agent.
SECTION 1.6.    Fees. As compensation for the Agent’s and the Lenders’ costs, skills, services and efforts incurred and expended in making the Revolving Credit Loan available to the Borrower, the Borrower agrees to pay to the Agent for its own account or the account of the Lenders, as the case may be, the Letter of Credit Fee as provided in Annex J and the fees set forth in Annex D.
SECTION 1.7.    Cash Management System. On or prior to the Effective Date, the Borrower and each other Domestic Subsidiary of the Borrower (other than SFC) will establish and maintain until the Termination Date, the cash management system described in Annex B.
SECTION 1.8.    Receipt of Payments. The Borrower shall make each payment under this Agreement not later than noon (California time) on the day when due in Dollars in immediately available funds to the Collection Account. Payments received after noon (California time) on any Business Day shall be deemed to have been received on the following Business Day. For the purposes of computing interest and Fees and determining the Borrowing Availability as of any date: (i) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by the Agent upon deposit in the Collection Account; and (ii) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received upon receipt of good funds following deposit in the Collection Account. Subject to Section 9.9(a)(ii), each payment received by the Agent under this Agreement or any Revolving Credit Note or Swing Line Note for the account of any Lender or the Swing Line Lender, as applicable, shall be paid by the Agent promptly to such Lender, in the same funds received, for application to the Revolving Credit Loan, Swing Line Loan or other obligation in respect of which such payment is made.
SECTION 1.9.    Application and Allocation of Payments. The Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of the Borrower, and the Borrower irrevocably agrees that the Agent and the Lenders shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations and in repayment of the Revolving Credit Advances as the Lenders may deem advisable. In the absence of a specific determination by the Agent with respect thereto or unless otherwise expressly provided herein, payments shall be applied in the following order: (a) to then due and payable Fees, expenses and other Obligations (including Revolving Credit Advances made by the Agent in its capacity as the Agent) owing by the Borrower to the Agent; (b) to then due and payable interest payments on the Swing Line Loan owing by the Borrower; (c) to then due and payable principal payments on the Swing Line Loan owing by the Borrower; (d) to then due and payable interest payments on the Revolving Credit Loan (to include the Letter of Credit Fees), ratably in proportion to the interest accrued as to the Revolving Credit Loan; (e) to then due and payable principal payments on the Revolving Credit Loan owing by the Borrower; and (f) to any other Obligations to the Lenders owing by the Borrower; provided that if an Event of Default shall occur and be continuing or after the acceleration of the Obligations (by operation of law or otherwise), such payments shall be applied to the Obligations in the manner and order described in Section 8.4. Except as otherwise provided in this Agreement, if after making all of the payments referred to in the immediately preceding sentence, there shall remain with the Agent any excess monies received from or on behalf of the Borrower, the Agent shall promptly return same to the Borrower by depositing such amount into a Disbursement Account of the Borrower (or as required by law); provided that if at such time there shall exist an Event of Default (and for so long as an Event of Default is continuing), the Agent may retain such excess monies as cash collateral for any outstanding Obligations. The Agent, on behalf of the Lenders, is authorized to, and at its option may, make or cause to be made Revolving Credit Advances by the Lenders on behalf of the Borrower for payment of any or all Fees, expenses, charges, costs, principal, interest, or other Obligations then due and payable by the Borrower under this Agreement or any of the Loan Documents, even if the making of such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, in which case the terms of Section 1.2(b) shall apply. In addition, if Borrower establishes a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Revolving Credit Advances (which shall be LIBOR Loans) on the date of such presentation, in the amount of the check and items presented for payment. The proceeds of such Revolver Credit Advances may be disbursed directly to the controlled disbursement account or other appropriate account.

SECTION 1.10.    Lenders’ Additional Rights.
(a)    The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as between the Lenders, to the provisions of Section 9.9(f)), to offset balances held by such Lender or its Affiliates for the account of the Borrower at any of its or its Affiliates offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender’s pro rata portion of the Revolving Credit Loan or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case such Lender shall promptly notify the Borrower and the Agent thereof; provided, that such Lender’s failure to give such notice shall not affect the validity thereof.
(b)    Nothing contained herein shall require the Agent and/or the Lenders to exercise any right as against the Borrower as described in this Section 1.10 or shall affect the right of the Agent and/or the Lenders to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
SECTION 1.11.    Accounting. The Agent will provide a monthly accounting of transactions under the Revolving Credit Loan and the Swing Line Loan to the Borrower. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon the Borrower in all respects as to all matters reflected therein, unless the Borrower, within sixty (60) days after the date any such accounting is rendered, shall notify the Agent in writing of any objection which the Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items (the “disputed items”) expressly objected to in such notice shall be deemed to be disputed by the Borrower. The Agent’s determination in good faith, based upon the facts available, of any disputed item shall (absent manifest error) be final, binding and conclusive on the Borrower.
SECTION 1.12.    Indemnity.
(a)    The Borrower shall indemnify and hold the Agent, each Lender, and their respective Affiliates, officers, directors, employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including attorneys’ fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a “Claim”) which may be instituted or asserted against or incurred by such Indemnified Person as the result of this Agreement, any other Loan Document, credit having been extended under this Agreement or any other Loan Document, the use or intended use of proceeds of Revolving Credit Advances or Swing Line Advances, or otherwise arising in connection with the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and Costs and regardless of whether the Indemnified Person is a party to such Claim; provided, that the Borrower shall not be liable for any indemnification to such Indemnified Person with respect to (x) any portion of any such Claim which results from such Indemnified Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, or (y) any portion of such Claim which arises solely out of or in connection with a dispute between such Indemnified Person and one or more other Indemnified Persons. NEITHER THE AGENT NOR

ANY LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS, THE USE OR INTENDED USE OF PROCEEDS OF REVOLVING CREDIT ADVANCES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. The foregoing provision in favor of any Indemnified Person shall be in addition to any rights that such Indemnified Person may have at common law or otherwise, including, but not limited to, any right to contribution.
In any suit, proceeding or action brought by the Agent or the Lenders relating to any Collateral for any sum owing hereunder, or to enforce any provision of any Collateral, the Borrower shall save, indemnify and keep the Agent and the Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Borrower, all such obligations of the Borrower shall be and remain enforceable against, and only against, the Borrower and shall not be enforceable against the Agent or any Lender.
(b)    The Borrower hereby acknowledges and agrees that neither the Agent nor any Lender (as of the date hereof) (i) is now or has ever been in control of any of the Real Property or the affairs of the Borrower or any Subsidiary thereof, or (ii) has the capacity through the provisions of the Loan Documents to influence the conduct of the Borrower or any Subsidiary thereof with respect to the ownership, operation or management of any of the Real Property.
SECTION 1.13.    Access. The Borrower shall (and shall cause each of its Domestic Subsidiaries to) (a) provide access to the Agent (on behalf of the Lenders) and any of its officers, employees, representatives, consultants and agents, to the properties and facilities of the Borrower or any of its Domestic Subsidiaries, (b) permit the Agent (on behalf of the Lenders) and any of its officers, employees, representatives, consultants and agents to inspect, audit and make extracts from all of the Borrower’s and its Domestic Subsidiaries’ records, files and books of account, (c) permit the Agent (on behalf of the Lenders) or any representatives, consultants or agents of the Agent to inspect, review and evaluate the Collateral, and (d) make available to the Agent and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local and foreign regulatory agencies, and other instruments and documents which the Agent may reasonably request in order to assure that the Borrower is in compliance with its obligations under the Loan Documents, to ascertain and/or verify the business, operations and condition (financial or otherwise) of the Borrower and/or to audit, inspect, verify, protect, preserve or otherwise deal with any of the Collateral; provided, that unless a Default or Event of Default has occurred and is continuing, or the Agent (acting in good faith) has reason to believe that a Default or Event of Default is imminent, such audits shall be upon reasonable notice and shall be conducted during normal business hours (it being understood and agreed that the Agent will make a good faith effort to schedule any such audits concurrently with audits under the analogous provisions of the Receivables Funding Documents). The Borrower agrees to render to the Agent and its representatives, consultants and agents at the Borrower’s cost and expense, such clerical and other assistance as may be reasonably requested in connection with the exercise of the Agent’s rights pursuant to the foregoing sentence. The Borrower shall also deliver any document or instrument necessary for the Agent as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for the Borrower or its Domestic Subsidiaries, and shall maintain duplicate records or supporting documentation on media, including computer tapes and disks owned by the Borrower. The Agent shall conduct a field examination of the Borrower, its books and records, and the Collateral at least twice per calendar year, unless Requisite Lenders shall otherwise agree.
SECTION 1.14.    Taxes.
(a)    Any and all payments by or on behalf of the Borrower hereunder or under any Note or other Loan Document, shall be made, in accordance with this Section 1.14, free and clear of and without deduction or withholding for any and all present or future Taxes. If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note or other Loan Document to the Agent or any Lender, as applicable, (i) the sum payable shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 1.14), the Agent or such Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions and withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing or other authority in accordance with applicable law.
(b)    In addition, the Borrower agrees to pay any present or future intangible personal property, stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents or any other matter contemplated by this Agreement (hereinafter referred to as “Other Taxes”).
(c)    The Borrower shall indemnify and pay, within ten (10) days of demand therefor, the Agent or any Lender, as applicable, for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.14) paid by the Agent or such Lender, as applicable, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.
(d)    Within thirty (30) days after the date of any such payment of Taxes or Other Taxes, the Borrower shall furnish to the Agent or any Lender, as applicable, at its address referred to in Section 10.9, the original or a certified copy of a receipt evidencing payment thereof.

(e)    Without prejudice to the survival of any other agreement of the Borrower under this Agreement or any other Loan Document, the agreements and obligations of the Borrower contained in this Section 1.14 shall survive the Termination Date.
(f)    Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a “Certificate of Exemption”). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.
SECTION 1.15.    Capital Adequacy; Increased Costs; Illegality.
(a)    If any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender (excluding with respect to LIBOR Loans any such requirement included in the calculation of the LIBOR Rate) and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then the Borrower shall from time to time upon demand by such Lender (with a copy of such demand to the Agent) pay to the Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to the Borrower and to the Agent shall, absent manifest error, be final, conclusive and binding for all purposes.
(b)    If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case, effective after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and to the Agent by such Lender, shall be conclusive and binding on the Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this Section 1.15(b).
(c)    Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Revolving Credit Advances or the income obtained therefrom, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) the Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless the Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such LIBOR Loans into a Base Rate Loan.
(d)    Replacement or Prepayment of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by the Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Section 1.14(a), 1.15(a) or 1.15(b), the Borrower may, at its option, notify the Agent and such Affected Lender of its intention to replace or prepay in full the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower, with the consent of the Agent, may obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be satisfactory to the Agent in its reasonable discretion. If the Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Revolving Credit Advances and Revolving Credit Commitment to such Replacement Lender for an amount equal to the principal balance of all Revolving Credit Advances held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that the Borrower shall have reimbursed the Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Alternatively, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, within ninety (90) days following notice of its intention to do so, prepay the principal balance of all Revolving Credit Advances held by the Affected Lender and pay all accrued interest and Fees with respect thereto through the date of such repayment, provided that the Borrower shall have reimbursed the Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such prepayment, and provided further that, effective upon the date of such prepayment, the Affected Lender’s Revolving Credit Commitment shall automatically be terminated in its entirety and the Maximum Amount and the aggregate amount of the Commitments shall be adjusted accordingly.
(e)    Unavailability of Rates. If the Requisite Lenders determine that, for any reason adequate and reasonable means do not exist for determining the LIBOR Rate with respect to a LIBOR Loan, or that the LIBOR Rate applicable pursuant to Section 1.4(a) with respect to a LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR

Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Agent, upon the instruction of the Requisite Lenders, revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Revolving Credit Advance or Notice of Conversion then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make or convert the Advances, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Advances shall be made or converted as Base Rate Loans instead of LIBOR Loans.
Notwithstanding the foregoing, the Borrower shall not have the right to obtain a Replacement Lender or prepay the Affected Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of the Borrower’s notice of intention to replace or prepay such Affected Lender. Furthermore, if the Borrower gives a notice of intention to replace or prepay and does not so replace or prepay such Affected Lender within ninety (90) days thereafter, the Borrower’s rights under this Section 1.15(d) shall terminate and the Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.14(a), 1.15(a) and 1.15(b).
SECTION 1.16.    Single Loan. All Advances to the Borrower and all of the other Obligations of the Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrower secured, until the Termination Date, by all of the Collateral.
SECTION 1.17.    Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Revolving Credit Advance shall be incurred and made by the Lenders pro rata according to the amounts of their respective ratable portions of the Revolving Credit Commitments; (b) each payment or prepayment of principal of the Revolving Credit Loan by the Borrower shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Credit Loan held by the Lenders; (c) each payment of interest on the Revolving Credit Loan by the Borrower shall be made to the Agent for the account of the Lenders pro rata in accordance with the amounts of interest on the Revolving Credit Loan then due and payable to each Lender; (d) each payment of Unused Facility Fees shall be made to the Agent for the account of the Lenders pro rata according to the amounts of their respective Revolving Credit Commitments; and (e) each payment of Letter of Credit Fees or provision of cash collateral for Letter of Credit Obligations shall be made to the Agent for the account of the Lenders, pro rata, according to the amounts of their respective Letter of Credit Obligations.
SECTION 1.18.    Bank Products. The Borrower may request and the Agent or any Lender may, in its sole and absolute discretion, arrange for the Borrower or any of its Subsidiaries to obtain from the Agent or any Lender or any of their respective Affiliates, Bank Products although the Borrower is not required to do so. If Bank Products are provided by an Affiliate of the Agent or a Lender in reliance on an indemnity from the Agent or such Lender (to the extent such indemnity is approved in writing by the Borrower), the Borrower agrees to pay the Agent or such Lender, as the case may be, all costs and obligations owing by the Agent or such Lender which arise from any such indemnity given by the Agent or such Lender to its Affiliates related to such Bank Products;

provided, however, nothing herein shall limit the Borrower’s rights against the Agent or such Lender or any of their respective Affiliates that arise under any documents relating to such Bank Products. This Section 1.18 shall survive termination of this Agreement.
SECTION 1.19.    Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or by the Borrower (in either case, a “Payor”) prior to the date on which such Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Revolving Credit Advance to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt by the Agent, that such Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if such Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the “Advance Date”) such amount was so made available by the Agent until the date the Agent recovers such amount, at a rate per annum equal to the interest rate applicable to LIBOR Loans or, if the Payor is a Lender, the Federal Funds Rate in effect from time to time and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from such Payor, together with interest as aforesaid; provided that if neither the recipient(s) nor such Payor shall return or make, as appropriate, the Required Payment to the Agent within three (3) Business Days of the Advance Date, then, retroactively to the Advance Date, such Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment (without duplication) as follows:
(a)    if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall (without duplication) each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Borrower to pay interest to such recipient(s) at the Default Rate in respect of the Required Payment); and
(b)    if the Required Payment shall represent proceeds of a Revolving Credit Advance to be made by the Lenders to the Borrower, such Payor and the Borrower shall (without duplication) each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant hereto (and, in case the Borrower shall return the Required Payment to the Agent, without limiting any claim the Borrower may have against the Payor in respect of the Required Payment).
Nothing in this Section 1.19 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require the Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

ARTICLE 2

CONDITIONS PRECEDENT
SECTION 2.1.    Conditions to Effectiveness. This Agreement shall become effective when, and only when, the following conditions have been fulfilled to the satisfaction of the Agent:
(g)    This Agreement or counterparts hereof shall have been duly executed by, and delivered to, the Borrower, the Agent and each Lender.
(h)    The Agent and the Lenders shall have received such documents, instruments, certificates, opinions and agreements as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including in any event all documents, instruments, agreements and other materials listed in the Schedule of Closing Documents attached as Annex C hereto, each in form and substance satisfactory to the Agent and the Requisite Lenders.
(i)    The Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(j)    As of the Effective Date, the Borrower and its Subsidiaries shall have satisfied such other conditions precedent as the Agent shall have reasonably required.
SECTION 2.2.    Conditions to Each Advance and Letter of Credit. It shall be a condition to the funding of each Advance or the incurrence of any Letter of Credit Obligation hereunder, or the conversion of any Revolving Credit Loan that the following statements shall be true on the date of each such funding, advance or incurrence, as the case may be:
(a)    The Borrower’s representations and warranties contained herein or in any of the Loan Documents shall be true and correct on and as of the Effective Date and the date on which each such Advance is made or Letter of Credit Obligation is incurred, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date and except for changes therein permitted or contemplated by this Agreement and Agent and Requisite Lenders have determined not to make such Advance, convert the Revolving Credit Advances or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect.
(b)    No event shall have occurred and be continuing, or would result from the making of any such Advance or incurrence of Letter of Credit Obligations, which constitutes or would constitute a Default or an Event of Default and Agent or Requisite Lenders shall have determined not to make any Advance, convert the Revolving Credit Advances or incur such Letter of Credit Obligation as a result of that Default or Event of Default.
(c)    After giving effect to any such Advance or Letter of Credit Obligations, the aggregate principal amount of the Revolving Credit Advances and Letter of Credit Obligations made to the Borrower shall not exceed the Borrowing Availability and there shall be no requirement under Section 1.2(b) to prepay any Revolving Credit Loan, the aggregate principal amount of the Swing Line Advances made to the Borrower shall not exceed the Swing Line Availability, and the aggregate Letter of Credit Obligations shall not exceed the L/C Sublimit.
(d)    No event or circumstance having a Material Adverse Effect shall have occurred which shall not have been cured or waived in writing by the Requisite Lenders.
(e)    All legal matters incident to the making of such Advance shall have been satisfied as of such date to the satisfaction of the Agent.
The request and acceptance by the Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion of any Revolving Credit Advance shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by the Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a confirmation by the Borrower of the granting and continuance of the Agent’s Liens, on behalf of itself and the Lenders, pursuant to the Collateral Documents.
ARTICLE 3

REPRESENTATIONS AND WARRANTIES
To induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent and the Lenders (which representations and warranties shall be made on the Effective Date and made or deemed made at such other times as provided hereunder (including, without limitation, as provided in Section 2.2)) that:
SECTION 3.1.    Existence; Compliance with Law. The Borrower and each of its Domestic Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect); (b) has the requisite power and authority and the legal right to own, pledge, mortgage, operate and convey all of its properties, to lease the property it operates under lease, and to conduct its business as now or proposed to be conducted, and to execute and deliver this Agreement and the Loan Documents to which they are parties and to perform the transactions contemplated hereby and thereby; (c) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (except where the failure to have such licenses, permits, consents or approvals or make such filings or give such notices would not have a Material Adverse Effect); (d) is in compliance with its articles or certificate of incorporation and bylaws and other organizational documents; and (e) is in compliance with all applicable provisions of law (except where the failure to be in compliance would not have a Material Adverse Effect).
SECTION 3.2.    Executive Offices; Collateral Locations; Corporate or Other Names. As of the Effective Date, the current locations of each Credit Party’s executive office and all warehouses and premises within which any Collateral is stored or located are set forth in Schedule 3.2 and, except as set forth in Schedule 3.2, such locations have not changed during the preceding twelve months. In addition, Schedule 3.2 lists the federal employer identification number of each Credit Party.
SECTION 3.3.    Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of this Agreement and the other Loan Documents to which it is a party and the creation by such Credit Party of all Liens provided for herein and therein: (a) are within such Credit Party’s corporate power; (b) have been duly authorized by all necessary corporate or other action; (c) do not contravene or cause such Credit Party to be in default under (i) any provision of such Credit Party’s articles or certificate of incorporation or bylaws, (ii) any contractual restriction contained in any indenture (other than the Convertible Senior Notes), loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting such Credit Party or its property, or (iii) any law, rule, regulation, order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting such Credit Party or its property; (d) will not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any Domestic Subsidiary thereof other than those in favor of the Agent or any Lender, all pursuant to the Loan Documents; and (e) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(d), all of which will have been duly obtained, made or complied with prior to the Effective Date and which are in full force and effect. At or prior to the Effective Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of the Credit Party intended to be party thereto and each shall then constitute a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject, as to enforceability, to (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and (B) general equitable principles, whether applied in a proceeding at law or in equity.
SECTION 3.4.    Financial Statements and Projections. The Borrower has delivered the Financials and Projections identified in Schedule 3.4 (which Projections are attached hereto as Exhibit 3.4), and each of such Financials and Projections complies with the description thereof contained in Schedule 3.4.
SECTION 3.5.    No Litigation. Except as set forth in Schedule 3.5, no action, claim or proceeding is now pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary thereof, at law, in equity or otherwise, before any Governmental Authority (a) which challenges any such Person’s right, power, or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which is reasonably likely to result in a Material Adverse Effect. To the knowledge of the Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings. Except as set forth in Schedule 3.5, the Borrower is not a party to any consent decree.
SECTION 3.6.    Taxes. Except as disclosed in Schedule 3.6, all federal, state, local and foreign tax returns, reports and statements, including information returns (Form 1120-S) required to be filed by the Borrower or any Domestic Subsidiary thereof, have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable (other than Charges or other impositions which the Borrower is diligently contesting in good faith by appropriate proceedings, in respect of which no final unappealable order has been made against the Borrower, and with respect to which the Borrower is maintaining adequate reserves under GAAP) have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. The Borrower and each Domestic Subsidiary thereof has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by the Borrower and each Domestic Subsidiary thereof from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 3.6 sets forth those taxable years for which any of the tax returns of the Borrower or any Domestic Subsidiary thereof are currently being audited by the IRS or any other applicable Governmental Authority; and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described in Schedule 3.6, neither the Borrower nor any Domestic Subsidiary thereof has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither the Borrower nor any Domestic Subsidiary thereof has agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Neither the Borrower nor any Domestic Subsidiary thereof has any obligation under any written tax sharing agreement except as described in Schedule 3.6.
SECTION 3.7.    Material Adverse Change. Except as set forth in Schedule 3.7, as of the Effective Date, neither the Borrower nor any Subsidiary thereof has any material obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the audited November 30, 2009 consolidated balance sheet of the Borrower and its Subsidiaries (including all footnote disclosures thereto), except for those which were incurred or entered into in the ordinary course of the Borrower’s or such Subsidiary’s business. Except as set forth in Schedule 3.7, since November 30, 2009, no event has occurred which would result in a Material Adverse Effect.
SECTION 3.8.    Ownership of Property; Liens. The real estate listed in Schedule 3.8 constitutes all of the Real Property owned, leased or used in the Borrower’s and its Domestic Subsidiaries’ business. The Borrower and each of its Domestic Subsidiaries holds (a) good and marketable fee simple title to all Real Property owned by it and described in Schedule 3.8, (b) valid and marketable leasehold interests in all of such Person’s Leases (both as lessor and lessee, sublessee or assignee) described in Schedule 3.8, and (c) good and marketable title to, or valid leasehold interests in, all of its assets identified as Eligible Inventory, and (d) good and marketable title to, or valid leasehold interests in, all of its other properties and assets, except, with respect to the title and leasehold interests referred to in the foregoing clauses (a), (b) and (d), where the failure to so hold such title or leasehold interests could not reasonably be expected to result in a Material Adverse Effect. None of the properties and assets of the Borrower and its Domestic Subsidiaries are subject to any Liens, except Liens permitted by Section 6.7. The Borrower and its Domestic Subsidiaries

have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower’s or such Subsidiary’s right, title and interest in and to all such real estate and other assets or property, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Except as described in Schedule 3.8, (a) and except for monetary obligations the subject of a Permitted Protest, neither the Borrower nor any of its Domestic Subsidiaries is in default of its monetary obligations thereunder or has delivered or received any notice of default under any such Lease with respect to any monetary obligations, and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default under any such Lease with respect to any monetary obligations; and (b) no portion of any Real Property owned or leased by the Borrower or any of its Domestic Subsidiaries has suffered any material damage by fire or other casualty loss which has either (i) not heretofore been repaired and restored to good operating condition, or (ii) could not reasonably be expected to result in a Material Adverse Effect. All material permits required to have been issued or appropriate to enable the Real Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been (or will be when required under Applicable Law) lawfully issued and are in (or will be when required under Applicable Law) full force and effect. Neither the Borrower nor any of its Domestic Subsidiaries owns any tangible real or personal property located outside the United States.
SECTION 3.9.    Restrictions; No Default; Material Contracts. No contract, lease, agreement or other instrument to which the Borrower or any of its Domestic Subsidiaries is a party or by which it or any of its properties or assets is bound or affected and no provision of any charter, corporate restriction, applicable law or governmental regulation has resulted in or will result in a Material Adverse Effect. Neither the Borrower nor any of its Domestic Subsidiaries is in default and, to the Borrower’s knowledge, no third party is in default, under or with respect to any material instrument, document or agreement evidencing, creating, guaranteeing or governing Debt in an aggregate amount exceeding $10,000,000, or Guaranteed Debt of Borrower or such Domestic Subsidiary, or any Material Contract. No Default or Event of Default has occurred and is continuing. For purposes of this Agreement, “Material Contracts” shall mean all contracts, agreements, leases and other instruments between the Borrower, or any Subsidiary thereof, and any Person which are from time to time filed or required to be filed on any regular, periodic or special report filed by Borrower with the Securities and Exchange Commission (or any governmental agency substituted therefor). The Borrower and each of its Domestic Subsidiaries is in compliance with (i) all material license agreements to which it is a party or bound by, and (ii) the terms and conditions of its insurance coverage and policies therefor.
SECTION 3.10.    Labor Matters. Except as set forth in Schedule 3.10, there are no material strikes or other labor disputes against the Borrower or any of its Domestic Subsidiaries that are pending or, to the Borrower’s knowledge, threatened which could have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower or any of its Domestic Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could have a Material Adverse Effect. All material payments due from the Borrower or any of its Domestic Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or any of its Domestic

Subsidiaries. Except as set forth in Schedule 3.10, neither the Borrower nor any of its Domestic Subsidiaries has any material obligation under any collective bargaining agreement, management agreement, or any employment agreement, and a correct and complete copy of each agreement listed on Schedule 3.10 has been provided to the Agent. There is no material organizing activity involving the Borrower or any of its Domestic Subsidiaries pending or, to the Borrower’s knowledge, threatened by any labor union or group of employees. Except as set forth in Schedule 3.5, there are no representation proceedings pending or, to the Borrower’s knowledge, threatened with the National Labor Relations Board or any similar Governmental Authority, and no labor organization or group of employees of the Borrower or any of its Domestic Subsidiaries has made a pending demand for recognition, and there are no material complaints or charges against the Borrower or any of its Domestic Subsidiaries pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Borrower or any of its Domestic Subsidiaries of any individual, which proceedings, demands, complaints or charges could have a Material Adverse Effect.
SECTION 3.11.    Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt. On the Effective Date, neither the Borrower nor any of its Subsidiaries has any Subsidiaries other than those Subsidiaries set forth on Schedule 3.11 and, except as set forth in Schedule 3.11, on the Effective Date, neither the Borrower nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person or has any equity interest in any other Person. On the Effective Date, the Stock of the Borrower and of any Subsidiary thereof owned by each of the stockholders thereof named or described in Schedule 3.11 constitutes all of the issued and outstanding Stock of such Persons and all such Stock is duly and validly issued, fully paid and non-assessable. Schedule 3.11 lists the name of each Subsidiary of the Borrower, its jurisdiction of organization, the number of authorized and outstanding shares or interest of Stock of such Subsidiary and the owners of such Stock as of the Effective Date. Except as set forth in Schedule 3.11 and except for stock options issued after the Effective Date pursuant to the Borrower’s stock option plans set forth on Schedule 3.14, there are no outstanding rights to purchase stock, options, warrants or similar rights, agreements or plans pursuant to which the Borrower or any of its Domestic Subsidiaries may be required to issue, sell or purchase any Stock or other equity security. Schedule 3.11 lists all Debt of the Borrower and its Domestic Subsidiaries as of the Effective Date, other than any such Debt consisting of any Letters of Credit, any other letter of credit issued for the account of the Borrower or such Domestic Subsidiary by Bank of America, or any unsecured Debt in an aggregate amount for all such unsecured Debt that is less than $10,000,000. On and as of the Effective Date, the aggregate amount of all Investments maintained by Borrower outside of the Borrower’s securities accounts pursuant to the Borrower’s unqualified deferred compensation arrangements does not exceed $150,000.
SECTION 3.12.    Government Regulation. Neither the Borrower nor any Domestic Subsidiary thereof (a) is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or (b) is subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal or state or foreign statute that restricts or limits such Person’s ability to incur Debt, pledge its assets, or to perform its obligations hereunder or under any other Loan Document, and, with respect to the Borrower, the making of the Advances by the

Lenders, the incurrence of Letter of Credit Obligations on behalf of the Borrower, the application of the proceeds and repayment thereof by the Borrower, and the consummation of the transactions contemplated by this Agreement and the other Loan Documents, will not constitute a violation by the Borrower or any Domestic Subsidiary thereof (or to the knowledge of the Borrower, by any other Person) of any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.
SECTION 3.13.    Margin Regulations. Neither the Borrower nor any Subsidiary thereof is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Revolving Credit Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the Borrower nor any Subsidiary thereof will take or permit to be taken any action which might cause any Loan Document or any document or instrument delivered pursuant hereto or thereto to violate any regulation of the Board of Governors of the Federal Reserve Board.
SECTION 3.14.    ERISA.
(a)    Schedule 3.14 lists all Plans maintained or contributed to by the Borrower, any Domestic Subsidiary thereof or any ERISA Affiliate, and separately identifies the Title IV Plans, Multi-employer Plans, multiple employer plans subject to Section 4064 of ERISA, nonqualified or unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan and all amendments thereto for which the remedial amendment period (within the meaning of section 401(b) of the IRC and applicable regulations) has expired are covered by a favorable determination letter or (in the case of a prototype plan) a favorable opinion letter issued by the IRS. Except as disclosed in Schedule 3.14, to the knowledge of the Borrower, the Qualified Plans continue to qualify under Section 401 of the IRC, the trusts created thereunder continue to be exempt from tax under the provisions of IRC Section 501(a), and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Except as disclosed in Schedule 3.14, to the knowledge of the Borrower, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of all reports required under the IRC or ERISA which are true and correct as of the date filed, and all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither the Borrower, any Domestic Subsidiary thereof nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by IRC Section 412 or Section 302 of ERISA. Except as set forth on Schedule 3.14, with respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $300,000; with respect to Pension Plans, other than Qualified Plans and the unfunded Pension Plans listed in Schedule 3.14, the present value of the liabilities for current participants thereunder using interest assumptions described in IRC Section 411(a)(ii) does not exceed $300,000. Neither the Borrower nor any Domestic Subsidiary thereof or ERISA Affiliate has engaged in a prohibited transaction, as defined in IRC Section 4975 or Section 406 of ERISA, in connection with any Plan which would subject the Borrower or any Domestic Subsidiary thereof (after giving effect to any exemption) to a material tax on prohibited transactions imposed by IRC Section 4975 or any other material liability.

(b)    Except as set forth in Schedule 3.14: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur which in either case would be material; (iii) there are no pending, or to the knowledge of the Borrower, material threatened, claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) the Borrower, any Domestic Subsidiary thereof or any ERISA Affiliate with respect to any Plan; (iv) neither the Borrower or any Domestic Subsidiary thereof nor any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multi-employer Plan; (v) within the last five (5) years neither the Borrower or any Domestic Subsidiary thereof nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no Plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after the last day of the month during which such participant’s termination of employment (except as may be required by IRC Section 4980B and at the sole expense of the participant or the beneficiary of the participant); (vii) the Borrower, each Domestic Subsidiary thereof and each ERISA Affiliate have materially complied with the notice and continuation coverage requirements of IRC Section 4980B and the proposed or final regulations thereunder; and (viii) no liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor’s Ratings Service and the equivalent by each other nationally recognized rating agency.
SECTION 3.15.    Brokers. No broker or finder acting on behalf of the Borrower or any Subsidiary thereof brought about the obtaining, making or closing of the credit extended pursuant to this Agreement or the transactions contemplated by the Loan Documents or the transactions contemplated thereby, and neither the Borrower nor any Subsidiary thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.
SECTION 3.16.    Patents, Trademarks, Copyrights and Licenses. Except as otherwise set forth in Schedule 3.16, on the Effective Date, and thereafter, as of the end of each first and third Fiscal Quarter of each Fiscal Year, the Borrower and each of its Domestic Subsidiaries owns all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names which are necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, each of which is listed, together with United States Patent and Trademark Office or United States Copyright Office application or registration numbers (or similar information for foreign registration or applications), where applicable, in Schedule 3.16, and will be updated by the Borrower to reflect any change therein at the end of each first and third Fiscal Quarter of each Fiscal Year. The Borrower and each of its Subsidiaries conducts business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement, individually or in the aggregate, could not have or result in a Material Adverse Effect. Except as set forth in Schedule 3.16, to the

Borrower’s knowledge, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Borrower or any Subsidiary thereof, except where such infringement or claim of infringement, individually or in the aggregate, could not have or result in a Material Adverse Effect.
SECTION 3.17.    Full Disclosure. No information contained in this Agreement, the other Loan Documents, the Financials or any written statement furnished by or on behalf of the Borrower or any Affiliate thereof pursuant to the terms of this Agreement or any other Loan Document, which has previously been delivered to the Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. All business plans and other forecasts and projections (including the Projections) furnished by or on behalf of the Borrower and made available to the Agent or any Lender relating to the financial condition, operations, business, properties or prospects of the Borrower or any Subsidiary thereof were prepared in good faith on the basis of the facts and assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s reasonable estimate of its plans, forecasts or projections, as applicable, based on the information available at the time (it being acknowledged that actual results may vary, and such variations may be material).
SECTION 3.18.    Hazardous Materials. Except in the case of routine operations in the ordinary course of business in compliance with applicable permits issued by all applicable Governmental Authorities, the Real Property is free of any Hazardous Material. Except as set forth in Schedule 3.18, there are no existing or potential environmental liabilities of the Borrower or any of its Domestic Subsidiaries of which the Borrower, after due inquiry, has knowledge, which could result in Environmental Liabilities and Costs in excess of $1,000,000 individually or $5,000,000 in the aggregate for the Borrower and its Domestic Subsidiaries. Except as set forth in Schedule 3.18, neither the Borrower nor any of its Domestic Subsidiaries has caused or suffered to occur any Release at, under, above or within any Real Property or any other real property which could expose such Person to any actual or potential liability in excess of $1,000,000, and the aggregate actual or potential liabilities of the Borrower and its Domestic Subsidiaries with respect to all such Releases does not exceed $5,000,000. Neither the Borrower nor any of its Domestic Subsidiaries is involved in operations which are reasonably likely to lead to the imposition of any liability under the Environmental Laws in excess of $5,000,000 or any Lien on it, or any owner of any premises which it occupies, under the Environmental Laws, and neither the Borrower nor any of its Domestic Subsidiaries has permitted any tenant or occupant of such premises to engage in any such activity.
SECTION 3.19.    Insurance Policies. Schedule 3.19 lists all insurance of any nature maintained as of the Effective Date for current occurrences by the Borrower and its Domestic Subsidiaries. Such insurance complies with and shall at all times comply with the standards set forth in Annex F.
SECTION 3.20.    Deposit and Disbursement Accounts. Schedule 3.20 lists all banks and other financial institutions at which the Borrower or any of its Domestic Subsidiaries (other than

SFC) maintains deposits and/or other accounts and/or post office lock boxes, including the Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.
SECTION 3.21.    Solvency. The Borrower and each of its Subsidiaries is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Receivables Funding Documents. The Borrower and each of its Subsidiaries, after giving effect to the transactions contemplated by this Agreement and the Receivables Funding Documents, will have an adequate amount of capital to conduct its business in the foreseeable future. Both before and after giving effect to the Advances and Letter of Credit Obligations to be made or incurred on each date on which Advances and Letter of Credit Obligations requested hereunder are made or incurred, the Borrower and each of its Subsidiaries is and will be Solvent.
ARTICLE 4

FINANCIAL STATEMENTS AND INFORMATION
SECTION 4.1.    Reports and Notices. The Borrower covenants and agrees that from and after the Effective Date and until the Termination Date, it shall deliver to the Agent and each Lender the Financials, Projections and notices at the times and in the manner set forth in Annex E.
SECTION 4.2.    Communication with Accountants. The Borrower (for itself and its Subsidiaries) authorizes the Agent (on behalf of the Lenders) to communicate directly with its and each Subsidiary’s independent certified public accountants and authorizes those accountants to make available to the Agent (on behalf of the Lenders) and each Lender any and all financial statements and other supporting financial documents and schedules with respect to the business, financial condition and other affairs of the Borrower and each Subsidiary thereof, in each instance, provided that (i) the Agent shall give the Borrower prior notice of each intended communication with such accountants and of each request to have such accountants make available to the Agent any such financial information and material, (ii) the Agent shall permit a representative of the Borrower to be present at any such communication or making available of financial information and material and (iii) the Borrower shall be required to comply with a request under this Section 4.2 only to the extent such request is reasonably related to the transactions contemplated by the Loan Documents. At or before the Effective Date, the Borrower shall deliver a letter (the “Accountant’s Letter”) addressed to and acknowledged by such accountants instructing them to make available to the Agent (on behalf of the Lenders) such information and records as the Agent may reasonably request and to otherwise comply with the provisions of this Article 4. After the Effective Date, if the Borrower or any Subsidiary thereof engages the services of accountants other than PricewaterhouseCoopers LLP, it shall deliver a letter addressed to and acknowledged by such accountants containing the same terms and provisions as the Accountant’s Letter.
ARTICLE 5

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees (for itself and any Subsidiary thereof) that, unless the Requisite Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date:
SECTION 5.1.    Maintenance of Existence and Conduct of Business. Other than, in the case of clauses (a) and (b) below, with respect to any Domestic Subsidiary that is reorganized in a manner permitted under Section 6.1(a), the Borrower shall (and shall cause each of its Domestic Subsidiaries to): (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its Intellectual Property, and preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that neither the Borrower nor any Subsidiary shall be required to maintain, preserve and protect any Intellectual Property which the Borrower shall have determined, in its prudent business judgment, is not necessary to the proper and advantageous conduct of its business; (d) maintain its Equipment and Fixtures in good operating condition sufficient for the continuation of such Person’s business conducted on a basis consistent with past practices and shall provide or arrange for all maintenance and service and all repairs necessary for such purpose; and (e) with respect to each Credit Party, transact business only under the names set forth in Schedule 3.2 (unless the Borrower shall provide the Agent with not less than thirty (30) days prior written notice of any Credit Party’s use of another name and take such actions as the Agent may reasonably request in connection therewith).
SECTION 5.2.    Payment of Charges and Claims. The Borrower shall (and shall cause each of its Subsidiaries to) pay and discharge in accordance with the terms thereof (A) all Charges imposed upon it or its income and profits, or any of its property (real, personal or mixed), (B) all lawful claims for labor, materials, supplies and services or otherwise, which if unpaid might by law become a Lien on its property, and (C) all rent in whatever form owing with respect to the lease by the Borrower or any of its Subsidiaries of real property; provided, that neither the Borrower nor any such Subsidiary shall be required to pay any such Charge, claim or rent which is being contested in good faith by proper legal actions or proceedings, so long as at the time of commencement of any such action or proceeding and during the pendency thereof (i) no Default or Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect thereto are established and are maintained in accordance with GAAP, (iii) such contest operates to suspend collection of the contested Charges, claims or rent and is maintained and prosecuted continuously with diligence, (iv) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest, (v) no Lien shall exist, be imposed or be attempted to be imposed for such Charges, claims or rent during such action or proceeding unless the full amount of such Charge, claim or rent is covered by insurance satisfactory in all respects to the Agent, and (vi) the Borrower or such Subsidiary, as appropriate, shall promptly pay or discharge such contested Charges, claims or rent and all additional charges, interest penalties and expenses, if any, and shall, concurrently with the delivery of each quarterly Compliance Certificate (and in any event within 30 days after the end of each Fiscal Quarter), deliver to the Agent (x) evidence acceptable to the Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to the Borrower or such Subsidiary, as appropriate, and (y) a report listing all such contested Charges then existing to the extent in excess of $5,000,000 in the aggregate and any and all reserves established and maintained with respect thereto.
SECTION 5.3.    Books and Records. The Borrower shall (and shall cause each of its Subsidiaries to) keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its consolidated and consolidating financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials.
SECTION 5.4.    Litigation. The Borrower shall notify the Agent and each Lender in writing, promptly upon learning thereof, of any litigation, Claim or other action commenced or threatened against the Borrower or any of its Subsidiaries, and of the institution against any such Person of any suit or administrative proceeding which (a) is reasonably likely to involve an amount in excess of $10,000,000 individually or (to the extent litigation, Claims or other actions are related) in the aggregate or (b) is reasonably likely to result in a Material Adverse Effect if adversely determined.
SECTION 5.5.    Insurance.
(a)    The Borrower shall, at its (or any of its Domestic Subsidiaries’) sole cost and expense, maintain or cause to be maintained with respect to the Borrower and its Domestic Subsidiaries, the policies of insurance in such amounts and as otherwise described in Annex F. The Borrower shall notify the Agent promptly of any occurrence causing a material loss of any real or personal property and the estimated (or actual, if available) amount of such loss, except as specified otherwise in Annex F. The Borrower (for itself and its Domestic Subsidiaries) hereby directs all present and future insurers under its “All Risk” policies of insurance to pay all proceeds payable thereunder in respect of Collateral directly to the Agent (on behalf of the Holders), other than proceeds relating to the loss or damage to property which secures Debt permitted under Section 6.3(f) that is required by the terms of such Debt to be paid to the holder thereof (“Excluded Proceeds”). The Borrower (for itself and its Domestic Subsidiaries) irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Person’s true and lawful agent and attorney in-fact for the purpose of (i) making, settling and adjusting claims under the “All Risk” policies of insurance, (ii) endorsing the name of such Person on any check, draft, instrument or other item of payment for the proceeds (other than Excluded Proceeds) of such “All Risk” policies of insurance, and (iii) for making all determinations and decisions with respect to such “All Risk” policies of insurance; provided, that the Agent agrees not to exercise such powers as attorney-in-fact under clause (i) or (iii) above unless a Default or Event of Default shall have occurred and be continuing. In the event the Borrower and/or a Domestic Subsidiary of the Borrower at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, the Agent or the Lenders, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated

to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent or the Lenders deem advisable. All sums so disbursed, including attorneys’ fees, court costs and other charges related thereto, shall be payable, on demand, by the Borrower to the Agent (on behalf of the Holders) and shall be additional Obligations hereunder secured by the Collateral, provided, that if and to the extent the Borrower fails to promptly pay any of such sums upon the Agent’s demand therefor, the Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of the Borrower for payment thereof. If, notwithstanding that all proceeds of insurance in respect of any Collateral shall be payable to the Agent, the Borrower or any Subsidiary thereof receives any proceeds of insurance in respect of any Collateral in respect of the policies required to be maintained under this Agreement (except for such proceeds which the Borrower or any Domestic Subsidiary thereof is permitted to retain pursuant to the last sentence of Section 5.14(a) to replace, repair or restore Property as therein provided), such proceeds shall be held in trust by such Person (and the Borrower shall cause such Person to hold in trust such proceeds) for the Agent and, unless the Agent otherwise permits, shall be forthwith paid over to the Agent.
(b)    The Borrower shall, if so requested by the Agent, deliver to the Agent, as often as the Agent may reasonably request, a report of a reputable insurance broker satisfactory to the Agent with respect to its insurance policies.
(c)    The Borrower shall deliver to the Agent endorsements to all of its and its Domestic Subsidiaries’ (i) “All Risk” and business interruption insurance naming the Agent, for the benefit of the Holders, as loss payee to the extent provided in Section 5.5(a), and (ii) general liability and other liability policies naming the Agent, for the benefit of the Holders, as an additional insured.
SECTION 5.6.    Compliance with Laws. The Borrower shall (and shall cause each of its Subsidiaries to) comply with all federal, state, local and foreign laws, permits and regulations applicable to it, including those relating to licensing, environmental, ERISA and labor matters (except where the failure to so comply could not be reasonably expected to result in a Material Adverse Effect and would not be reasonably likely to subject the Borrower or any of its Subsidiaries to any criminal penalties (other than non-material fines) or the Agent or any of the Lenders to any civil or criminal penalties).
SECTION 5.7.    Agreements. The Borrower shall (and shall cause each of its Subsidiaries to) perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement, contract, instrument or other document to which it is a party, including any leases, licenses and customer contracts to which it is a party where the failure to so perform and enforce could have or result in a Material Adverse Effect. The Borrower shall (and shall cause each of its Subsidiaries to) take such actions or omit to take such actions so as not to cause a breach of the representations and warranties made hereunder and under the other Loan Documents.
SECTION 5.8.    Supplemental Disclosure. The Borrower, on the request of the Agent or any Lender, will (or may, as it shall elect) supplement (or cause to be supplemented) each Schedule hereto, or representation herein or in any other Loan Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided that such supplement to any such Schedule or representation shall not be deemed an amendment thereof except if and to the extent that (i) the information disclosed in such supplement updates (A) Schedule 3.2 or Schedule 3.8 to include any Real Property leased or acquired by Borrower or any Domestic Subsidiary thereof in accordance with this Agreement, but includes no additional exceptions or other changes to said schedule, (B) Schedule 3.11 to include any Subsidiaries, joint ventures or partnerships with, or other equity interests in, any Person that are acquired or created by Borrower or any Domestic Subsidiary thereof in accordance with this Agreement, but only if the Borrower is in compliance with its obligations under Sections 5.15 and 5.17 with respect thereto, (C) Schedule 3.14 to include any new Plans maintained or contributed to by the Borrower or any Domestic Subsidiary or ERISA Affiliate thereof in accordance with this Agreement, but includes no additional exceptions or other changes to said schedule, (D) Schedule 3.16 to include any additional licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names acquired in accordance with this Agreement and then owned by the Borrower or any Domestic Subsidiary thereof, and any registration numbers applicable thereto, but includes no additional exceptions or other changes to said schedule, (E) Schedule 3.20 to include any deposit or securities accounts opened and maintained by Borrower or any Domestic Subsidiary thereof in accordance with this Agreement and Annex B hereto, and (F) the schedules in any Security Agreement that disclose (x) the properties or locations where Collateral is located to include any new properties or locations leased or acquired after the Effective Date at which Collateral is located, in each case if and to the extent that each such property and location is leased or acquired, and Collateral is located at each such property and location, in accordance with this Agreement and the Loan Documents or (y) commercial tort claims or instruments required to be disclosed in accordance with the terms thereof and, in the case of any such supplement amending any schedule referred to in this clause (F), such schedule shall be deemed amended upon the delivery of written notice by the Borrower to Agent of any such new property or location, or (ii) such amendment is expressly consented to in writing by the Agent and Requisite Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Lenders of any Default disclosed therein. The Borrower shall, if so requested by the Agent or the Requisite Lenders, furnish to the Agent and the Lenders as often as it reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent and the Lenders may reasonably request, all in reasonable detail, and the Borrower shall advise the Agent and the Lenders promptly, in reasonable detail, of (a) any Lien, other than as permitted pursuant to Section 6.7, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral, and (c) the occurrence of any other event which would have a Material Adverse Effect upon the Collateral and/or the Agent’s and Lenders’ Lien thereon.
SECTION 5.9.    Environmental Matters. The Borrower shall (and shall cause each of its Subsidiaries to) (a) comply in all material respects with the Environmental Laws and permits applicable to it, (b) notify the Agent and each Lender promptly after the Borrower or any Subsidiary thereof becomes aware of any Release upon any Real Property which is reasonably likely to result in or expose the Borrower or any of its Subsidiaries to actual or potential liability in excess of

$1,000,000, and (c) promptly forward to the Agent and each Lender a copy of any order, notice, permit, application, or any communication or report received by the Borrower or any Subsidiary thereof in connection with any such Release or any other matter relating to the Environmental Laws that may affect any Real Property or the Borrower or any Subsidiary thereof. The provisions of this Section 5.9 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local or foreign environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.
SECTION 5.10.    Landlords’ Agreements, Mortgagee Agreements and Bailee Letters. The Borrower shall use good faith reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to the Agent; provided, however, that the Borrower shall have no obligation to reimburse Agent and Lenders for any legal fees incurred by Agent or any Lender in connection with the negotiation, preparation, filing and/or recordation of any such landlord’s agreement, mortgagee agreement or bailee letter relating to any such property that is leased or owned, or any other location where Collateral is located, on and as of the Effective Date, and the Borrower’s obligation to reimburse Agent and Lenders for any legal fees incurred by Agent or any Lender in connection with the negotiation, preparation, filing and/or recordation of all such landlord’s agreements, mortgagee agreements and bailee letters relating to any other such properties and locations shall not exceed $2,000 for each such property or location; and provided, further, that the Lenders shall have no obligation to reimburse Agent for any such legal fees incurred by Agent in excess of $2,000 for each such property or location unless Agent incurs such legal fees with the consent, or pursuant to the instructions, of the Requisite Lenders. With respect to such locations or warehouse space, if the Agent has not received a landlord or mortgagee agreement or bailee letter, as applicable, then commencing ninety (90) days after the Effective Date, the Borrower’s Eligible Inventory at that location may, in the Agent’s discretion, be subject to such Reserves as may be established by the Agent in its reasonable business judgment. The Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.
SECTION 5.11.    [Reserved]
SECTION 5.12.    Application of Proceeds. The Borrower shall use the proceeds of Advances as provided in Section 1.3.
SECTION 5.13.    Fiscal Year. The Borrower shall (and shall cause each of its Subsidiaries to) maintain as its Fiscal Year the twelve-month period ending on November 30 in each year.
SECTION 5.14.    Casualty and Condemnation.
(a)    The Borrower shall promptly notify the Agent of any loss, damage, or destruction to any Collateral or any Real Property owned by the Borrower or any of its Domestic

Subsidiaries whether or not constituting Collateral (collectively, “Property”) or arising from its use, whether or not covered by insurance; provided that no such notice is necessary with respect to the loss, damage or destruction of any Collateral or Real Property with a value of less than $3,000,000 per casualty event and $10,000,000 in the aggregate. The Agent on behalf of the Lenders (in consultation with the Borrower so long as no Default or Event of Default is continuing) is hereby authorized to adjust losses and collect all insurance proceeds in respect of any Collateral directly. If, notwithstanding the provisions hereof, which require that the Agent be the sole loss payee for insurance proceeds in respect of Collateral, a check or other instrument from an insurer is made payable to the Borrower or the Borrower and the Agent jointly, the Agent may endorse the Borrower’s name thereon and take such other action as the Agent may elect to obtain the proceeds thereof. After deducting from such proceeds the expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent may apply such proceeds to the reduction of the Obligations under or in connection with this Agreement and the other Loan Documents in the manner set forth in Section 1.9 or, at the Agent’s option with the consent of the Requisite Lenders, may permit or require the Borrower to use such proceeds, or any part thereof, to replace, repair or restore such Collateral as provided in paragraph (d) below. So long as no Default or Event of Default shall be continuing, the Borrower shall be entitled to use such proceeds to the extent the same are proceeds payable with respect to a casualty to Collateral other than Inventory (or such lesser amount thereof as shall be necessary) to replace, repair, restore or rebuild such Collateral as provided in paragraph (d) below where the amount of such moneys on account of a single event of loss, damage or destruction is less than $3,000,000 and it is reasonably expected that such replacement, repair, restoration or rebuilding can be completed within six (6) months after the loss, damage or destruction (and if not completed by the end of such six-month period, the remaining monies shall be delivered to the Agent to be applied to the payment of the Obligations).
(b)    The Borrower shall, promptly upon the Borrower or any of its Domestic Subsidiaries learning of the institution of any proceeding for the condemnation or other taking of any of its Property constituting Collateral, notify the Agent of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding and the Borrower from time to time will deliver (or cause to be delivered) to the Agent all instruments reasonably requested by the Agent to permit such participation. The Agent shall (and is hereby authorized to) collect any and all awards, payments or other proceeds of any such condemnation or taking and apply such proceeds to the reduction of the Obligations in the manner set forth in Section 1.9 or, at the Agent’s option with the consent of the Requisite Lenders, may permit or require the Borrower to use such proceeds, or any part thereof, to replace, repair or restore such Collateral as provided in paragraph (d) below.
(c)    Subject to the terms and conditions hereof (including Section 2.2), after application of the proceeds of any loss or taking of the Borrower’s Collateral to the reduction of the Obligations pursuant to paragraphs (a) and (b) above, the Borrower may borrow Revolving Credit Advances for the purpose of replacing, repairing or restoring any Collateral subject to such loss or taking in accordance with paragraph (d) below.
(d)    Any Collateral which is to be replaced, repaired or restored pursuant to paragraph (a), (b) or (c) above shall be replaced, repaired or restored pursuant to such terms and conditions as the Agent may reasonably require and with materials and workmanship of substantially as good a quality as existed before such loss or taking, and the Borrower shall commence such replacement, repair or restoration as soon as practicable and proceed diligently with it until completion to the Agent’s satisfaction. The Borrower shall provide to the Agent written progress reports, other information and evidence of its compliance with the foregoing.
SECTION 5.15.    Subsidiaries. In the event that, at any time on or after the Effective Date, the Borrower or any of its Domestic Subsidiaries creates, forms or acquires a new Domestic Subsidiary, the Borrower shall execute and deliver (or cause to be executed and delivered) to Agent, for the benefit of the Holders, within 60 days after such creation, formation or acquisition, and at all times thereafter shall maintain (or cause to be maintained) in effect, (a) a Guaranty from such new Domestic Subsidiary in respect of the Obligations in substantially the form of Exhibit B, (b) a Security Agreement, in substantially the form of Exhibit C, and if necessary or reasonably desirable, other applicable Collateral Documents, granting a first priority Lien (subject only to Permitted Encumbrances) on all assets of such new Domestic Subsidiary, (c) a Stock Pledge Agreement granting a Lien on all present and future issued and outstanding Stock of such new Domestic Subsidiary, all distributions made or to be made in respect thereof and all proceeds thereof, and (d) such supporting documentation, including corporate resolutions and opinions of counsel with respect to such additional Guaranty, Security Agreement, Stock Pledge Agreement or other documentation, as may be reasonably required by the Agent.
SECTION 5.16.    Intellectual Property. In the event that the Borrower or any Domestic Subsidiary shall acquire any Intellectual Property which is or becomes material to the business or operations of the Borrower or such Subsidiary or which otherwise becomes valuable, then the Borrower or such Subsidiary which has acquired such material or valuable Intellectual Property shall execute and deliver to the Agent, concurrently with the delivery of the next quarterly Compliance Certificate (and in any event within 60 days after the end of the next Fiscal Quarter), such security documents and other instruments, agreements, and certificates, each in form and substance satisfactory to the Agent, as the Agent may reasonably request in order that the Agent shall have been granted a first priority perfected and fully enforceable Lien in such material or valuable Intellectual Property and all Proceeds thereof.
SECTION 5.17.    Further Assurances. The Borrower shall, and shall cause each of its Subsidiaries to, at its cost and expense, upon request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the opinion of the Agent to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.
ARTICLE 6

NEGATIVE COVENANTS
The Borrower covenants and agrees (for itself and each of its Subsidiaries) that, without the Requisite Lenders’ prior written consent, from and after the date hereof and until the Termination Date:

SECTION 6.1.    Mergers, Subsidiaries, Etc. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to), directly or indirectly, by operation of law or otherwise, merge with, consolidate with, liquidate into, acquire all or substantially all of the assets or Stock of, or otherwise combine with, any Person or acquire any Subsidiary; provided that:
(a)    any Domestic Subsidiary of the Borrower may merge, consolidate with or liquidate into any other Domestic Subsidiary of the Borrower; and
(b)    the Borrower or any of its Domestic Subsidiaries may acquire all or substantially all of the assets or Stock or other ownership interests of any Person (the “Target”), in each case subject to satisfaction of the following conditions of this Section 6.1 (any such acquisition of a Target, a “Permitted Acquisition”):
(i)    such Permitted Acquisition shall only involve assets comprising a business, or those assets of a business, of the type engaged in by the Borrower as of the Effective Date, and which business would not subject the Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents, other than approvals applicable to the exercise of such rights and remedies with respect to the Borrower prior to such Permitted Acquisition;
(ii)    the Fixed Charge Coverage Ratio for each Rolling Period at the end of each of the four Fiscal Quarters ending immediately following the closing of such Permitted Acquisition and the payment of any consideration in connection therewith shall be projected to be equal to or greater than 1.00 to 1.00;
(iii)    at all times during the thirty (30) days prior to the actual date of consummation of such Permitted Acquisition and the payment of any consideration in connection therewith and immediately following the actual date of consummation of such Permitted Acquisition and the payment of any consideration in connection therewith, Net Borrowing Availability shall be more than the greater of (A) 30% of the Maximum Amount, and (B) $30,000,000 (in each case, taking into account the consummation and payment);
(iv)    the Borrower shall deliver to Agent, at least five (5) days prior to the consummation of such Permitted Acquisition, a certificate of the chief financial officer of the Borrower, in form and substance acceptable to the Agent, certifying that the above conditions in Section 6.1(b)(ii) and (iii) have been or will be met (and showing in reasonable detail the calculations used in determining compliance);
(v)    with respect to any Permitted Acquisition involving the purchase of assets or Stock by the Borrower, the Agent shall have received, (A) prior to the date of such Permitted Acquisition, drafts of the acquisition agreement for such Permitted Acquisition and of all related agreements and instruments, and (B) no later than five (5) Business Days after the date of such Permitted Acquisition, copies of the executed acquisition agreement, related agreements and instruments for such Permitted Acquisition;

(vi)    the Borrower shall have complied with its obligations under Sections 5.10, 5.15 and 5.17 with respect to such Permitted Acquisition; and
(vii)    both before and after giving effect to such Permitted Acquisition, no Event of Default shall have occurred and be continuing or will result therefrom;
provided, that, notwithstanding the foregoing, the Inventory of the Target shall not be included in Eligible Inventory without the prior written consent of the Agent and the Requisite Lenders.
SECTION 6.2.    Investments. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to), directly or indirectly, make or maintain any Investment except:
(a)    as otherwise permitted by Section 6.1(b), 6.4 or 6.6;
(b)    Investments outstanding on the Effective Date and listed in Schedule 6.2, but not any additional investments therein (it being understood that any such Investment, once repaid or recovered, may not be reborrowed or renewed) unless such additional investment is permitted under another clause of this Section 6.2;
(c)    (i) cash and Cash Equivalents, and (ii) short-term Investments and other Investments which, in each case, are not prohibited under any other provision of this Agreement, so long as such short-term Investments and other Investments are made in accordance with the Borrower’s investment policy as in effect as of the Third Amendment Effective Date (as disclosed to Agent prior to the Third Amendment Effective Date and as may be changed from time to time by Borrower with the prior written consent of Agent); provided that, except to the extent not required by Annex B, all such Cash Equivalents, short-term Investments, and other Investments of Borrower and any of its Domestic Subsidiaries which are permitted under clauses (i) and (ii) shall be held in a deposit or securities account of the Borrower or a Domestic Subsidiary thereof over which the Agent, for the benefit of the Holders, has retained “control” as determined under Divisions 8 and 9 of the Code, and holds a first priority perfected Lien, subject only to Permitted Encumbrances;
(d)    Investments maintained by the Borrower pursuant to the Borrower’s unqualified deferred compensation arrangements; provided that (i) the Borrower grants to Agent, for the benefit of the Holders, a first priority Lien (subject only to Permitted Encumbrances) in all such Investments made after the Effective Date that are not maintained by the Borrower in securities accounts and that are in excess of $250,000 individually, or $1,000,000 in the aggregate, and takes any actions reasonably necessary or reasonably requested by Agent to perfect such security interest, and (ii) such Investments shall not exceed $40,000,000 in the aggregate at any time;
(e)    capital contributions by the Borrower to SFC of cash or Accounts created by the Borrower pursuant to and as contemplated by the Receivables Sale Agreement so long as no Termination Event (as defined in the Receivables Funding Agreement) is continuing;
(f)    loans by the Borrower to SFC pursuant to the Receivables Funding Documents and the Ancillary Services and Lease Agreement;

(g)    other Investments (other than those permitted under Section 6.1(b)) in any Person (other than a Domestic Excluded Subsidiary) not otherwise permitted by clauses (a) through (f) above or clause (h) below (a “Permitted Investment”), subject to satisfaction of the following conditions, as applicable:
(i)    the Fixed Charge Coverage Ratio for each Rolling Period at the end of each of the four Fiscal Quarters ending immediately following the closing of such Permitted Investment and the payment of any consideration in connection therewith shall be projected to be equal to or greater than 1.00 to 1.00;
(ii)    at all times during the thirty (30) days prior to the actual date of consummation of such Permitted Investment and the payment of any consideration in connection therewith and immediately following the actual date of consummation of such Permitted Investment and the payment of any consideration in connection therewith, Net Borrowing Availability shall be more than the greater of (A) 30% of the Maximum Amount, and (B) $30,000,000 (in each case, taking into account the consummation and payment);
(iii)    the Borrower shall deliver to the Agent a certificate of the chief financial officer of the Borrower, in form and substance acceptable to the Agent, certifying that the above conditions in Section 6.2(g)(i) and (ii) have been met (and showing in reasonable detail the calculations used in determining compliance and a description of the transaction); provided, however, that: (A) no such certificate shall be required in connection with an Investment in any Person that is a Subsidiary of Borrower if both before and after giving effect to such Investment there are no Advances outstanding, and (B) no such certificate shall be required in connection with an Investment made in the ordinary course of business in the Canadian Subsidiary, Synnex Mexico, or SYNNEX Infotec Corporation, a Japanese corporation;
(iv)    Intentionally Omitted;
(v)    at the time of such Permitted Investment and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom; and
(vi)    the Borrower shall have complied with its obligations under Sections 5.10, 5.15 and 5.17 with respect to such Permitted Investment; and
(h)    Investments in Concentrix or Subsidiaries of Concentrix organized under the laws of the United States of America, any State thereof or the District of Columbia to the extent excluded from the definition of Domestic Subsidiary (a “Concentrix Investment”) so long as, after giving effect to such Concentrix Investment, the sum of all amounts paid or payable in connection with all Concentrix Investments made after the Fifth Amendment Effective Date (including all transaction costs and all Debt, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of the Borrower) does not exceed $15,000,000 in the aggregate; provided that the Net Cash Proceeds received by Borrower after the Fifth Amendment Effective Date in respect of dividends on, or the repayment of principal of any loan constituting, a Concentrix Investment made pursuant to this Section 6.2(h) shall be deemed to reduce amounts paid or payable in connection with Concentrix Investments made pursuant to this Section 6.2(h) for purposes of calculating compliance with the foregoing limit.
SECTION 6.3.    Debt. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to) create, incur, assume or permit to exist any Debt, except:
(a)    the Obligations;
(b)    Deferred Taxes;
(c)    purchase money Debt secured by purchase money Liens and Capital Leases permitted under clause (d) or (e) of Section 6.7 (and refinancings of such purchase money Debt permitted by such clause (d));
(d)    Debt incurred by SFC under the Receivables Funding Documents and the Ancillary Services and Lease Agreement;
(e)    Debt which constitutes Guaranteed Debt permitted under Section 6.6;
(f)    any other Debt owing by the Borrower or any Domestic Subsidiary in an aggregate principal amount not to exceed $50,000,000, provided, that (a) the Borrower supply to the Agent confirmation, in form and substance acceptable to the Agent, that the terms and conditions governing such Debt do not (1) provide for the grant of a Lien with respect to any of the Borrower’s assets in which a Lien has been granted pursuant to the Collateral Documents (collectively, “Restricted Assets”), or (2) restrict or prohibit the sale of, or the granting of a security interest in, any Restricted Assets by the Borrower, and (b) to the extent that the holder of such Debt is to obtain a Lien upon any of the Borrower’s Real Property, such holder shall execute and deliver to the Agent a mortgagee or landlord waiver acceptable in form and substance to the Agent;
(g)    Debt which constitutes intercompany Debt permitted under Section 6.2;
(h)    hedging obligations under swaps, caps and collar arrangements entered into for the sole purposes of hedging in ordinary course of business and consistent with industry practices (and not for speculative purposes);
(i)    other Debt set forth in Schedule 3.11 (or refinancing or refunding thereof), but not any refinancing that results in such Debt (I) having an aggregate principal amount in excess of the Debt that was refinanced or refunded, (2) maturing sooner than the Debt being refinanced or refunded, (3) ranking at the time of such refinancing or refunding senior to the Debt being refinanced or refunded, and (4) containing terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, events of default and remedies) materially less favorable to the Borrower or to the Lenders than those applicable to the Debt being refinanced or refunded;
(j)    Debt which constitutes a Lien on Investment Property or General Intangibles that represent capital stock or other equity interests in Foreign Subsidiaries; and

(k)    Debt incurred by Borrower (if any) under the Convertible Note Hedge and Warrant Documents (II).
SECTION 6.4.    Affiliate and Employee Loans and Transactions. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to) enter into any lending, borrowing or other commercial transaction with any of its Foreign Subsidiaries, Affiliates, officers, directors, shareholders or employees, including payment of any management, consulting, advisory or similar fee; provided that:
(i)    the Borrower and SFC may enter into and perform the Receivables Funding Documents; provided that sales, transfers, capital contributions and other dispositions by the Borrower and any other “Originator” (as defined in the Receivables Sale Agreement) to SFC of Accounts as therein contemplated shall only be permitted so long as no “Termination Event” (as defined in the Receivables Funding Agreement) is continuing;
(ii)    the Borrower may (x) continue to hold and receive payments in respect of each of the officer loans described on Schedule 6.4, but not any increase in the amount thereof, and (y) make additional loans and advances to its officers and employees in the ordinary course of business, provided that the aggregate outstanding principal amount of all such additional loans and advances, together with such existing loans described on Schedule 6.4, shall not exceed $6,000,000 at any time;
(iii)    the Borrower may enter into any commercial transaction (other than a lending or borrowing transaction or a transaction which would be prohibited by another provision of this Agreement or another Loan Document) with SFC on terms not less favorable to the Borrower than those which would have been obtained in an arm’s-length transaction with a non-affiliated third party;
(iv)    the Borrower may enter into any commercial transaction (other than a transaction that would be prohibited by another provision of this Agreement or another Loan Document) with any of its Affiliates on terms not less favorable to the Borrower than those which would have been obtained in an arm’s-length transaction with a non-affiliated third party;
(v)    SFC and the Borrower may enter into and perform the Ancillary Services and Lease Agreement;
(vi)    (w) any Credit Party may enter into customary indemnification arrangements with its directors and officers in the ordinary course of business in connection with the performance by such directors and officers of their duties and responsibilities in their capacities as officers and directors, (x) any Credit Party may enter into employment agreements with its employees and officers, (y) any Credit Party may reimburse any officer, director or employee of such Credit Party, in the ordinary course of business and in accordance with the policies, procedures and guidelines of the Borrower and its Subsidiaries, as such policies and procedures are adjusted from time to time, for out-of-pocket expenses incurred by such Person in the performance of such Person’s duties and responsibilities as an officer, director or employee, and (z) the Borrower may enter into the arrangements set forth on Schedule 3.14; and

(vii)    the Borrower and its Subsidiaries may enter into the transactions permitted under Section 6.1 and Section 6.2.
Set forth in Schedule 6.4 is a list of all lending, borrowing or other commercial transactions existing or outstanding as of the Effective Date (other than the Borrower’s policies and procedures relating to expense reimbursement).
SECTION 6.5.    Capital Structure and Business. Except as permitted under Section 5.1, the Borrower shall not (and shall not suffer or permit any of its Subsidiaries to):
(c)    make any changes in its business objectives, purposes or operations which could in any way adversely affect the repayment of the Obligations or have or result in a Material Adverse Effect;
(d)    make any change in its capital structure as described in Schedule 3.11 and Schedule 6.2 (including the issuance or recapitalization of any shares of Stock or other securities convertible into Stock or any revision of the terms of its outstanding Stock), except that changes in the Borrower’s capital structure shall be permitted so long as such changes, individually and in the aggregate, do not constitute a Change of Control;
(e)    amend its articles of incorporation, charter, bylaws or other organizational documents in any manner which may (x) adversely affect the Agent or the Lenders, the Revolving Credit Loan, the Swing Line Loan, the Collateral or the ability of the Borrower to perform its obligations under the Loan Documents or (y) violate (or authorize or permit acts or events which may violate) any of the provisions of any Loan Document (including, without limitation, Section 6.5(b) hereof); or
(f)    engage in any business other than manufacturing, contract assembly, operational, logistics, distribution, business process services, supply chain management services and related sales and services.
SECTION 6.6.    Guaranteed Debt. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to) incur any Guaranteed Debt except:
(a)    by endorsement of instruments or items of payment for deposit to the general account of such Person;
(b)    for performance bonds or indemnities entered into in the ordinary course of business consistent with past practices;
(c)    unsecured Guaranteed Debt in respect of Debt permitted under Section 6.3(c), (d) or (f);
(d)    secured Guaranteed Debt in an amount not to exceed $10,000,000;
(e)    [Reserved];

(f)    unsecured Guaranteed Debt in an amount not to exceed $400,000,000;
(g)    [Reserved];
(h)    [Reserved];
(i)    [Reserved].
SECTION 6.7.    Liens. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to) create or permit to exist any Lien on any of its properties or assets except for:
(c)    presently existing or hereafter created Liens in favor of the Agent or the Lenders to secure the Obligations;
(d)    [Reserved];
(e)    Permitted Encumbrances;
(f)    purchase money mortgages or other purchase money Liens and Capital Leases (including, without limitation, finance leases) granted after the date hereof upon any fixed or capital assets hereafter acquired, so long as (i) any such Lien does not extend to or cover any other asset of the Borrower or any of its Subsidiaries (other than Proceeds (as defined in the Code) to the extent such Lien attaches as a matter of law), (ii) such Lien secures the obligation to pay the purchase price of such asset (or the obligation under such capital or finance lease) only, (iii) the principal amount secured by each such Lien does not exceed the unpaid purchase price for such asset, and (iv) the aggregate amount of Debt secured by such purchase money Liens and Capital Leases shall not at any time exceed (together with the Debt secured by any purchase money Liens and Capital Leases permitted under clause (b) above and any Debt permitted below in this clause (d) to refinance purchase money Debt) $25,000,000, and Liens to secure any refinancing of the purchase money Debt permitted under this clause (d) and under clause (b) above so long as (x) the Debt refinancing such purchase money Debt does not exceed the outstanding principal amount of the Debt being refinanced, and (y) the Lien securing such new Debt secures only such Debt and does not extend to or cover any asset other than the asset securing the refinanced Debt;
(g)    purchase money Liens on Inventory, so long as any such Lien held by any creditor extends only to Inventory the acquisition of which was financed by such creditor and not to any other property of the Borrower or any of its Subsidiaries;
(h)    Liens created under or pursuant to the Receivables Funding Documents;
(i)    Liens on Investment Property or General Intangibles that represent capital stock or other equity interests in Foreign Subsidiaries; and
(j)    subordinated claims or preferential arrangements arising under or through intercreditor agreements with creditors of Borrower’s customers who provide secured financing to Borrower’s customers.

SECTION 6.8.    Sale of Assets. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including any Collateral; provided, that the foregoing shall not prohibit:
(a)    the sale by the Borrower or any of its Domestic Subsidiaries of its Accounts and General Intangibles to SFC pursuant to and in accordance with the Receivables Sale Agreement; provided that no such sales shall be permitted from and after (i) the occurrence of the “Facility Termination Date” (as defined in the Receivables Funding Documents), or (ii) notice of the occurrence of a Stop Event shall have been given by the Agent or any Lender to The Bank of Nova Scotia (or its successor) in its capacity as “Administrative Agent” under the Receivables Funding Documents;
(b)    the sale of Inventory in the ordinary course of business;
(c)    the sale or disposition of any Equipment which, in each instance, has become no longer useful, obsolete or surplus to the business of the Borrower or any Domestic Subsidiary thereof;
(d)    the sale by the Borrower of any securities and other Investments held from time to time in securities accounts maintained in connection with deferred compensation arrangements pursuant to Section 6.2(d), provided that the proceeds of such sale are maintained in such securities accounts and reinvested in accordance with the terms of such deferred compensation arrangements;
(e)    any other sale of assets or property (other than Eligible Inventory, Production Inventory or Inventory and any other Collateral included in calculating the Borrowing Base) in an amount not to exceed $15,000,000 in each Fiscal Year, provided that the proceeds of any such sale are applied to repay the Advances pursuant to Section 1.2(f) (to the extent the provisions of Section 1.2(f) are applicable at the time of such sale);
(f)    any Domestic Subsidiary (other than an Excluded Domestic Subsidiary) of the Borrower may sell, transfer, convey, assign or otherwise dispose of any of their assets or properties, including any Collateral, to another Domestic Subsidiary (other than an Excluded Domestic Subsidiary) of the Borrower; and
(g)    sales pursuant to sale-leasebacks permitted under Section 6.13.
SECTION 6.9.    Material Contracts. The Borrower shall not (and shall not suffer or permit any of its Subsidiaries to) cancel or terminate any Material Contract or amend or otherwise modify any Material Contract, or waive any default or breach under any Material Contract, unless (i) no Default or Event of Default exists at the time or could reasonably be expected to occur as a result thereof, and (ii) either (a) the Borrower determines that such action is in its best interests and in accordance with prudent business practice, or (b) such action could not reasonably be expected to have a Material Adverse Effect. The Borrower shall not agree to any amendment or modification of the definition of “Facility Termination Date” contained in the Receivables Funding Documents to a date earlier than the date in clause (a) of the definition of Commitment Termination Date.

SECTION 6.10.    ERISA. Neither the Borrower nor any Subsidiary thereof nor any ERISA Affiliate shall acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an “accumulated funding deficiency,” as defined in Section 302 of ERISA, or “unfunded vested benefits,” as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any Pension Plan other than a Multi-employer Plan and in Section 4211 of ERISA in the case of a Multi-employer Plan. Additionally, neither the Borrower nor any Subsidiary thereof nor any ERISA Affiliate shall: (a) permit or suffer any condition set forth in Schedule 3.14 to cease to be met and satisfied at any time; (b) terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to the Borrower or any of its Subsidiaries, (c) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; (d) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; (e) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multi-employer Plan that would cause the Borrower, Subsidiary or ERISA Affiliate to incur withdrawal liability; or (f) at any time fail to provide the Agent and the Lenders with copies of any Plan documents or governmental reports or filings, if reasonably requested by the Agent or any Lender.
SECTION 6.11.    Financial Covenants. The Borrower shall not breach or fail to comply with any of the financial covenants set forth in Annex G, each of which shall be calculated in accordance with GAAP consistently applied (and based upon the financial statements delivered hereunder).
SECTION 6.12.    Hazardous Materials. The Borrower shall not and shall not suffer or permit any of its Subsidiaries or any other Person within the control of the Borrower: (a) to cause or permit a Release of Hazardous Material on, under in or about any Real Property; (b) to use, store, generate, treat or dispose of Hazardous Materials; or (c) to transport any Hazardous Materials to or from any Real Property; in each case in a manner or to an extent which could expose any such Person to any actual or potential liability in excess of $1,000,000, or could expose the Borrower and its Domestic Subsidiaries to actual or potential liabilities in excess of $5,000,000 in the aggregate.
SECTION 6.13.    Sale-Leasebacks. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to) engage in any sale-leaseback or similar transaction involving any of its property or assets with an estimated fair market value in excess of $50,000,000 in the aggregate.
SECTION 6.14.     Cancellation of Debt; Conversion, Repurchase and Redemption of Convertible Senior Notes and Convertible Senior Notes (II). Except as set forth in this Section 6.14, the Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to) (a) cancel any claim or Debt owing to it, except for reasonable consideration and in the ordinary course of business, (b) voluntarily prepay any Debt (other than (x) the Obligations or (y) in connection with any refinancing or refunding of Debt permitted to be incurred pursuant to Section 6.3(i)), (c) voluntarily repurchase or redeem the Convertible Senior Notes or the Convertible Senior Notes (II), in each case, for cash, (d) pay to the noteholders of the Convertible Senior Notes (the “Convertible

Senior Noteholders”) in cash to satisfy the Borrower's obligations to Convertible Senior Noteholders in connection with the mandatory conversion, repurchase or redemption of the Convertible Senior Notes, or (e) pay to the noteholders of the Convertible Senior Notes (II) (the “Convertible Senior Noteholders (II)”) in cash to satisfy the Borrower's obligations to Convertible Senior Noteholders (II) in connection with the mandatory conversion, repurchase or redemption of the Convertible Senior Notes (II); provided that:
(i)    any Domestic Subsidiary may voluntarily prepay any Debt owed by such Domestic Subsidiary to the Borrower or any other Domestic Subsidiary (other than a Domestic Excluded Subsidiary);
(ii)    Borrower may pay shares of the Borrower's common stock in connection with the conversion, repurchase or redemption of any Debt permitted hereunder (including, without limitation, the Convertible Senior Notes and the Convertible Senior Notes (II)) so long as no Change of Control would result therefrom;
(iii)    Borrower may make cash payments to the Convertible Senior Noteholders and the Convertible Senior Noteholders (II) to satisfy the Borrower's obligations to the Convertible Senior Noteholders or the Convertible Senior Noteholders (II), as applicable, in connection with the mandatory conversion, repurchase or redemption of the Convertible Senior Notes or the Convertible Senior Noteholders (II), as applicable, so long as: (A) the aggregate amount of all such payments under this clause (iii) does not exceed $15,000,000, and (B) no Default or Event of Default shall have occurred and be continuing after giving effect to any such cash payment; and
(iv)    Borrower may prepay, repurchase or redeem any Debt permitted hereunder (including, without limitation, the Convertible Senior Notes and the Convertible Senior Notes (II)) so long as, in each case, (A) both before and after giving effect to such payment, repurchase or redemption, no Event of Default shall have occurred and be continuing or would result therefrom; and (B) Borrower delivers to Agent at least five (5) Business Days prior to such payment, repurchase or redemption a certificate of the chief financial officer of the Borrower, in form and substance acceptable to the Agent (and showing in reasonable detail the calculations used in determining compliance), certifying that (1) the Borrower's actual Net Borrowing Availability shall at all times have exceeded the greater of (I) $30,000,000 or (II) 30% of the Maximum Amount (taking into account such payment, repurchase or redemption) for the 30 day period prior to the date such payment, redemption or repurchase is required to be made and immediately following the making of such payment, redemption or repurchase, and (2) the Fixed Charge Coverage Ratio for each Rolling Period at the end of each of the four Fiscal Quarters ending immediately following such payment, redemption or repurchase shall be projected to be equal to or greater than 1.00 to 1.00.
SECTION 6.15.    Restricted Payments. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to) make any Restricted Payment to any Person, except that:
(a)    the Borrower and its Domestic Subsidiaries may declare and pay dividends on its Stock solely in the same class of Stock of such Person, so long as no Default or Event of

Default has occurred and is continuing on the date of declaration or payment thereof or would result therefrom.
(b)    (i) any Domestic Subsidiary of the Borrower may declare and pay dividends or return capital or make any other distribution on its Stock or make payments on any Debt, in each instance, to the Borrower or any other direct or indirect wholly-owned Domestic Subsidiary of the Borrower (other than a Domestic Excluded Subsidiary), (ii) any Foreign Subsidiary may declare and pay dividends or return capital or make any other distribution on its Stock or make payments on any Debt, in each instance, to the Borrower or any other Subsidiary (other than Concentrix) of the Borrower, and (iii) any Subsidiary of Concentrix may declare and pay dividends or return capital or make any other distribution on its Stock or make payments on any Debt, in each instance, to Concentrix in an amount not to exceed $10,000,000 in the aggregate;
(c)    Intentionally Omitted;
(d)    the Borrower may make Restricted Payments, provided that (1) the Fixed Charge Coverage Ratio for each Rolling Period at the end of each of the four Fiscal Quarters ending immediately following the making of such Restricted Payment shall be projected to be equal to or greater than 1.10 to 1.00, (2) at all times during the thirty (30) days prior to the actual date of such Restricted Payment and immediately following the actual date of such Restricted Payment, Net Borrowing Availability shall be more than the greater of (A) 30% of the Maximum Amount, and (B) $30,000,000 (in each case, taking into account such Restricted Payment), and (3) no Event of Default shall have occurred and be continuing as of the date of such Restricted Payment (both before and after giving effect thereto) or would result therefrom;
(e)    SFC may make Restricted Payments to the Borrower to pay SFC’s obligations under the Ancillary Services and Lease Agreement, and SFC may make Restricted Payments to the Borrower pursuant to the Receivables Funding Documents; and
(f)    at the time the Convertible Note Hedge and Warrant Documents (II) are entered into and/or issued, Borrower may pay premiums and other payments owing by Borrower in connection with the Convertible Note Hedge and Warrant Documents (II) so long as the aggregate amount of such premiums and other payments are less than the amount of proceeds received by Borrower in connection with the issuance by Borrower of the Convertible Senior Notes (II).
SECTION 6.16.    Real Property Leases. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to) enter into or renew (by amendment, modification or otherwise) any Lease other than renewals of existing Leases upon market terms in effect at the time of renewal or upon more favorable (to such Person) or substantially the same terms as are in effect on the Effective Date, except that, so long as no Default or Event of Default exists at the time or could reasonably be expected to occur as a result thereof, the Borrower or any Domestic Subsidiary may enter into new Leases or renew existing Leases having rentals not exceeding $70,000,000 in the aggregate for any Fiscal Year covered by such new Leases or renewal periods of existing Leases during the term of this Agreement.

SECTION 6.17.    Bank Accounts. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to) maintain any deposit, operating or other bank accounts except for those accounts identified in Schedule 3.20; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Borrower may, after giving five (5) days’ prior written notice to the Agent, establish and maintain additional accounts in accordance with Annex B; provided, further that within 30 days after the opening of such account, the Borrower and such bank shall have executed and delivered to the Agent a Restricted Account Agreement. Notwithstanding the foregoing, no additional accounts may be opened at any time Net Borrowing Availability is less than or equal to $20,000,000 unless (a) the Agent shall have consented to the opening of such account with the relevant bank, and (b) at the time of the opening of such account, the Borrower and such bank shall have executed and delivered to the Agent a Restricted Account Agreement.
SECTION 6.18.    No Speculative Transactions. Except for transactions evidenced by the Convertible Note Hedge and Warrant Documents (II), the Borrower shall not (and shall not suffer or permit any of its Subsidiaries to) engage in any transaction involving interest rate or commodity options or futures contracts, derivatives, currency options or futures contracts or any similar transaction, unless such transaction is entered into in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets of such Person, or reasonably anticipated by such Person, and not for purposes of speculation.
SECTION 6.19.    Margin Regulations. The Borrower shall not use the proceeds of any Revolving Credit Advance to purchase or carry any Margin Stock or any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.
SECTION 6.20.    Limitation on Negative Pledge Clauses, Etc. The Borrower shall not (and shall not suffer or permit any of its Domestic Subsidiaries to), directly or indirectly, enter into any Material Contract or any instrument, document or agreement evidencing, creating, guaranteeing or governing Debt in an aggregate amount exceeding $20,000,000 which:
(a)    prohibits or limits the ability to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than: (i) the agreements with the Agent or the Lenders pursuant to a Loan Document, (ii) Lien restrictions in a Capital Lease, (iii) other purchase money financing arrangements permitted hereunder relating to the asset financed thereunder, (iv) the Receivables Funding Documents, (v) Permitted Encumbrances; and (vi) restrictions on the Borrower or a Domestic Subsidiary from incurring Liens on the capital stock or other equity interests in any Foreign Subsidiary pursuant to agreements (including any stock pledge agreement) entered into by the Borrower or a Domestic Subsidiary in accordance with the terms of this Agreement to provide credit support to a Foreign Subsidiary in connection with financing arrangements entered into by such Foreign Subsidiary from time to time.
(b)    prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon,

(i)    the incurrence or payment of Debt, except (A) as provided in the Receivables Funding Documents, or (B) any such restriction on the payment of Debt (including without limitation any guaranty or subrogation agreement) entered into by the Borrower in accordance with the terms of this Agreement to provide credit support to the Canadian Subsidiary in connection with financing arrangements entered into by the Canadian Subsidiary from time to time, or
(ii)    the declaration or payment of dividends or other Restricted Payments,
(iii)    the making of loans, advances or Investments, or
(iv)    the sale, assignment, transfer or other disposition of any property or assets, other than (A) pursuant to the terms of any purchase money Debt or Capital Lease permitted hereunder relating to the asset in question, (B) as provided in the Canadian Collateralized Guaranty, so long as the beneficiary of the Canadian Collateralized Guaranty is subject to the IBM Intercreditor Agreement, (C) restrictions in contracts of the Borrower or any such Domestic Subsidiary on the assignment of the rights and duties under such contracts), or (D) (x) the capital stock or other equity interests in any Foreign Subsidiary or (y) any Debt owed to the Borrower or a Domestic Subsidiary by a Foreign Subsidiary, in each case, as provided in agreements (including, without limitation, pursuant to any subordination, guaranty, subrogation agreement or stock pledge agreement) entered into by the Borrower or a Domestic Subsidiary in accordance with the terms of this Agreement to provide credit support to a Foreign Subsidiary in connection with financing arrangements entered into by such Foreign Subsidiary from time to time.
SECTION 6.21.    Accounting Changes. The Borrower shall not (and shall not suffer or permit any of its Subsidiaries to) make any significant change in accounting treatment and reporting practices except for changes concurred in by such Person’s Independent Accounting Firm.
SECTION 6.22.    Amendments and Modifications to Debt Documents. The Borrower shall not:
(a)    (and shall not suffer or permit any of its Domestic Subsidiaries to) directly or indirectly, amend, modify, supplement, waive compliance with, grant a waiver under, or assent to noncompliance with any instrument, document or agreement evidencing, creating, guaranteeing or governing Debt or Guaranteed Debt in excess of $25,000,000 permitted under Section 6.3 or 6.6 or entered into in connection therewith (other than (x) instruments, documents or agreements evidencing, creating, guaranteeing or governing Debt permitted under Section 6.3(c) and Section 6.3(e) so long as such action shall not violate or cause a violation of any provision of any Loan Document and (y) in connection with the refinancing or refunding of such Debt as permitted by Section 6.3(i)) if such amendment, modification, supplement, or waiver (i) increases the principal balance of such Debt or Guaranteed Debt, or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rate; (v) increases or adds any fees or charges; or (vi) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for the Borrower or any of its Subsidiaries, or that is otherwise materially adverse to the Borrower, any of its Subsidiaries, or Lenders; and

(b)    (and shall not suffer or permit SFC to) agree to amend, supplement or otherwise modify any of the following defined terms set forth in the Receivables Funding Documents (or any other defined term referenced directly or indirectly in the definition of any such defined term), in each case as such defined term is defined in Annex X to the Receivables Funding Documents as in effect on the date hereof: “Dilution Reserve Ratio”, “Dynamic Advance Rate”, “Eligible Receivables”, “Excess Concentration Amount”, “Funding Availability”, “Obligor”, “Originator”, and “Borrower Account”.
SECTION 6.23.    Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case without at least 30 days’ prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. No Credit Party shall change its Fiscal Year.
SECTION 6.24.    [Reserved].
SECTION 6.25.    Mex Bank of America Account. Borrower shall not deposit any amounts into the Mex Bank of America Account other than the Excluded Assets or proceeds thereof.
SECTION 6.26.    SFC Accounts. Other than with respect to the Accrual Account, Borrower shall not permit SFC to maintain more than $100,000 in the aggregate for more than two (2) Business Days in Deposit Accounts of SFC that are not subject to Control Agreements that provide for a daily sweep of funds (for the avoidance of doubt, as an example, SFC may maintain $1,000,000 in such Deposit Accounts for two (2) consecutive Business Days so long as such amount is reduced to $100,000 or less prior to the third succeeding Business Day). Borrower shall promptly (and in any event no later than one Business Day thereafter) cause SFC to sweep on a daily basis all amounts received in the “Borrower Account” (as defined in the Receivables Funding Documents) to the Blocked Account at any time: (a) Net Borrowing Availability is less than or equal to $20,000,000, or (b) upon Agent’s election, a Default or Event of Default has occurred and is continuing.
SECTION 6.27.    Synnex GBS as Holding Company. The Borrower shall not permit Synnex GBS to own or acquire any assets (other than the Stock of Foreign Subsidiaries to the extent not otherwise prohibited by this Agreement) with a fair market value in excess of $15,000,000 in the aggregate.
ARTICLE 7

TERM

SECTION 7.1.    Duration. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date. On the Commitment Termination Date, the Revolving Credit Commitments shall terminate and the Revolving Credit Loan and all other Obligations shall immediately become due and payable in full, in immediately available funds in Dollars.
SECTION 7.2.    Survival of Obligations. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of the Borrower, or the rights of the Agent or any Lender and the Lenders relating to any Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower, and all rights of the Agent and each Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been indefeasibly paid in full in immediately available funds in Dollars in accordance with the terms of the agreements creating such Obligations.
ARTICLE 8

EVENTS OF DEFAULT; RIGHTS AND REMEDIES
SECTION 8.1.    Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:
(a)    The Borrower shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including any payment of principal of, or interest on, or Fees in respect of, the Revolving Credit Loan or the Swing Line Loan, and, with respect to the failure to make any payment of any Obligations hereunder (other than principal on the Revolving Credit Loan or the Swing Line Loan, which shall have no grace period), such failure shall continue unremedied for one (1) Business Day.
(b)    The Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 1.7 or Article 6 (other than Section 6.2, 6.4, 6.13 or 6.16, in each instance, to the extent such failure or neglect can be remedied), including any of the provisions set forth in Annex B or Annex G.
(c)    The Borrower or any other Subsidiary of the Borrower shall fail or neglect to perform, keep or observe any term or provision of this Agreement or of any of the other Loan Documents (other than any such term or provision referred to in paragraph (a) or (b) above), and the same shall remain unremedied (if capable of being remedied) for a period ending on the first to occur of twenty (20) days after the Borrower shall receive written notice of any such failure or neglect from the Agent or any Lender or twenty (20) days after the Borrower shall become aware thereof.

(d)    (x) A default shall occur and be continuing under any other agreement, document or instrument to which the Borrower or any of its Subsidiaries is a party or by which any such Person or its property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Debt of such Person in an aggregate amount exceeding $50,000,000 or (ii) permits any holder of such Debt or a trustee to cause such Debt, or a portion thereof, in an aggregate amount exceeding $50,000,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or (y) any such default under clause (x) above (whether or not continuing) causes or results in such Debt, or a portion thereof, in an aggregate amount exceeding $50,000,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.
(e)    Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, any report, financial statement or certificate made or delivered to the Agent or any Lender by the Borrower or Subsidiary of the Borrower shall be untrue or incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of the date when made or deemed made (including those made or deemed made pursuant to Section 2.2).
(f)    (i) The fair market value of the liabilities of the Borrower or any Material Subsidiary of the Borrower shall exceed the fair market value of its assets, or (ii) the Borrower or any Material Subsidiary of the Borrower shall generally not pay any of its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower or any Material Subsidiary of the Borrower seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or any of its Debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur, or the Borrower or any Material Subsidiary of the Borrower shall take any corporate action to authorize any of the actions set forth in this Section 8.1(f)(ii).
(g)    Judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $10,000,000 in the aggregate are rendered against the Borrower and/or any Domestic Subsidiary of the Borrower, and either (i) enforcement proceedings shall have been commenced upon any such judgment, or (ii) such judgments shall remain undischarged, unvacated, unstayed on appeal, unbonded or undismissed for a period of thirty (30) days or more.
(h)    Intentionally Omitted.

(i)    Any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms or the Borrower or other party thereto shall so state in writing; or any Lien created under any Collateral Document shall cease to be a valid and perfected Lien having the first priority in Collateral purported to be covered thereby (subject to Liens permitted hereby) as a result of any action or failure to take action on the part of the Borrower or any Subsidiary of the Borrower.
(j)    A Change of Control shall occur.
(k)    There shall occur any “Termination Event” or the “Facility Termination Date” shall have occurred, in each case, under and as defined in the Receivables Funding Agreement.
(l)    There shall occur any Non-Extension Event.
SECTION 8.2.    Remedies. If any Event of Default shall have occurred and be continuing, the Letter of Credit Fee and the rate of interest applicable to the Revolving Credit Loan and the Swing Line Loan and interest and other Obligations shall be increased to or charged at, as appropriate, effective as of the date of the occurrence of the Default giving rise to such Event of Default, the Default Rate as provided in Section 1.4(c) or Annex D, as appropriate, unless such increase or charge is waived in writing by the Requisite Lenders. If any Event of Default shall have occurred and be continuing, the Agent may, or if requested by the Requisite Lenders, shall without notice, take any one or more of the following actions: (a) terminate the Revolving Credit Commitments, whereupon the Lenders’ obligation to make further Advances, to incur Letter of Credit Obligations and to request or cause Letters of Credit to be issued hereunder, shall terminate; (b) declare all or any portion of the Obligations to be forthwith due and payable, including the Revolving Credit Loan and the Swing Line Loan, whereupon such Obligations shall become and be due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex J, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each of its Subsidiaries; or (c) exercise any rights and remedies provided to the Agent and the Lenders under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided that upon the occurrence of an Event of Default specified in Section 8.1(f) with respect to any Credit Party, the Revolving Credit Commitments of the Lenders shall immediately terminate and the Obligations shall become immediately due and payable, in each case, without declaration, notice or demand by or to any Person.
SECTION 8.3.    Waivers by Borrower. Except as otherwise provided for in this Agreement and applicable law, to the full extent permitted by applicable law, the Borrower waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent or any Lender on which the Borrower may in any way be liable, and the Borrower hereby ratifies and confirms whatever the Agent or any Lender may do in this regard, (b) all rights to notice and a hearing prior to the Agent’s or the Lenders’ taking possession or control of, or to the Agent’s or the Lenders’ replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Agent or any Lender to exercise any of its remedies, and (c) the benefit of any right of redemption and all valuation, appraisal and exemption laws. The Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents.
SECTION 8.4.    Application of Proceeds. After the occurrence of an Event of Default or the acceleration of the Obligations, the proceeds of the Collateral and of property of Persons other than the Borrower securing the Obligations shall be applied by the Agent to payment of the Obligations in the following order, unless all Holders otherwise agree in writing or a court of competent jurisdiction shall otherwise direct:
(i)    FIRST, to payment of all costs and expenses of the Agent and the Lenders incurred in connection with the preservation, collection and enforcement of the Obligations, or of any of the Liens granted to the Agent or the Lenders pursuant to the Collateral Documents or otherwise, including, without limitation, any amounts advanced by the Agent to protect or preserve the Collateral;
(ii)    SECOND, to payment of accrued and unpaid interest on the Swing Line Loan;
(iii)    THIRD, to payment of the principal of the Swing Line Loan;
(iv)    FOURTH, to payment of that portion of the Obligations (excluding the Swing Line Loan and Cash Management Obligations) constituting accrued and unpaid interest and fees and indemnities payable under Article 1 hereof and Annex D hereof ratably among the Agent and the Lenders in accordance with the proportion which the accrued interest and fees and indemnities payable under such Article 1 and Annex D constituting such Obligations owing to the Agent and each such Lender at such time bears to the aggregate amount of accrued interest and fees and indemnities payable under such Article 1 and Annex D constituting such Obligations owing to the Agent and all Lenders at such time until such interest, fees and indemnities shall be paid in full;
(v)    FIFTH, to payment of the principal of the Obligations (excluding the Swing Line Loan and Cash Management Obligations), ratably among the Agent and the Lenders in accordance with the proportion which the principal amount of such Obligations owing to the Agent and each such Lender, as applicable, bears to the aggregate principal amount of such Obligations owing to the Agent and all Lenders until such principal of such Obligations shall be paid in full, with that portion of the Obligations constituting Letter of Credit Obligations instead being cash collateralized in accordance with Annex J hereof;
(vi)    SIXTH, to the payment of all Cash Management Obligations, ratably among the Lenders in accordance with the proportion which the amount of such Cash Management Obligations owing to each such Lender bears to the aggregate principal amount of such Cash Management Obligations owing to all Lenders until such Cash Management Obligations shall be paid in full; and

(vii)    SEVENTH, to the payment of all other Obligations, ratably among the Lenders in accordance with the proportion which the amount of such other Obligations owing to each such Lender bears to the aggregate principal amount of such other Obligations owing to all Lenders until such other Obligations shall be paid in full; and
(viii)    EIGHTH, the balance, if any, after all of the Obligations has been indefeasibly satisfied, shall, except as otherwise provided in any Loan Document, be deposited by the Agent in an operating account or accounts of the Borrower with the Agent designated by the Borrower or paid over to such other Person or Persons as may be required by law.
The Borrower acknowledges and agrees that they shall remain severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in the first through eighth clauses above in respect of its Obligations.
ARTICLE 9

ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT
SECTION 9.1.    Assignment and Participations. (a) The Borrower consents to any Lender’s assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Advances and any Revolving Credit Commitment, Letter of Credit Obligations, or of any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) be to an Eligible Assignee and shall require the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, the Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and the Agent that it is purchasing the applicable Revolving Credit Advances or Letter of Credit Obligations to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained a Revolving Credit Commitment in an amount at least equal to $5,000,000; and (iv) include a payment to the Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Credit Commitment or assigned portion thereof from and after the date of such assignment. The Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of the Borrower to the assignee and that the assignee shall be considered to be a “Lender”. In all instances, each Lender’s liability to make Advances hereunder shall be several and not joint and shall be limited to such Lender’s Revolving Credit Commitment. In the event the Agent or any Lender assigns or otherwise transfers all or any part of a Note, the Agent or any such Lender shall so notify the Borrower and the Borrower shall, upon the request of the Agent or such Lender, execute new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge or assign all or any portion of such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank (provided, however, that no such pledge or assignment shall release such Lender from such Lender’s obligations hereunder or under any other Loan Document).
(b)    Any participation by a Lender of all or any part of its Revolving Credit Commitment shall be in an amount at least equal to $5,000,000, and with the understanding that all amounts payable by the Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation, unless such holder is an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Advance in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Advance in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.12, 1.14, 1.15 and 9.8, the Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of the Borrower to the participant and the participant shall be considered to be a “Lender”. Except as set forth in the preceding sentence the Borrower shall not have any obligation or duty to any participant. Neither the Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.
(c)    Except as expressly provided in this Section 9.1, no Lender shall, as between the Borrower and that Lender, or the Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Advances, the Notes or other Obligations owed to such Lender.
(d)    The Borrower shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. The Borrower shall certify the correctness, completeness and accuracy of all descriptions of the Borrower and its affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by the Borrower shall only be certified by the Borrower as having been prepared by the Borrower in compliance with the representations contained in Section 3.4.
(e)    A Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 10.13.
(f)    So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Advances or Revolving Credit Commitment to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.15(a), increased costs under Section 1.15(b), an inability to fund LIBOR Loans under Section 1.15(c), or withholding taxes in accordance with Section 1.15(d).
(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”), may grant to a special purpose funding vehicle wholly owned by the Granting Lender (an “SPC”), identified as such in writing by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Advances that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance; (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof and (iii) the Borrower shall not be liable for any obligations to the SPC or the Granting Lender under Section 1.15 that would not have been incurred if the Granting Lender had not exercised its right to utilize the SPC structure contemplated hereby. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Advance were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Agent assign all or a portion of its interests in any Advances to the Granting Lender or to any financial institutions (consented to by the Borrower and the Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Advances are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.
SECTION 9.2.    Appointment of Agent. Bank of America is hereby appointed to act on behalf of all Holders as the Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of the Agent and the Holders and neither the Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Agent shall act solely as an agent of the Holders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any other Person. The Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature and the Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither the Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Holder for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
If the Agent shall request instructions from the Requisite Lenders, Supermajority Lenders or all Lenders, as applicable, with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Requisite Lenders, Supermajority Lenders or all Lenders, as applicable, and the Agent shall not incur liability to any Person by reason of so refraining. The Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of the Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of the Agent, expose the Agent to Environmental Liabilities or (c) if the Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Requisite Lenders, Supermajority Lenders or all Lenders, as applicable. The Lenders hereby authorize and direct the Agent to execute and deliver the Intercreditor Agreements.
SECTION 9.3.    The Agent’s Reliance, Etc. Neither the Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Holder and shall not be responsible to any Holder for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of the Borrower to inspect the Collateral (including the books and records) of the Borrower; (e) shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 9.4.    Bank of America and Affiliates. With respect to its Revolving Credit Commitment hereunder, Bank of America shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Bank of America in its individual capacity. Bank of America and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, the Borrower, any of its Affiliates and any Person who may do business with or own securities of the Borrower or any such Affiliate, all as if Bank of America were not the Agent and without any duty to account therefor to the Holders. Bank of America and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Holders.
SECTION 9.5.    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Holder and based on the Financial Statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
SECTION 9.6.    Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the Agent is not reimbursed for such expenses by the Borrower.
SECTION 9.7.    Successor Agent. The Agent may resign at any time by giving not less than thirty (30) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of the Holders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents. The Agent may be removed at the written direction of the holders (other than the Agent) of two-thirds or more of the Revolving Credit Commitments (excluding the Agent’s Revolving Credit Commitment); provided that in so doing, such Lenders shall be deemed to have waived and released any and all claims they may have against the Agent.
SECTION 9.8.    Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Borrower (regardless of whether such balances are then due to the Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of the Borrower against and on account of any of the Obligations which are not paid when due. Except to the extent otherwise provided herein, any Lender or holder of any Revolving Credit Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender’s obligation under this Section 9.8 shall be in addition to and not limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loan under Section 1.1(b)(iv). The Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Advances made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Advances and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.
SECTION 9.9.    Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.
(a)    Advances; Payments. (i) The Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(b). The Agent shall endeavor to notify the Lenders of each Notice of Revolving Credit Advance by 11:00 a.m. (California time) on the proposed funding date by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender’s Pro Rata Share of each Revolving Credit Advance available to the Agent in same day funds by wire transfer to the Agent’s account as set forth in Annex H not later than 2:00 p.m. (California time) on the requested funding date, unless Agent's notice is received after the times provided above, in which event each Lender shall fund its Pro Rata Share by noon (California time) on the next Business Day. After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, the Agent shall make the requested Revolving Credit Advance to the Borrower. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.
(ii)    The Agent will advise each Lender by telephone or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Revolving Credit Advance. Provided that such Lender has made all payments required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of the date of any such payment, the Agent will pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by the Borrower for the benefit of that Lender on the Revolving Credit Advances held by it. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 5:00 p.m. (New York time) on the date of such payment.
(b)    Availability of Lender’s Pro Rata Share. The Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to the Agent on each funding date. If such Pro Rata Share is not, in fact, paid to the Agent by such Lender when due, the Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon the Agent’s demand, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to the Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require the Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that the Agent advances funds to the Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, the Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(c)    Return of Payments. (23) If the Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Agent from the Borrower and such related payment is not received by the Agent, then the Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.
(ii)    If the Agent determines at any time that any amount received by the Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Agent on demand any portion of such amount that the Agent has distributed to such Lender, together with interest at such rate, if any, as the Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.
(d)    Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance, to purchase any participation in the Swing Line Loan to be made or purchased by it on the date specified therefor or to incur or purchase any participation in Letter of Credit Obligations shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor the Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance to be made, or to purchase a participation to be purchased, by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to the Agent or any Other Lender for the failure by such Non-Funding Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a Non-Funding Lender's right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Non-Funding Lender shall not be deemed to be a "Lender" until all its defaulted obligations have been cured. Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Non-Funding Lender hereunder, and may apply such funds to such Lender's defaulted obligations or readvance the funds to Borrowers in accordance with the Agreement. If a Lender is a Non-Funding Lender, Agent may, by notice to such Non-Funding Lender, require such Non-Funding Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to an appropriate Assignment Agreement and within 20 days after Agent's notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment Agreement if the Non-Funding Lender fails to execute same. Such Non-Funding Lender shall be entitled to receive, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment. Notwithstanding anything contained herein to the contrary, Borrower reserves all of its rights and remedies against each Non-Funding Lender to recover for any damages caused to Borrower by such Non-Funding Lender on account of such Non-Funding Lender's failure to make any payment or provide funds to Agent or Borrower as required hereunder.
(e)    Dissemination of Information. The Agent will use reasonable efforts to provide the Lenders with any notice of Default or Event of Default received by the Agent from, or delivered by the Agent to, the Borrower, with notice of any Event of Default of which the Agent has actually become aware and with notice of any action taken by the Agent following any Event of Default; provided, however, that the Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to the Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The Lenders acknowledge that the Borrower is required to provide Financial Statements and Collateral Reports to the Lenders in accordance with Annex E hereto and agree that the Agent shall have no duty to provide the same to the Lenders.
(f)    Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of the Agent or Requisite Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert.
ARTICLE 10

MISCELLANEOUS
SECTION 10.1.    Complete Agreement; Amendments and Waivers. (a) This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied).
(b)    Except for actions expressly permitted to be taken by the Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Documents, or any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Borrower, and by the Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses (c) and (d) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.
(c)    No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Inventory set forth in Section 1.5, shall be effective unless the same shall be in writing and signed by the Agent, the Supermajority Lenders and the Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which (i) waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Advance or the incurrence of any Letter of Credit Obligations, or (ii) changes the methodology used in computing any Reserve included in the most recent Borrowing Base Certificate as of the Effective Date, which change directly results in a reduction in the amount of such Reserve, shall be effective unless the same shall be in writing and signed by the Agent, the Requisite Lenders and the Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith the Agent or the Requisite Lenders, as the case may be, have exercised its or their right to suspend the making of further Advances pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Advances or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by the Agent, the Requisite Lenders and the Borrower.
(d)    No amendment, modification, termination or waiver shall, unless in writing and signed by the Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender’s Revolving Credit Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Advances or the incurrence of any Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Advance of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, permit the Borrower or any of its Subsidiaries to sell or otherwise dispose of any Collateral with a value exceeding $10,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Advances which shall be required for the Lenders or any of them to take any action hereunder; (vii) amend or waive this Section 10.1 or the definitions of the terms “Requisite Lenders,” or “Supermajority Lenders” insofar as such definitions affect the substance of this Section 10.1; or (viii) amend or waive Section 1.1(a)(v) insofar as such amendment would increase the amount of Overadvances permitted to be made or outstanding under this Agreement; or (ix) amend or waive Section 6.8(a) or the definition of the term “Stop Event” insofar as such definition affects the substance of Section 6.8(a). Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document, including any increase in the L/C Sublimit or any release of any Guaranty or Collateral requiring a writing signed by all Lenders, shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for the Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.1 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.
(e)    If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):
(i)    requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such

Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as “Non Consenting Lender”);
(ii)    requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained;
then, so long as Agent is not a Non Consenting Lender, at Borrower’s request made within 60 days following the proposal of the Proposed Change, Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non Consenting Lenders, and such Non Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Revolving Credit Commitments of such Non Consenting Lenders for an amount equal to the principal balance of the Revolving Credit Loan held by the Non Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated within 60 days after Borrower’s request pursuant to an executed Assignment Agreement.
(f)    Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.12), termination of the Revolving Credit Commitments and a release of all claims against the Agent and the Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any Claim, the Agent shall deliver to the Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.
SECTION 10.2.    Fees and Expenses. Except as otherwise provided in Section 5.10, Borrower shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (a) through (f) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:
(a)    any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Advances and Letters of Credit made pursuant hereto or its rights hereunder or thereunder;
(b)    any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, the Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Obligations during the pendency of one or more Events of Default; provided, that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;
(c)    any attempt to enforce any remedies of Agent or any Lender against the Borrower or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Obligations during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;
(d)    any workout or restructuring of the Obligations during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; and
(e)    efforts to (i) monitor the Advances, Letters of Credit or any of the other Obligations, (ii) evaluate, observe or assess the Borrower or its affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;
(f)    including, as to each of clauses (a) through (e) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 10.2, all of which shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.
SECTION 10.3.    No Waiver. No failure on the part of the Agent or the Lenders, at any time or times, to require strict performance by the Borrower, of any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of the Agent or the Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default shall not suspend, waive or affect any other Default whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Loan Documents and no Default by the Borrower shall be deemed to have been suspended or waived by the Lenders, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of the Agent and the Requisite Lenders if required hereunder and directed to the Borrower specifying such suspension or waiver.
SECTION 10.4.    Remedies. The rights and remedies of the Agent and the Lenders under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which the

Agent or any Lender may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.
SECTION 10.5.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
SECTION 10.6.    Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.
SECTION 10.7.    Right of Set-off. In addition to each Lender’s rights under Section 1.10, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing irrespective of whether or not the Agent or such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees to use reasonable efforts to promptly notify the Agent and the Borrower after any such setoff and application made by the such Lender; provided, that the failure to give such notice (or to timely do so) shall not affect the validity of such setoff and application. The rights of each Lenders under this Section are in addition to the other rights and remedies (including other rights of setoff) which such Lenders may have.
SECTION 10.8.    Authorized Signature. Until the Agent shall be notified by the Borrower to the contrary, the signature upon any document or instrument delivered by the Borrower pursuant hereto and believed by the Agent or any of the Agent’s officers, agents, or employees to be that of an officer or duly authorized representative of the Borrower listed in Schedule 10.8 shall bind the Borrower and be deemed to be the act of the Borrower affixed pursuant to and in accordance with resolutions duly adopted by the Borrower’s Board of Directors, and the Agent and each Lender shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or appears to be unless the Person acting in reliance on such signature shall have actual knowledge of the fact that such signature is false or the Person whose signature or purported signature is presented is without authority.
SECTION 10.9.    Notices.
(a)    Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) the party to be notified and sent to the address or facsimile number indicated in Annex I, or (B) otherwise to the party to be notified at its address specified on the signature page of any applicable Assignment Agreement, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of Borrower, Agent and Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to Borrower and Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.
(b)    Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, three days after being placed in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.
SECTION 10.10.    Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
SECTION 10.11.    Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.
SECTION 10.12.    Time of the Essence. Time is of the essence of this Agreement and each of the other Loan Documents.
SECTION 10.13.    Confidentiality.
(a)    Intentionally Omitted.
(b)    The Borrower has furnished and will furnish to the Agent and the Lenders certain information concerning the Borrower and its Subsidiaries which the Borrower has advised is non-public, proprietary or confidential in nature (“Confidential Information”). The Agent and each Lender confirms to the Borrower, for itself, that it is the policy and practice of the Agent and such Lender to maintain in confidence all Confidential Information which is provided to it under agreements providing for the extension of credit and which is identified to it as such, and that it will protect the confidentiality of Confidential Information submitted to it with respect to the Borrower and any of its Subsidiaries under this Agreement, commensurate with its efforts to maintain the confidentiality of its own Confidential Information, provided, however, that (i) nothing contained herein shall prevent the Agent or any Lender from disclosing Confidential Information (A) to its Affiliates, to its directors, officers and employees and to any legal counsel, auditors, appraisers, consultants or other persons retained by it or its Affiliates as professional advisors, on the condition that such information not be further disclosed except in compliance with this Section 10.13(b); (B) under color of legal authority, including, without limitation, to any regulatory authority having jurisdiction over it or its operations or to or under the authority of any court deemed by it to be of competent jurisdiction; (C) to any actual or potential assignee of or participant in any Lender’s rights and obligations under this Agreement pursuant to Section 9.2 hereof to the extent such actual or potential assignee or participant has agreed to maintain such information in confidence on the basis set forth in this Section 10.13(b); (D) as necessary in connection with the exercise of its rights and remedies under this Agreement or any of the other Loan Documents, or otherwise in connection with the transactions contemplated by this Agreement and the other Loan Documents; (E) to any rating agency; and (F) to any provider or potential provider of liquidity or credit support to any Lender in connection herewith or in connection with the Receivables Funding Documents, and any assignee, participant, or potential assignee or participant of any thereof to the extent such actual or potential provider of liquidity or credit support has agreed to maintain such information in confidence on the basis set forth in this Section 10.13(b); (ii) the terms of this Section 10.13(b) shall be inapplicable to any information furnished to it which is in its possession prior to the delivery to it of such information by the Borrower or any of its Subsidiaries, or otherwise has been obtained by it on a non-confidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of the Agent’s or such Lender’s failure or any prospective participant’s or assignee’s failure to abide hereby), or which was not non-public, proprietary or confidential when the Borrower or any of its Subsidiaries delivered it to the Agent or any Lender; and (iii) the determination by the Agent or any Lender as to the application of any of the circumstances described in the foregoing clauses (i) and (ii) will be conclusive and binding if made in good faith. Notwithstanding anything herein to the contrary, the Borrower, Agent and any Lender (and each of their employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, Agent or Lender relating to such tax treatment and tax structure.
(c)    Notwithstanding paragraph (b) above, the Borrower consents to the Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.
SECTION 10.14.    Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of the Borrower, the Agent, the Lenders, and their respective successors and assigns, except as otherwise provided herein or therein. The Borrower may not assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the Loan Documents without the prior express written consent of the Agent and all Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower without such prior express written consent shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of the Borrower, the Agent, and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.
SECTION 10.15.    Amendment and Restatement.
(a)    This Agreement amends and restates in its entirety the Third Amended Credit Agreement and, upon the effectiveness of this Agreement, the terms and provisions of the Third Amended Credit Agreement shall, subject to Section 10.15(c), be superseded hereby.
(b)    Notwithstanding the amendment and restatement of the Third Amended Credit Agreement by this Agreement, all of the Obligations owing to the Lenders under the Third Amended Credit Agreement which remain outstanding as of the date hereof, shall constitute Obligations owing hereunder. This Agreement is given in substitution for the Third Amended Credit Agreement, and not as payment of the Obligations of the Borrower thereunder, and is in no way intended to constitute a novation of the Third Amended Credit Agreement.
(c)    Upon the effectiveness of this Agreement, unless the context otherwise requires, each reference to the Third Amended Credit Agreement in any of the Loan Documents and in each document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement. Except as expressly modified as of the Effective Date, all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
SECTION 10.16.    GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE BORROWER, THE AGENT, AND THE LENDERS HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE SUCH JURISDICTION. EACH OF THE BORROWER, THE AGENT, AND THE

LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ANY OBJECTION WHICH SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PERSON AT THE ADDRESS SET FORTH IN SECTION 10.9 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON’S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS PROPER POSTAGE PREPAID.
SECTION 10.17.    WAIVER OF TRIAL JURY. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 10.18.    Press Releases and Related Matters. The Borrower agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Bank of America or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to Bank of America and without the prior written consent of Bank of America unless (and only to the extent that) the Borrower or such Affiliate is required to do so under law and then, in any event, the Borrower or such Affiliate will consult with Bank of America before issuing such press release or other public disclosure. Each of Agent and Lenders agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Borrower or its Subsidiaries or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to the Borrower and without the prior written consent of the Borrower unless (and only to the extent that) Bank of America, such Lender or such Affiliate is required to do so under law and then, in any event, Bank of America, such Lender or such Affiliate will consult with the Borrower before issuing such press release or other public disclosure. The Borrower consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using the Borrower’s name, product photographs, logo or trademark. Agent or such Lender shall provide a draft of any advertising material to the Borrower for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
SECTION 10.19.    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Borrower for liquidation or reorganization, should the Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
SECTION 10.20.    Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 10.16 and 10.17, with its counsel.
SECTION 10.21.     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

SYNNEX CORPORATION
a Delaware corporation

By:
Name:
Title:

Signature Page
to
BofA/Synnex Fourth Amended
and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as Agent, Lender and Swing Line Lender

By:
Name:
Title:

Signature Page
to
BofA/Synnex Fourth Amended
and Restated Credit Agreement

ANNEX A
TO CREDIT AGREEMENT
DEFINITIONS; RULES OF CONSTRUCTION
(1)    Definitions. Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement and the other Loan Documents) the following respective meanings:
“ACH Transactions” means any cash management or related services including the automatic clearing house transfer of funds by the Agent or any Lender for the account of the Borrower or any of its Subsidiaries pursuant to agreement or overdrafts.
“Account Debtor” means any Person who may become obligated to the Borrower or any Subsidiary thereof under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).
“Accounts” shall mean all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Subsidiary thereof and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of the Borrower’s or any of its Subsidiary’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of the Borrower’s or any of its Subsidiary’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to the Borrower or any Subsidiary thereof for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by the Borrower or Subsidiary or in connection with any other transaction (whether or not yet earned by performance on the part of the Borrower or Subsidiary), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.
“Accrual Account” is defined in the Receivable Funding Documents.
“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Stock of any other Person.
“Advance” shall mean any Revolving Credit Advance or Swing Line Advance, as the context may require.

ANNEX A - 1

“Advance Date” shall have the meaning assigned to it in Section 1.19.
“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (c) each of such Person’s officers, directors, joint ventures and partners. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude the Agent and each Lender.
“Agent” shall mean Bank of America in its capacity as Agent pursuant to Section 9.2 or its successor appointed pursuant to Section 9.7.
“Agreement” shall mean the Fourth Amended and Restated Credit Agreement to which this Annex A is attached and of which it forms a part, including all Annexes, Schedules, and Exhibits attached or otherwise identified thereto, all restatements, modifications and supplements hereof or hereto, and any appendices, attachments, exhibits or schedules to any of the foregoing, in each case as amended, supplemented or otherwise modified from time to time; provided, that any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect as of the Effective Date, unless otherwise provided in a written amendment thereto or in a deemed amendment pursuant to Section 5.8.
“Ancillary Services and Lease Agreement” shall mean that certain Ancillary Services and Lease Agreement dated as of December 19, 1997 between SFC and Synnex, as in effect on the Effective Date and without giving effect to any modifications or amendments thereto, pursuant to which Synnex agrees to provide office space and certain administrative and clerical services to SFC and to advance to SFC subordinated loans from time to time in an aggregate not to exceed $500,000 to satisfy SFC’s initial and ongoing administrative and operating expenses.
“Applicable Law” shall mean, with respect to a Person, all laws, rules, regulations and governmental guidelines applicable to such Person or its conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.
“Applicable Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Base Rate or the LIBOR Rate, as the case may be, applicable to the Revolving Credit Loan, as determined by reference to Section 1.4(a).
“Application for Letter of Credit” has the meaning ascribed to it in Annex J.
“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions

ANNEX A - 2

of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.
“Assignment Agreement” shall have the meaning assigned to it in Section 9.1(a).
“Bank of America” shall mean Bank of America, N.A, a national banking association, and its successors.
“Bank Product Debt” shall mean Debt and other obligations of the Borrower and any of its Subsidiaries relating to Bank Products.
“Bank Product Reserve” shall mean the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt.
“Bank Products” means any one or more of the following types of services or facilities extended to the Borrower or any of its Subsidiaries by the Agent or any Lender or any Affiliate of the Agent or any Lender in reliance on an agreement by the Agent or any Lender to indemnify such Affiliate: (a) credit cards; (b) ACH Transactions; (c) cash management, including controlled disbursement services; (d) Hedge Agreements; and (e) letters of credit and bankers acceptances.
“Bankruptcy Code” shall mean Title 11 of the United States Code.
“Base Rate” shall mean for any day, a per annum rate equal to the Prime Rate for such day. Each change in any interest rate provided for in the Agreement based upon the Base Rate shall take effect at the time of such change in the Base Rate.
“Base Rate Loan” shall mean any portion of the Revolving Credit Loan bearing interest by reference to the Base Rate.
“Blocked Account” shall have the meaning assigned to it in Annex B.
“Blocked Account Agreement” shall have the meaning assigned to it in Annex B.
“Borrower” shall have the meaning provided in the first paragraph of this Agreement.
“Borrower Security Agreement” shall mean the Amended and Restated Security Agreement, dated as of July 9, 2002, together with all amendments, modifications and supplements thereto (including without limitation the Omnibus Amendment), executed by the Borrower in favor of the Agent for the benefit of the Holders, as further amended, supplemented or otherwise modified from time to time.
“Borrowing Availability” shall mean, as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case less the Swing Line Loan outstanding at such time.
“Borrowing Base” shall mean, as of any date of determination by the Agent, an amount equal to the sum of:

ANNEX A - 3

(i)    the lesser of (A) the product of (x) 85% and (y) the net orderly liquidation value of Eligible Inventory (other than Production Inventory) as of such date based on the most recently conducted appraisal of the Borrower’s inventory and (B) the product of (1) 65% and (2) aggregate amount of Eligible Inventory (other than Production Inventory) as of such date, valued at the lower of cost or market value, determined on a first-in-first-out basis; plus
(ii)    the lesser of (A) the product of (x) 15%, and (y) the aggregate amount of Production Inventory as of such date, valued at the lower of cost or market value, determined on a first-in-first-out basis, and (B) $5,000,000;
in each case, less any Reserves established by Agent at such time.
“Borrowing Base Certificate” shall mean a certificate in the form attached hereto as Exhibit 1.1(a)(iv).
“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of California and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.
“Canadian Collateralized Guaranty” means the Collateralized Guaranty executed by IBM Canada Limited and the Borrower.
“Canadian Subsidiary” means Synnex Canada Limited, an Ontario corporation.
“Capital Lease” shall mean any lease of any property (whether real, personal or mixed) by any Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.
“Capital Lease Obligation” shall mean, as of any date, the amount of the obligation of the lessee under a Capital Lease that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed as such in a note to such balance sheet.
“Cash Collateral Account” has the meaning ascribed to it in Annex J.
“Cash Dominion Trigger Period” shall mean the period (a) commencing on the day that Net Borrowing Availability is less than: (i) for 5 consecutive Business Days, the greater of: (A) an amount equal to 20% of the Maximum Amount, and (B) $20,000,000, or (ii) at any time, the greater of (A) an amount equal to 10% of the Maximum Amount, and (B) $10,000,000; and (b) continuing until, during the preceding 30 Business Days, Net Borrowing Availability has been greater than, at all times, the greater of (i) an amount equal to 20% of the Maximum Amount, and (ii) $20,000,000.
“Cash Equivalents” shall mean: (a) securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed or insured by the government of the United States of America or any agency thereof and backed by the full faith and credit of the United States

ANNEX A - 4

of America; (b) certificates of deposit, Eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any domestic commercial bank having capital and surplus in excess of $500,000,000, having maturities of one year or less from the date of acquisition; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Services, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, in each case with maturities of not more than sixty (60) days from the date acquired; and (d) shares of money market mutual funds having net assets in excess of $500,000,000 the investments of which are limited to one or more of the types of investments described in clauses (a), (b) and (c) above, provided that such mutual funds have maturities which occur or redemption or withdrawal rights which are exercisable no later than one year from the date of investment.
“Cash Management Obligations” shall have the meaning assigned to it in the definition of “Obligations”.
“Change of Control” shall mean any event, transaction or occurrence after the Effective Date as a result of which: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of greater than 30% (or 40% if such person or group of persons includes the Mitac Group) of the issued and outstanding shares of Stock of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances; (b) during any period of twelve (12) consecutive calendar months ending after the Effective Date, individuals who at the beginning of such twelve-month period constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the Stockholders of the Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) the Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Domestic Subsidiaries; (d) the Borrower or any Domestic Subsidiary thereof shall have sold, transferred, conveyed, assigned or otherwise disposed of all or substantially all of its assets; (e) any fundamental change as described in the Convertible Senior Notes Offering Memorandum; or (f) any fundamental change or “change of control” as described in the 2012 Offering Documentation.
“Charges” shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, assessments, charges or Liens upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of the Borrower or any Subsidiary thereof, (d) the ownership or use by the Borrower or any Subsidiary thereof of any of its assets, or (e) any other aspect of the Borrower’s or any of its Subsidiaries’ business.

ANNEX A - 5

“Chattel Paper” shall mean any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by the Borrower or any Subsidiary thereof.
“Claim” shall have the meaning assigned to it in Section 1.12.
“Closing Date” shall mean February 12, 2007, the date on which the initial advances were made under the Second Amended Credit Agreement.
“Code” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Collateral” shall mean the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of the Agent, on behalf of the Holders, to secure any or all of the Obligations.
“Collateral Documents” shall mean the Security Agreements, the Stock Pledge Agreements, the Trademark Security Agreement, the Control Agreements and all other instruments and agreements now or hereafter securing the whole or any part of the Obligations.
“Collection Account” shall mean that certain account of the Agent, account number 9369337800 in the name of the Agent at Bank of America, N.A., New York, New York, ABA number 026-009-593, Reference SYNNEX Corp., or such other account as may be designated by the Agent.
“Commitment Termination Date” shall mean the earliest of (a) October 18, 2017, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 8.2 and (c) the date of termination of the Revolving Credit Commitments in accordance with the provisions of Section 1.2.
“Commitments” shall mean as to all of the Lenders, the aggregate of all of the Lenders’ Revolving Credit Commitments, which aggregate commitment shall be $100,000,000, as such amount may be increased to up to $150,000,000 pursuant to Section 1.2(e), or otherwise adjusted, if at all, from time to time in accordance with the Agreement.
“ComputerLand” shall mean ComputerLand Corporation, a California corporation, a wholly-owned Subsidiary of the Borrower.

ANNEX A - 6

“Concentrix” shall mean Concentrix Corporation, a New York corporation.
“Confidential Information” shall have the meaning assigned to it in Section 10.13(b).
“Contracts” shall mean all the contracts, under-takings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Borrower or any Subsidiary thereof may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.
“Control Agreements” shall mean a control agreement, in form and substance satisfactory to the Agent, executed and delivered by the Borrower or the applicable Domestic Subsidiary thereof, the Agent, and the applicable securities intermediary (with respect to a securities account of Borrower or such Domestic Subsidiary) or bank (with respect to a deposit account of Borrower or such Domestic Subsidiary).
“Convertible Note Hedge and Warrant Documents (II)” shall mean those documents entered into and/or issued by Borrower substantially contemporaneously with the Convertible Senior Notes (II) which evidence the convertible note hedge transactions and warrant transactions as detailed in the Convertible Senior Notes Offering Documentation (II) (which, for clarification, must be on terms and conditions satisfactory to Agent).
“Convertible Senior Note (II) Access Date” shall mean a date agreed to between Borrower and Agent.
“Convertible Senior Noteholders” has the meaning assigned to such term in Section 6.14.
“Convertible Senior Noteholders (II)” has the meaning assigned to such term in Section 6.14.
“Convertible Senior Notes” shall mean those certain convertible senior notes issued by Borrower with a final maturity date of not less than ten (10) years from the date of issuance, in an amount not to exceed $150,000,000 with an interest rate up to 5.5% and subject to the terms set forth in the Convertible Senior Notes Offering Memorandum.
“Convertible Senior Notes (II)” shall mean those certain convertible senior notes issued by Borrower no later than the Convertible Senior Note (II) Access Date in an aggregate amount not to exceed the amount agreed to between Borrower and Agent, the terms and conditions of which are set forth in the Convertible Senior Notes Offering Documentation (II) (which, for clarification, must be on terms and conditions satisfactory to Agent).
“Convertible Senior Notes Offering Documentation (II)” shall mean the documentation, in form and substance satisfactory to Agent, setting forth the terms and conditions of the Convertible Senior Notes (II).

ANNEX A - 7

“Convertible Senior Notes Offering Memorandum” shall mean that certain draft Offering Memorandum, dated May 5, 2008, together with any immaterial changes (including, without limitation, (x) the months during the year during which semiannual payments are required to be made and (y) the principal amount of the Convertible Senior Notes, provided that the principal amount, including any exercised or available over-allotments, shall not exceed $150,000,000) made to subsequent versions of, and the final, Offering Memorandum.
“Copyrights” shall mean any copyright to which the Borrower or any Subsidiary thereof now or hereafter has title, as well as any application for a copyright hereafter made by the Borrower or any Subsidiary thereof.
“Credit Judgment” shall mean Agent's commercially reasonable judgment exercised in good faith, based upon its consideration of any factor that it believes (a) could adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent's Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Credit Party is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Credit Party; or (d) creates or could result in a Default or Event of Default. In exercising such commercially reasonable judgment, Agent may consider any factors that could increase the credit risk of lending to Borrower on the security of the Collateral.
“Credit Party” shall mean the Borrower and each Guarantor.
“Debt” of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including non-delinquent obligations to trade creditors incurred in the ordinary course of business), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capital Lease Obligations, (e) all Guaranteed Debt, (f) all Debt referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (g) the Obligations, (h) all liabilities under Title IV of ERISA and (i) all liabilities under or with respect to interest rate protection or currency exchange agreements.
“Default” shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.
“Default Rate” shall mean (a) with respect to principal owing on Revolving Credit Advances or Swing Line Advances, a rate per annum equal to two percent (2%) over the rate or rates of interest otherwise in effect hereunder from time to time therefor, (b) with respect to the

ANNEX A - 8

Letter of Credit Fee, a rate per annum equal to two percent (2%) over the Letter of Credit Fee otherwise in effect hereunder from time to time therefor, and (c) with respect to interest or other Obligations (excluding principal on the Revolving Credit Advances and Swing Line Advances and the fee payable on Letter of Credit Obligations), a rate per annum equal to the Base Rate in effect from time to time plus three percent (3.0%).
“Deferred Taxes” shall mean, with respect to any Person at any date, the amount of deferred taxes of such Person as shown on the balance sheet of such Person as of such date prepared in accordance with GAAP.
“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of the Borrower or any Subsidiary thereof.
“Disbursement Accounts” shall have the meaning assigned to it in Annex B.
“Documents” shall mean all “documents,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Subsidiary thereof, wherever located.
“DOL” shall mean the United States Department of Labor or any successor thereto.
“Dollars” and “$” shall mean lawful money of the United States of America.
“Domestic Excluded Subsidiary” shall mean any Domestic Subsidiary, if (i) such Domestic Subsidiary has not executed and delivered to the Agent, for the benefit of the Holders, a Guaranty or Security Agreement, or such Guaranty or Security Agreement is not then in effect, or (ii) a Stock Pledge Agreement in respect of all of the then outstanding Stock of such Domestic Subsidiary has not been executed and delivered to the Agent, for the benefit of the Holders, or is not then in effect.
“Domestic Person” shall mean any Person organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Domestic Subsidiary” shall mean a Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia, other than (i) EMJ America, Inc., a North Carolina corporation, (ii) Synnex Charitable Foundation, a California non profit public benefit corporation to the extent such Subsidiary is exempt from federal income taxation under Section 5.1 (a) of the IRC, (iii) Synnex GBS and (iv) Concentrix and, subject to the limitations of Section 6.2(h), each Subsidiary of Concentrix organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Effective Date” shall mean the date on which this Agreement becomes effective in accordance with Section 2.1.
“Eligible Assignee” shall mean a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower (which approval by Borrower shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment),

ANNEX A - 9

that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the IRC or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion.
“Eligible Inventory” shall have the meaning assigned to it in Section 1.5 of the Agreement.
“Environmental Laws” shall mean all Federal, state and local and foreign laws, statutes, ordinances, orders and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) (“CERCLA”); the Hazardous Material Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sections 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.) (“RCRA”); the Toxic Substance Control Act, as amended (15 U.S.C. Sections 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Sections 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Sections 651 et seq.) (“OSHA”); and the Safe Drinking Water Act, as amended (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.
“Environmental Liabilities and Costs” shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of a Hazardous Material.
“Equipment” shall mean all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Subsidiary thereof, wherever located and, in any event, including all of the Borrower’s or any of its Subsidiaries’ machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps,

ANNEX A - 10

motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with the Borrower or any Subsidiary thereof and which, together with the Borrower or such Subsidiary, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.
“ERISA Event” shall mean, with respect to the Borrower, any Subsidiary thereof or any ERISA Affiliate, (a) a Reportable Event with respect to a Title IV Plan or a Multi-employer Plan; (b) the withdrawal of the Borrower, any Subsidiary thereof or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a) (2) of ERISA; (c) the complete or partial withdrawal of the Borrower, any Subsidiary thereof or any ERISA Affiliate from any Multi-employer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041(c) of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multi-employer Plan by the PBGC; (f) the failure to make required contributions to a Qualified Plan; or (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multi-employer Plan or the imposition of any material liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.
“Event of Default” shall have the meaning assigned to it in Section 8.1.
“Excluded Assets” means any rights or interest of Borrower arising in connection with (a) the Accounts Receivable Assignment Agreement dated as of February 28, 2006, among Corporativo Lanix, S.A. de C.V., Alef Soluciones Integrales, S.A. de C.V. and Accesorios y Suministros Informáticos, S.A. de C.V. (collectively, the “Lanix Consortium”), as assignors, Synnex Mexico and Borrower, as assignee, as the same may be amended, extended, replaced, restated, supplemented or otherwise modified from time to time, (b) the Accounts Receivable Assignment Agreement dated as of December 5, 2005, among the Lanix Consortium, as assignors, Synnex Mexico and Borrower, as assignee, as the same may be amended, extended, replaced, restated supplemented or otherwise modified from time to time, (c) the Multiannual Services Agreement (Contrato Multianual de Prestación de Servicios) number 62.PE.2005-2010, dated October 31, 2005, between the Lanix Consortium, as services providers, and the Ministry of Education (Secretaría de Educación Pública), a Ministry of the Federal Public Administration of México (the “SEP”), as the same may be amended, extended, replaced, restated, supplemented or otherwise modified from time to time, (d) the Multiannual Services Agreement (Contrato Multianual de

ANNEX A - 11

Prestación de Servicios) number 67.PE.2005-2010, dated October 31, 2005, between the Lanix Consortium, as services providers, and SEP, as the same may be amended, extended, replaced, restated, supplemented or otherwise modified from time to time, (e) any payments, accounts (as such term is defined in the Code) or other amounts payable with respect to any of the foregoing rights or interests, (f) any proceeds thereof, or (g) that certain deposit account number 945912430012 maintained with Bank of America (the “Mex Bank of America Account”), except that any amounts deposited in the Mex Bank of America Account not described above shall not constitute “Excluded Assets”.
“Federal Funds Rate” (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.
“Fee Letter” shall mean that certain letter agreement dated the Effective Date between the Borrower and the Agent.
“Fees” shall mean any and all fees payable to the Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.
“Fifth Amendment Effective Date” shall mean October 18, 2012.
“Financials” shall mean the financial statements referred to in paragraph 1 of Schedule 3.4.
“Fiscal Month” shall mean, for the Borrower and its Subsidiaries, each calendar month.
“Fiscal Quarter” shall mean, for the Borrower and its Subsidiaries, each three-month period ending on February 28 (or 29), May 31, August 31, and November 30 in each year.
“Fiscal Year” shall mean, for the Borrower and its Subsidiaries, the twelve-month period ending on November 30 in each year. Subsequent changes of the fiscal year of the Borrower or any of its Subsidiaries shall not change the term “Fiscal Year,” unless the Requisite Lenders shall consent in writing to such change.
“Fixtures” shall mean all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Subsidiary thereof.
“Foreign Person” shall mean any Person other than a Domestic Person.

ANNEX A - 12

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.
“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied, as such term is further defined in Annex G to the Agreement.
“General Intangibles” shall mean all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Subsidiary thereof, including all right, title and interest which the Borrower or any Subsidiary thereof may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Borrower or any Subsidiary thereof or any computer bureau or service company from time to time acting for the Borrower or any of its Subsidiaries.
“Goods” shall mean all “goods” as defined in the Code, now owned or hereafter acquired by the Borrower or any Subsidiary thereof, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.
“Governmental Authority” shall mean the United States of America, any state, local or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.
“Guaranteed Debt” shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such

ANNEX A - 13

primary obligation against loss in respect thereof. The amount of any Guaranteed Debt at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Debt; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.
“Guaranties” shall mean, collectively, the Subsidiary Guaranty and each other guaranty in form and substance reasonably satisfactory to the Agent, executed by any Guarantor in favor of the Agent, on behalf of the Holders, in respect of the Obligations.
“Guarantors” shall mean, collectively, ComputerLand Corporation, License Online, Inc., SYNNEX Financial Services, Inc., Synnex Finance Hybrid II, LLC, and each other Person, if any, which is requested to execute a guaranty or other similar agreement under this Agreement in favor of the Agent, on behalf of the Holders, in respect of the Obligations.
“Hazardous Material” shall mean a Hazardous Substance and/or a Hazardous Waste.
“Hazardous Substance” shall mean any element, material, compound, mixture, solution, chemical, substance, or pollutant within the definition of “hazardous substance” under Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(14); petroleum or any fraction, by-product or distillation product thereof; asbestos, polychlorinated biphenyls, or any radioactive substances; and any material regulated as a hazardous substance by any jurisdiction in which the Borrower or any Subsidiary thereof owns or operates or has owned or operated a facility.
“Hazardous Waste” shall mean any element, pollutant, contaminate or discarded material (including any radioactive material) within the definition of Section 103(6) of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6903(6); and any material regulated as a hazardous waste by any jurisdiction in which the Borrower or any Subsidiary thereof owns or operates or has owned or operated a facility, or to which the Borrower or any Subsidiary thereof sends material for treatment, storage or disposal as waste.
“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower’s or any of its Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.
“Holders” means the Agent, the Lenders, and the L/C Issuer.
“IBM Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement dated as of the date hereof, among the Borrower, SFC, the Subsidiaries of the Borrower from time to time party thereto, Bank of America, in various capacities, IBM Credit

ANNEX A - 14

LLC, and IBM Canada Limited, as amended, restated, supplemented or otherwise modified from time to time.
“Incremental Commitment” shall have the meaning assigned to it in Section 1.2(e).
“Incremental Commitment Agreement” means an agreement delivered by an Incremental Lender, in form and substance reasonably satisfactory to the Agent and accepted by it and the Borrower, by which such Incremental Lender confirms its new or additional commitment pursuant to Section 1.2(e) and agrees to become bound to this Agreement and the other Loan Documents as a “Lender” thereunder.
“Incremental Commitment Date” shall have the meaning assigned to it in Section 1.2(e).
“Incremental Lender” shall have the meaning assigned to it in Section 1.2(e).
“Indemnified Person” shall have the meaning assigned to it in Section 1.12.
“Independent Accounting Firm” shall mean any of (i) Deloitte & Touche USA LLP, (ii) Ernst & Young LLP, (iii) KPMG LLP or (iv) Pricewaterhouse Coopers LLP or any of their respective successors so long as such successor is one of the four largest United States accounting firms; provided, that such firm is independent with respect to the Borrower within the meaning of the Securities Act of 1933, as amended.
“Insolvency Proceeding” shall mean any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its real or personal property; or (c) an assignment or trust mortgage for the benefit of creditors.
“Instruments” shall mean all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Subsidiary thereof, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
“Intellectual Property” shall mean, collectively, all Trademarks, all Patents, all Copyrights and all Licenses now held or hereafter acquired by the Borrower or any Subsidiary thereof, together with all franchises, tax refund claims, rights of indemnification, payments under insurance, indemnities, warranties and guarantees payable with respect to the foregoing.
“Intercreditor Agreements” shall mean each of (i) that certain Second Amended and Restated Intercreditor Agreement dated as of the date hereof, among the Borrower, SFC, the other Subsidiaries of the Borrower from time to time party thereto and Bank of America (in various capacities), (ii) the IBM Intercreditor Agreement, and (iii) each other intercreditor agreement

ANNEX A - 15

entered into from time to time by the Borrower, SFC, any Subsidiaries of the Borrower, Bank of America in various capacities, and other creditors, in each case as amended, supplemented or otherwise modified from time to time.
“Interest Payment Date” means as to any Base Rate Loan or LIBOR Loan, the first day of each month to occur while such Loan is outstanding; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Advances have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued under the Agreement.
“Inventory” shall mean all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Subsidiary thereof, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of the Borrower or any Subsidiary thereof for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in the Borrower’s or any of its Subsidiaries’ business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.
“Investment” shall mean, for any Person (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); and (c) the entering into of any Guaranteed Debt of, or other contingent obligation with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.
“Investment Property” shall mean all “investment property” as such term is defined in the Code now owned or hereafter acquired by the Borrower or any Subsidiary thereof, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of the Borrower or any Subsidiary thereof, including the rights of the Borrower or any Subsidiary thereof to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of the Borrower or any Subsidiary thereof; (iv) all commodity contracts of the Borrower or any Subsidiary thereof; and (v) all commodity accounts held by the Borrower or any Subsidiary thereof.
“IRC” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.
“IRS” shall mean the Internal Revenue Service, or any successor thereto.

ANNEX A - 16

“L/C Issuer” has the meaning ascribed to it in Annex J.
“L/C Sublimit” has the meaning ascribed to it in Annex J.
“Leases” shall mean all of those leasehold estates in real property now owned or hereafter acquired by the Borrower or any Subsidiary thereof, as lessee or sublessor.
“Lenders” shall mean Bank of America and the other Lenders, if any, named on the signature pages of the Agreement, and if any such Lender shall decide to assign all or any portion of the Obligations in accordance with the terms and conditions of this Agreement, such term shall include such assignee.
“Letter of Credit” means a standby letter of credit issued for the account of Borrower by any L/C Issuer, or a bankers’ acceptance issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations. “Letters of Credit” is the plural form of “Letter of Credit”.
“Letter of Credit Fee” has the meaning ascribed to it in Annex J.
“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex J with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall be the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.
“Letter-of-Credit Rights” means letter-of-credit rights as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Subsidiary thereof, including rights to payment or performance under a letter of credit, whether or not the Borrower or any of its Subsidiaries, as beneficiary, has demanded or is entitled to demand payment or performance.
“LIBOR Business Day” shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.
“LIBOR Loan” shall mean the Swing Line Loan and any portion of the Revolving Credit Loan bearing interest by reference to the LIBOR Rate.
“LIBOR Rate” shall mean for any day, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/16th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to such day, for a one month term, indexed daily, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loans would be offered by Bank of America's London branch to major banks in the London interbank Eurodollar market for such term. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR Rate deposits, then LIBOR Rate shall be the foregoing rate, divided by 1 minus

ANNEX A - 17

the Reserve Percentage. Each change in any interest rate provided for in the Agreement based upon the LIBOR Rate shall take effect at the time of such change in the LIBOR Rate.
“License” shall mean any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by the Borrower or any Subsidiary thereof.
“Lien” shall mean any mortgage, deed to secure debt or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).
“Loan Documents” shall mean this Agreement, the Revolving Credit Notes, the Swing Line Note, the Guaranties, the Collateral Documents, the Omnibus Amendment, the Intercreditor Agreements and all agreements, instruments, documents and certificates in favor of the Lenders executed in connection with the transactions contemplated by this Agreement, including, without limitation, those that are identified in the Schedule of Closing Documents attached as Annex C, and including all other pledges, powers of attorney, consents, assignments, contracts, notices, each Letter of Credit issued hereunder and other letter of credit agreements and other written matter whether heretofore, now or hereafter executed by or on behalf of the Borrower or any Guarantor and delivered to the Agent or the Lenders in connection with this Agreement or the financing transactions contemplated hereby.
“Margin Stock” shall have the meaning specified in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, liabilities, operations, prospects or financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) the Borrower’s ability to pay or perform the Obligations in accordance with the terms thereof, (iii) the Collateral or the Agent’s Liens, on behalf of the Holders, on the Collateral or the priority of any such Liens, or (iv) the Agent’s or any Lender’s rights and remedies under this Agreement and the other Loan Documents.
“Material Contract” has the meaning assigned to it in Section 3.9.
“Material Subsidiary” shall mean any Subsidiary of the Borrower having assets with an aggregate book value or fair market value equal to or greater than $5,000,000.
“Maximum Amount” shall mean, at any particular time, an amount equal to the aggregate Revolving Credit Commitments of all the Lenders, which aggregate commitment shall be $100,000,000, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.
“Maximum Lawful Rate” shall have the meaning assigned to it in Section 1.4(d).

ANNEX A - 18

“Mex Bank of America Account” has the meaning ascribed to it in the definition of “Excluded Assets”.
“Mitac Group” shall mean any or all of Mitac International Corp., a Taiwanese corporation, and Synnex Technology International, a Taiwanese corporation.
“Monthly Trigger Period” shall mean the period (a) commencing on the day that Net Borrowing Availability is less than an amount equal to 70% of the Maximum Amount for 5 consecutive Business Days; and (b) continuing until, during the preceding 60 consecutive days, Net Borrowing Availability has been greater than, at all times, an amount equal to 70% of the Maximum Amount.
“Multi-employer Plan” shall mean a “Multi-employer plan” as defined in Section 4001(a) (3) of ERISA, and to which the Borrower, any Subsidiary thereof or any ERISA Affiliate is making, is obligated to make, or within the last six years has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.
“Net Borrowing Availability” shall mean, as of any date of determination, (a) the Borrowing Availability on such date, less (b) the Revolving Credit Loan then outstanding.
“Net Cash Proceeds” shall mean proceeds received by the Borrower or any Domestic Subsidiary thereof in cash (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration of any other non-cash consideration when the Borrower or such Domestic Subsidiary receives payment thereon) from the sale, assignment or other disposition of any assets or property of the Borrower or such Domestic Subsidiary, net of (i) the costs of sale, assignment or other disposition (which may include only reasonable expenses of the Borrower or such Subsidiary incurred in connection with such transaction), and (ii) any income, franchise, transfer or other tax liability arising from such transaction.
“Non-Extension Event” shall mean any of the following events: (a) at least thirty (30) days prior to the then current Final Advance Date (as defined in the Receivables Funding Agreement (as in effect on the date hereof)) (or, if a replacement facility on terms and conditions substantially similar to the terms and conditions set forth in the Receivables Funding Documents (as in effect on the date hereof) has been entered into, the then current expiration of such replacement facility), Borrower shall have failed to provide evidence to Agent, in form and substance satisfactory to Agent, that SFC has obtained a binding commitment for either (i) a renewal of the facility provided under the Receivables Funding Documents (or, if a replacement facility on terms and conditions substantially similar to the terms and conditions set forth in the Receivables Funding Documents (as in effect on the date hereof) has been entered into, a renewal of such facility), or (ii) a replacement facility on terms and conditions substantially similar to the terms and conditions set forth in the Receivables Funding Documents (as in effect on the date hereof); or (b) the facility provided under the Receivables Funding Documents (as in effect on the date hereof) or a replacement facility on terms and conditions substantially similar to the terms and conditions set forth in the Receivables Funding Documents (as in effect of the date hereof) shall no longer be available to the Borrower. Notwithstanding the forgoing, the foregoing events shall not constitute a Non-Extension Event for so long as: (X) Net Borrowing Availability exceeds an amount equal to 90% of the Maximum

ANNEX A - 19

Amount; and (Y) the Fixed Charge Coverage Ratio, when measured at the end of the most recently ended Fiscal Quarter for which financial statements have been delivered to Agent as required hereunder (and at the end of each Fiscal Quarter thereafter) on a trailing four (4) Fiscal Quarter basis, is greater than or equal to 1.75 to 1.00.
“Non-Funding Lender” shall mean any Lender that (a) fails to make any payment or provide funds to Agent or Borrower as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within one Business Day, or (b) is the subject of any Insolvency Proceeding.
“Note” shall mean any Revolving Credit Note or Swing Line Note.
“Notice of Conversion” shall have the meaning assigned to it in Section 1.4(d).
“Notice of Revolving Credit Advance” shall have the meaning assigned to it in Section 1.1(a)(ii).
“Notice of Swing Line Advance” shall have the meaning assigned to it in Section 1.1(b)(i).
“Obligations” shall mean all loans, advances, liabilities and obligations for the payment of monetary amounts (whether or not such payment is then required or contingent, or amounts are liquidated or determinable) owing by the Borrower or any Guarantor to the Agent, any Lender or the L/C Issuer, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under any of the Loan Documents (including, without limitation, all debts, liabilities and obligations of the Borrower or any Guarantor to the Agent and/or any Lender now or hereafter arising from or in connection with Bank Products (the “Cash Management Obligations”)). This term includes all principal, interest (including interest which accrues after the commencement of any case or proceeding referred to in Section 8.1(f) or (g)), all Fees, Charges, Claims, expenses, attorneys’ fees and any other sum chargeable to the Borrower or any Guarantor under any of the Loan Documents.
“Omnibus Amendment” shall mean, collectively, (i) the Omnibus Amendment and Reaffirmation Agreement, dated as of February 12, 2007, by and among the Borrower, the Guarantors and Agent; (ii) the Second Omnibus Amendment and Reaffirmation Agreement, dated as of January 23, 2009, by and among the Borrower, the Guarantors and Agent; and (iii) the Third Omnibus Amendment and Reaffirmation Agreement, dated as of the Effective Date, by and among the Borrower, the Guarantors and Agent; as each such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance herewith.
“Other Lender” shall have the meaning assigned to it in Section 9.9(d).
“Other Taxes” shall have the meaning assigned to it in Section 1.14(b).
“Overadvance” has the meaning ascribed to it in Section 1.1(a)(v).

ANNEX A - 20

“Patent License” shall mean, with respect to the Borrower or any Subsidiary thereof, rights under any written agreement now owned or hereafter acquired by such Person granting any right with respect to any invention on which a Patent is in existence.
“Patents” shall mean all of the following in which the Borrower or any Subsidiary thereof now holds or hereafter acquires any interest: (a) all letters patent of the United States of America or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States of America or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State or Territory thereof, or any other country, and (b) all reissues, divisions, continuations, continuations-in-part or extensions thereof.
“Payor” shall have the meaning assigned to it in Section 1.19.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multi-employer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which the Borrower or, if a Title IV Plan, any Subsidiary of the Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.
“Permitted Acquisition” shall have the meaning assigned to it in Section 6.1(b).
“Permitted Encumbrances” shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 5.2; (b) pledges or deposits securing obligations under workers’ compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Borrower or any of its Subsidiaries is a party (as lessee) made in the ordinary course of business; (d) deposits securing public or statutory obligations of the Borrower or any of its Subsidiaries; (e) inchoate and unperfected workers’, mechanics’, suppliers’ or similar liens arising in the ordinary course of business, so long as such liens attach only to Equipment, Fixtures and/or Real Property; (f) carriers’, warehousemen’s or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $500,000 at any time, so long as such liens attach only to Inventory; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which the Borrower or any of its Subsidiaries is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 8.1(g); (i) so long as such lien attaches only to Real Property, zoning restrictions, easements, licenses, or other restrictions on the use of Real Property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Property; (j) presently existing or hereafter created Liens in favor of the Agent, on behalf of the Holders; (k) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (l) customary rights of set off or bankers’ liens under deposit agreements, agreements

ANNEX A - 21

governing securities entitlements in securities accounts, the Code or common law, of banks or other financial institutions where the Borrower or any of its Domestic Subsidiaries maintains deposits or Investments permitted by Section 6.2(d) (other than deposits intended as cash collateral) in the ordinary course of business; (m) Liens which arise under Article 4-208 of the Code in any applicable jurisdictions on items in collection in the ordinary course of business and documents and proceeds related thereto; and (n) Liens set forth in Schedule 6.7 existing on the Effective Date, but not any increase in the amount secured by any such Liens or the coverage thereof to other property or assets.
“Permitted Investment” shall have the meaning assigned to it in Section 6.2(g).
“Permitted Protest” shall mean the right of Borrower or any of its Subsidiaries to protest any monetary obligation under any Lease, provided that (a) a reserve with respect to such obligation is established on Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, and (b) any such protest is instituted promptly and prosecuted diligently by Borrower or its Subsidiary, as applicable, in good faith.
“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
“Plan” shall mean, with respect to the Borrower, any Subsidiary thereof or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which the Borrower, Subsidiary or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.
“Prime Rate” shall mean the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Proceeds” shall mean all “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Person from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Person against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Person against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral,

ANNEX A - 22

including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.
“Production Inventory” shall mean all Inventory purchased for the purpose of building information technology systems on a contracted and as needed basis for designated Obligors (as defined in the Receivables Funding Documents), but only if such Inventory would constitute Eligible Inventory but for the fact that such Inventory is held for production and not for sale in the ordinary course of the Borrower’s business.
“Projections” shall mean the projections referred to in paragraph 2 of Schedule 3.4 and any other projections required to be delivered by the Borrower to the Agent and the Lenders under this Agreement.
“Property” shall have the meaning assigned to it in Section 5.14.
“Pro Rata Share” shall mean, with respect to all matters relating to any Lender, (a) the percentage obtained by dividing (i) the Revolving Credit Commitment of that Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to Section 9.1, and (b) on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Revolving Credit Loan and the Swing Line Loan held by that Lender, by (ii) the outstanding principal balance of the Revolving Credit Loan and the Swing Line Loan held by all Lenders.
“Qualified Plan” shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under IRC Section 401(a), and which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.
“Real Property” shall mean all real property owned, leased or operated by the Borrower or any Subsidiary thereof.
“Receivables Funding Agreement” shall mean the Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010, by and among SFC, as borrower, the financial institutions signatory thereto from time to time as lenders, and The Bank of Nova Scotia, as lender and administrative agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance herewith.
“Receivables Funding Documents” means, collectively, the Receivables Funding Agreement and the Receivables Sale Agreement.
“Receivables Sale Agreement” shall mean the Third Amended and Restated Receivables Sale and Servicing Agreement dated as of January 23, 2009, by and among each of the entities party thereto from time to time as originators, SFC, as buyer, and Borrower, as servicer, as

ANNEX A - 23

such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance herewith.
“Refunded Swing Line Loan” shall have the meaning assigned to it in Section 1.1(b)(iii).
“Regulatory Change” shall mean, with respect to any Lender, any change after the date of this Agreement in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of lenders including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
“Release” shall mean, as to any Person, any release or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration of a Hazardous Material into the indoor or outdoor environment by such Person (or by a person under such Person’s direction or control), including the movement of a Hazardous Material through or in the air, soil, surface water, ground water or property; but shall exclude any release, discharge, emission or disposal in material compliance with a then effective permit or order of a Governmental Authority.
“Reportable Event” shall mean any of the events described in Section 4043(c) (1), (2), (3), (5), (6), (8) or (9) of ERISA.
“Required Payment” shall have the meaning assigned to it in Section 1.19.
“Requisite Lenders” shall mean, at any time, (a) Lenders having more than 60% of the aggregate of the Revolving Credit Commitments of all Lenders at such time, or (b) if the Revolving Credit Commitments have been terminated, Lenders holding more than 60% of the aggregate outstanding amount of the Advances at such time (with the Swing Line Loan being attributed to the Lenders other than the Swing Line Lender to the extent such other Lenders shall have purchased participations in the Swing Line Loan in accordance with Section 1.1(b)(iv)) and Letter of Credit Obligations.
“Reserve Percentage” shall mean the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).
“Reserves” shall mean, with respect to the Borrowing Base of the Borrower (a) reserves established by the Agent from time to time against Eligible Inventory pursuant to Section 5.10, (b) a reserve for shrinkage equal to 2.5% of Eligible Inventory, (c) the Bank Product Reserve,

ANNEX A - 24

and (d) such other reserves against Eligible Inventory or Borrowing Availability of the Borrower which the Agent may, in its Credit Judgment, establish from time to time.
“Restricted Account” shall have the meaning assigned to it in Annex B.
“Restricted Account Agreement” shall have the meaning assigned to it in Annex B.
“Restricted Assets” shall have the meaning assigned to it in Section 6.3(f).
“Restricted Payment” shall mean, with respect to any Person: (a) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person’s capital stock; (b) any payment on account of the purchase, redemption, defeasance or other retirement of such Person’s capital stock, or any warrants, options or other rights to acquire such capital stock, or any other payment or distribution made in respect thereof, either directly or indirectly; or (c) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person; provided, however, that a payment, contribution or other transfer of funds or other property made pursuant to (x) the Convertible Senior Notes Offering Memorandum to a Convertible Senior Noteholder or (y) the Convertible Senior Notes Offering Documentation (II) to a Convertible Senior Noteholder (II), in each case, not otherwise prohibited hereunder shall not constitute a Restricted Payment under clause (c) of this definition.
“Retiree Welfare Plan” shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.
“Revolving Credit Advance” shall have the meaning assigned to it in Section 1.1(a)(i).
“Revolving Credit Commitment” shall mean, as to each Lender, the commitment of such Lender to make Revolving Credit Advances to the Borrower pursuant to Section 1.1 or to incur Letter of Credit Obligations as set forth in Annex J, in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I to this Agreement or specified in any amendment hereto or any assignment hereof pursuant to Section 9.2, as such amount may be reduced, increased or terminated in accordance with the terms of this Agreement.
“Revolving Credit Loan” means, at any time the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Credit Loan shall include the outstanding balance of Letter of Credit Obligations.
“Revolving Credit Notes” shall mean the promissory notes provided for by Section 1.1(a)(iii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be modified and supplemented and in effect from time to time.

ANNEX A - 25

“Second Amended Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement dated as of February 12, 2007 among the Borrower, General Electric Capital Corporation, as agent thereunder, and the lenders party thereto.
“Security Agreements” shall mean the Borrower Security Agreement, the Subsidiary Security Agreement and each other security agreement in form and substance reasonably satisfactory to Agent, executed by the Borrower or any Domestic Subsidiary in favor of the Agent for the benefit of the Holders, in each case as amended, supplemented or otherwise modified from time to time.
“SFC” shall mean SIT Funding Corporation, a Delaware corporation, a wholly-owned Subsidiary of Borrower.
“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Subsidiary thereof, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.
“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.
“Stock” shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).
“Stock Pledge Agreement” shall mean, collectively, (a) the Pledge Agreement, dated as of December 19, 1997, together with all amendments, modifications and supplements thereto (including without limitation the Omnibus Amendment), with respect to, or among other things, all of the Stock of ComputerLand, SYNNEX Financial Services, Inc., SYNNEX Finance Hybrid II, LLC, License Online Inc. and SFC, executed by the Borrower in favor of the Agent for the benefit of the Holders, and (b) each other pledge agreement, in form and substance reasonably satisfactory to Agent, executed by the Borrower or any Domestic Subsidiary, in favor of the Agent for the benefit of the Holders, pursuant to which a Lien is granted on the Stock of any of the Borrower or any

ANNEX A - 26

Domestic Subsidiary, in each case as amended, supplemented or otherwise modified from time to time.
“Stop Event” means (a)(i) as of the end of any Fiscal Quarter, the Borrower, on a consolidated basis with its Subsidiaries, shall have for the related Rolling Period (as defined in Annex G), a Fixed Charge Coverage Ratio (as defined in Annex G) of less than 1.10 to 1.00 and (ii) Net Borrowing Availability shall be less than $15,000,000 at any time following the Fiscal Quarter referred to in clause (a)(i) above, (b) the declaration of all or any portion of the Obligations to be forthwith due and payable pursuant to Section 8.2 or (c) the occurrence of an Event of Default under Section 8.1(a) or Section 8.1(f)(ii) with respect to the Borrower.
“Subsidiary” shall mean, with respect to any Person: (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise; and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to Subsidiary shall be a reference to a Subsidiary of the Borrower.
“Subsidiary Guaranty” shall mean, collectively, (i) the Subsidiary Guaranty, dated as of July 9, 2002, together with all amendments, modifications and supplements thereto (including without limitation the Omnibus Amendment), executed by License Online, Inc. (f/k/a ECLand.com), (ii) the Subsidiary Guaranty, dated as of December 19, 1997, together with all amendments, modifications and supplements thereto (including without limitation the Omnibus Amendment), executed by ComputerLand Corporation, (iii) the Guaranty, dated as of February 12, 2007, executed by SYNNEX Financial Services, Inc., together with all amendments, modifications and supplements thereto (including without limitation the Omnibus Amendment), in each case in favor of the Agent, for the benefit of the Holders, and (iv) each other guaranty, in form and substance reasonably satisfactory to the Agent, entered into from time to time by any Domestic Subsidiary of the Borrower under this Agreement, in each case as amended, supplemented or otherwise modified from time to time.
“Subsidiary Security Agreement” shall mean, collectively, (i) the Amended and Restated Subsidiary Security Agreement, dated as of July 9, 2002, together with all amendments, modifications and supplements thereto (including without limitation the Omnibus Amendment), executed by ComputerLand Corporation in favor of the Agent for the benefit of the Holders, (ii) the Amended and Restated Subsidiary Security Agreement, dated as of July 9, 2002, together with all amendments, modifications and supplements thereto (including without limitation the Omnibus Amendment), executed by License Online, Inc. (f/k/a ECLand.com) in favor of the Agent for the benefit of the Holders, (iii) the Subsidiary Security Agreement, dated as of February 12, 2007,

ANNEX A - 27

together with all amendments, modifications and supplements thereto (including without limitation the Omnibus Amendment), executed by SYNNEX Financial Services, Inc., in favor of the Agent, for the benefit of the Holders and (iv) each other security agreement, in form and substance reasonably satisfactory to the Agent, from time to time entered into by any Domestic Subsidiary of the Borrower under this Agreement, in each case as amended, supplemented or otherwise modified from time to time.
“Supermajority Lenders” shall mean, at any time, (a) Lenders having one-hundred percent (100%) of the Revolving Credit Commitments of all Lenders at such time, or (b) if the Revolving Credit Commitments have been terminated, Lenders holding one-hundred percent (100%) of the aggregate outstanding amount of the Advances at such time (with the Swing Line Loan being attributed to the Lenders other than the Swing Line Lender to the extent such other Lenders shall have purchased participations in the Swing Line Loan in accordance with Section 1.1(b)(iv)) and Letter of Credit Obligations.
“Supporting Obligations” means all supporting obligations as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.
“Swing Line Advance” has the meaning assigned to it in Section 1.1(b)(i).
“Swing Line Availability” has the meaning assigned to it in Section 1.1(b)(i).
“Swing Line Commitment” shall mean, as to the Swing Line Lender, $10,000,000, which commitment constitutes a subfacility of the Revolving Credit Commitment of the Swing Line Lender.
“Swing Line Lender” shall mean Bank of America.
“Swing Line Loan” shall mean at any time, the aggregate amount of Swing Line Advances outstanding to the Borrower.
“Swing Line Note” has the meaning assigned to it in Section 1.1(b)(ii).
“Synnex Canada Real Property Co” shall mean 2117974 Ontario, Inc., an Ontario corporation.
“Synnex Canada RGC Acquisition” shall mean the acquisition by the Canadian Subsidiary of substantially all of the assets of the Redmond Group of Companies.
“Synnex GBS” shall mean Synnex GBS, Inc., a Delaware corporation.
“Synnex Mexico” shall mean Synnex de Mexico S.A. de C.V., a sociedad anonima organized under the laws of Mexico.
“Target” shall have the meaning assigned to it in Section 6.1(b).

ANNEX A - 28

“Taxes” shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes and other taxes imposed on or measured by the net income of any Lender by the United States of America, the jurisdiction under the laws of which such Lender is organized or the jurisdiction in which such Lender’s applicable lending office is located or, in each case, any political subdivision thereof.
“Termination Date” shall mean the date on which (a) the Revolving Credit Commitments have been terminated in full, and the Lenders shall have no further obligation to make any credit extensions or financial accommodations hereunder, (b) all outstanding Obligations have been indefeasibly paid in full in immediately available funds in Dollars, and (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex J.
“Third Amended and Restated Effective Date” shall mean January 23, 2009.
“Third Amended Credit Agreement” shall have the meaning assigned to it in the Recitals of the Agreement.
“Third Amendment Effective Date” shall mean May 15, 2012.
“Title IV Plan” shall mean a Pension Plan, other than a Multi-employer Plan, which is covered by Title IV of ERISA.
“Trademark License” shall mean, with respect to the Borrower or any Subsidiary thereof, rights under any written agreement now owned or hereafter acquired by such Person granting any right to use any Trademark or Trademark registration.
“Trademarks” shall mean all of the following in which the Borrower or any Subsidiary thereof now holds or hereafter acquires any interest: (a) all common law and statutory trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State or Territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all licenses thereunder and together with the goodwill associated with and symbolized by such trademark.
“Trademark Security Agreement” shall mean, collectively, (i) the Subsidiary Trademark Security Agreement, dated as of December 19, 1997, together with all amendments, modifications and supplements thereto (including without limitation the Omnibus Amendment), executed by ComputerLand Corporation in favor of the Agent for the benefit of the Holders, (ii) the Subsidiary Trademark Security Agreement, dated as of July 9, 2002, together with all amendments, modifications and supplements thereto (including without limitation the Omnibus Amendment), executed by License Online, Inc. (f/k/a ECLand.com) in favor of the Agent for the

ANNEX A - 29

benefit of the Holders, (iii) the Trademark Security Agreement, dated as of February 12, 2007, executed by the Borrower in favor of the Agent for the benefit of the Holders, (iv) the Trademark Security Agreement, dated as of April 1, 2008, executed by the Borrower in favor of the Agent for the benefit of the Holders, (v) the Trademark Security Agreement, dated as of February 12, 2007, executed by Concentrix Corporation in favor of the Agent for the benefit of the Holders, and (vi) each other trademark security agreement, in form and substance reasonably satisfactory to the Agent, from time to time entered into by any Domestic Subsidiary of the Borrower under this Agreement, in each case as amended, supplemented or otherwise modified from time to time.
“Unfunded Pension Liability” shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any Subsidiary thereof or any ERISA Affiliate as a result of such transaction.
“Uniform Commercial Code jurisdiction” means any jurisdiction that had adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.
“Unused Facility Fee” shall have the meaning assigned to it in Annex D.
“Weekly Trigger Period” shall mean the period (a) commencing on the day that Net Borrowing Availability is less than an amount equal to 20% of the Maximum Amount for 5 consecutive Business Days; and (b) continuing until, during the preceding 60 consecutive days, Net Borrowing Availability has been greater than, at all times, an amount equal to 20% of the Maximum Amount.
“Welfare Plans” shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by the Borrower, any Subsidiary thereof or any ERISA Affiliate.
“Withdrawal Liability” shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multi-employer Plans.
(2)    Certain Matters of Construction. (23) Except as otherwise set forth in Annex G, any accounting term used in the Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP.

ANNEX A - 30

(a)    All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein.
(b)    The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the annexes, exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.
(c)    For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply: (i) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (ii) the term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary; (iii) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (iv) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all restatements, extensions or renewals thereof.

ANNEX A - 31

Annex B
to
Fourth Amended and Restated Credit Agreement
CASH MANAGEMENT SYSTEM1
The Borrower agrees to establish, and to maintain until the Termination Date, the cash management system described below:
(1)    Neither the Borrower nor any of its Domestic Subsidiaries shall maintain any deposit, checking, operating or other Deposit Account except for those accounts of the Borrower and its Domestic Subsidiaries identified in Schedule 3.20; provided, that Schedule 3.20 may be amended from time to time to reflect additional accounts as permitted pursuant to Section 6.17.
(2)    Subject to paragraph 3 of this Annex B, commencing on the Effective Date and continuing until the Termination Date, the Borrower shall deposit or, if directed by the Agent, cause to be deposited directly, in either case on the date of receipt thereof, all cash, checks, notes, drafts or other similar items of payment relating to or constituting payments made in respect of any and all other Collateral into a Restricted Account. Within one Business Day after any such deposit, the Borrower shall notify the Agent as to the amount of such deposit.
(3)    The Borrower shall establish and maintain the Deposit Account designated as the “Blocked Account” on Attachment I hereto (such account, the “Blocked Account”), and shall cause the bank at which such account is maintained to enter into an account control agreement (the “Blocked Account Agreement”) with the Agent and the Borrower, in form and substance acceptable to the Agent. Such Blocked Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of setoff or recoupment or any other claim against such Blocked Account, other than for payment of its service fees and other charges directly related to the administration of such account and for reimbursement of returned checks for which credit had been given to such Blocked Account (or such Blocked Account Agreement contains other terms limiting such bank’s setoff or recoupment rights reasonably acceptable to the Agent), and (b) such bank agrees, upon notice from Agent, (i) subject to any right of set-off agreed to by the Agent under clause (a) above, to sweep on a daily basis all amounts received in the Blocked Account to the Collection Account, and (ii) in any event, to take direction in respect of the Blocked Account, including, without limitation, deposits into and withdrawals from the Blocked Account, solely from the Agent. Commencing on the Closing Date and continuing until the Termination Date, the Borrower shall cause SFC to deposit or transfer directly to the Blocked Account all dividends or other distributions for the account of the Borrower and all servicing fees, loans or proceeds from the sale of Accounts by the Borrower to SFC pursuant to the Receivables Funding Documents. In no event shall any collections on Accounts sold by the Borrower to SFC be deposited into the Collection Account or any deposit or securities account of the Borrower, and all such collections shall be collected only in accordance with the terms and conditions of the Receivables Funding Documents. Commencing on the Closing Date and continuing until the Termination Date, the Borrower shall cause SFC to transfer on a daily basis to the Borrower as a dividend or as an unsecured loan all funds in any bank account maintained by SFC in excess of funds immediately needed by

1 All references to Domestic Subsidiaries in this Annex B shall exclude SFC.

SFC to pay its expenses incurred in the ordinary course of business, such transfer to be made to the Blocked Account.
(4)    The Borrower shall cause all Deposit Accounts of the Borrower or any Domestic Subsidiary thereof (other than (i) the Mex Bank of America Account, (ii) the Blocked Account, (iii) any Deposit Account which is utilized solely as a disbursement account to pay payroll or as an account for qualified deferred compensation plans; or (iv) any other Deposit Account agreed to by Agent in its sole discretion) (any such account, a “Restricted Account”) to be subject to a restricted account agreement, in form and substance acceptable to the Agent (a “Restricted Account Agreement”), by and among the bank at which such account is maintained, the Agent, and the Borrower or such Domestic Subsidiary, as applicable. Such Restricted Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of setoff or recoupment or any other claim against such Restricted Account, other than for payment of its service fees and other charges directly related to the administration of such account and for reimbursement of returned checks for which credit had been given to such Restricted Account (or such Restricted Account Agreement contains other terms limiting such bank’s setoff or recoupment rights reasonably acceptable to the Agent), and (b) such bank agrees (i) if requested by the Agent, but subject to any right of set-off agreed to by the Agent under clause (a) above, to sweep on a daily basis all amounts received in the Restricted Account to the Collection Account, and (ii) in any event, upon notice from the Agent, to take direction in respect of the Restricted Account, including, without limitation, deposits into and withdrawals from the Restricted Account, solely from the Agent; provided that, for the avoidance of doubt, Agent may deliver such a request under the foregoing clause (b) as and when permitted under the Credit Agreement (including without limitation Section 8.2) and the Loan Documents.
(5)    At any time: (a) during a Cash Dominion Trigger Period, or (b) upon Agent’s election, a Default or Event of Default has occurred and is continuing, amounts outstanding under the Revolving Credit Loan shall be reduced through daily sweeps on each Business Day, by wire transfer, of the monies deposited into the Blocked Account as provided in this Annex B. The Borrower acknowledges that it shall have no right to gain access to any of the moneys in the Blocked Account or the Collection Account.
(6)    The Borrower hereby designates the Restricted Accounts of Borrower identified as the “Disbursement Accounts” on Attachment I (the “Disbursement Accounts”) as the Restricted Accounts into which the Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to the Borrower pursuant to Section 1.1 for use solely in accordance with the provisions of Section 1.3. All of the Disbursement Accounts as of the Effective Date are listed in Attachment I hereto.
(7)    So long as no Default or Event of Default has occurred and is continuing, the Borrower may, after giving five (5) day’s prior written notice to the Agent, amend Attachment I hereto to add or replace a Restricted Account or Disbursement Account; provided, that within 30 days after the opening of such account, the Borrower or the relevant Domestic Subsidiary, as applicable, and such bank shall have executed and delivered to the Agent a Restricted Account Agreement. Notwithstanding the foregoing, Attachment I hereto may not be amended at any time

Net Borrowing Availability is less than or equal to $20,000,000 unless (a) the Agent shall have consented to such amendment, and (b) at the time of the opening of such account, the Borrower and such bank shall have executed and delivered to the Agent a Restricted Account Agreement. The Borrower shall, or shall cause each of its Domestic Subsidiaries to, as applicable, close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) within 30 days of notice from the Agent that the creditworthiness of the bank holding such accounts is no longer acceptable in the Agent’s sole judgment or, with respect to a bank which is a party to the Blocked Account Agreement or one or more Restricted Account Agreements, such bank has defaulted in its obligations under any such Blocked Account Agreement or Restricted Account Agreement, as applicable. Each of the Blocked Account and the Restricted Accounts shall be a cash collateral account with all cash, checks and other similar items of payment in such accounts securing payment of the Obligations, and in which the Borrower shall have granted a first priority perfected Lien to the Agent for the benefit of the Lenders pursuant to a Security Agreement.
(8)    All amounts deposited in the Collection Account shall be deemed received by the Agent in accordance with the terms of Section 1.8 and shall be applied (and allocated) by the Agent in accordance with the terms of Section 1.8. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.
(9)    The Borrower hereby constitutes and irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, to demand, collect, receive and sue for all amounts which may become due or payable under the Blocked Account or any Restricted Account, and to execute all withdrawal receipts or other orders for the Borrower, in its own name or in the Borrower’s name or otherwise, which the Agent deems necessary or appropriate to protect and preserve its right, title and interest in such accounts, in each case consistent with the exercise of its rights and remedies under Credit Agreement and the other Loan Documents (including without limitation the Power of Attorney executed by Borrower in connection with the Borrower Security Agreement).
(10)    Upon the request of the Agent, the Borrower shall forward to the Agent, on a daily basis, evidence of the deposit of all items of payment received by the Borrower into the Blocked Account, any Restricted Account or the Collection Account and copies of all such checks and other items, together with a statement showing the application of those items relating to payments on Collateral and a collection report with regard thereto in form and substance satisfactory to the Agent.
(11)    Other than any securities accounts utilized solely for qualified deferred compensation plans in accordance with, and subject to the limitations contained in, Section 6.2(d), the Borrower shall cause, and shall cause each of its Domestic Subsidiaries to cause, all securities accounts of the Borrower or any Domestic Subsidiary thereof to be subject to a Control Agreement between Agent, the relevant securities intermediary and the Borrower or such Domestic Subsidiary, as applicable.
(12)    Notwithstanding anything herein to the contrary, and without limiting Section 2 of this Annex B, at any time that an Event of Default exists under Section 8.1(a) or Section 8.1

(f)(ii), (a) the Borrower shall cause all remittances, receipts and other sums of any kind payable to the Borrower or any Domestic Subsidiary thereof (other than the Excluded Assets or any proceeds thereof) to be directed to the Collection Account, (b) any such remittances, receipts or other sums received by any such company shall be held in trust for the account of the Agent and shall be promptly deposited into the Collection Account, and (c) the Borrower and its Domestic Subsidiaries shall have no rights to such funds once deposited into the Collection Account.

ATTACHMENT I TO ANNEX B
LIST OF BLOCKED ACCOUNT, RESTRICTED ACCOUNTS AND DISBURSEMENT ACCOUNTS

[See Attached]

B-1

Annex C
to
Fourth Amended and Restated Credit Agreement
SCHEDULE OF CLOSING DOCUMENTS
[See Attached]

C-1

Annex D
to
Fourth Amended and Restated Credit Agreement
SCHEDULE OF CERTAIN FEES
(1)    Fee Letter. The Borrower shall pay to the Agent the fees described in the Fee Letter.
(2)    Unused Facility Fee. The Borrower shall pay to the Agent, for the account of the Lenders, an unused facility fee (the “Unused Facility Fee”), equal to three tenths of one percent (0.30%) per annum on the average unused daily balance of the Lenders’ Revolving Credit Commitments, in each case commencing on the Effective Date, payable in arrears (A) for the preceding calendar month, on the first Business Day of the succeeding calendar month, and (B) on the Commitment Termination Date. All computations of the Unused Facility Fee shall be made by the Agent on the basis of a three hundred sixty (360) day year, and for the actual number of days occurring in the period for which such fee is payable. For purposes of computing the Unused Facility Fee, the Swing Line Loan shall be considered usage of the Lenders’ Revolving Credit Commitments. So long as it remains a Non-Funding Lender, no Non-Funding Lender shall be entitled to receive its Pro Rata Share of the Unused Facility Fee.
(3)    Collateral Examination Charge. Borrower shall pay Agent a fee of $1,000 per day per individual (or the then prevailing rate charged by Agent, whichever is greater) plus all out-of-pocket costs and expenses in connection with one (or, if Agent in its Credit Judgment so requires, two) field examination per year (or more if a Default or Event of Default shall have occurred and be continuing).

D-1

Annex E
to
Fourth Amended and Restated Credit Agreement
FINANCIAL STATEMENTS, PROJECTIONS AND NOTICES
The following (each to be in form and substance acceptable to the Agent):
(1)    Borrowing Base Certificate.
(a)    So long as no Default or Event of Default is then continuing, as soon as available, and in any event no later than 5:00 p.m. (New York time) on the twelfth Business Day of each Fiscal Quarter, a Borrowing Base Certificate for the Borrower as of the last day of the previous Fiscal Quarter.
(b)     During any Monthly Trigger Period, so long as no Default or Event of Default is then continuing, no later than 5:00 p.m. (New York time) on the twelfth Business Day of each Fiscal Month which commences during a Monthly Trigger Period, a Borrowing Base Certificate for the Borrower as of the last day of the previous Fiscal Month. In addition, promptly upon the commencement of a Monthly Trigger Period, a Borrowing Base Certificate for the Borrower as of the last day of the previous Fiscal Month.
(c)    During any Weekly Trigger Period or Cash Dominion Trigger Period, so long as no Default or Event of Default is then continuing, no later than 5:00 p.m. (New York time) on each Tuesday occurring during a Weekly Trigger Period or Cash Dominion Trigger Period, a Borrowing Base Certificate for the Borrower, prepared as of the end of business for the prior week.
(d)    Notwithstanding anything to the contrary in this Annex E, if a Default or Event of Default has occurred, no later than 5:00 p.m. (New York time) on the Business Day immediately following the date on which the daily reporting obligation arose, a Borrowing Base Certificate, prepared by the Borrower as of the close of business on the immediately preceding Business Day, provided that the Borrower shall be required to update those portions of the Borrowing Base Certificate relating to Inventory Reconciliation, Inventory Turnover and Accounts Payable Aging only as and when requested by the Agent (and in any event on at least a weekly basis). The Borrower shall be required to deliver a daily Borrowing Base Certificate (and, if requested by the Agent, such reports) under this clause (d) by no later than 5:00 p.m. (New York time) on each Business Day thereafter (each such certificate relating to the immediately preceding Business Day) unless and until such Default or Event of Default is no longer outstanding, in which case the Borrower shall be required to deliver to the Agent Borrowing Base Certificates as and when required by clauses (a), (b), and (c) of this Section 1.
(2)     As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter (excluding the period ending on November 30 of each year), financial information regarding the Borrower and its Subsidiaries, certified by the Chief Financial Officer of the Borrower, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statement of income for that portion of the fiscal year ending as of the close of such Fiscal Quarter and (ii) unaudited statement of income for such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP. Such financial information shall be accompanied by the certification of the Chief Financial Officer of the Borrower that (A) such financial information presents fairly in accordance with GAAP the financial position and results of operations of the Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Quarter and for the period then ended, and (B) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, the Borrower shall furnish, or cause to be furnished, to the Agent, within forty-five (45) days after the end of each Fiscal Quarter, a compliance certificate in substantially the form and substance attached hereto as Exhibit A (“Compliance Certificate”).
(3)    As soon as available and in any event within ninety (90) days after the close of each Fiscal Year:
(a)    copies of the annual audited consolidated and unaudited consolidating financial statements of the Borrower and its Subsidiaries, consisting of a balance sheet and statement of operations, retained earnings and cash flow, setting forth in comparative form the figures for the previous Fiscal Year and the budgeted figures for the Fiscal Year just ended, which financial statements shall be prepared in accordance with GAAP, certified as to the audited financial statements without qualification by an Independent Accounting Firm and reviewed by such Independent Accounting Firm as to the unaudited financial statements, and accompanied by (i) a statement in reasonable detail showing the calculations used in determining the Borrower’s compliance with the financial covenants set forth in Annex G, and (ii) a report from such Independent Accounting Firm to the effect that in connection with their audit examination, they did not become aware of any Default, or Event of Default, or specifying those Defaults or Events of Default, of which they became aware;
(b)    a report of the Borrower executed on its behalf by its Chief Executive Officer or the Chief Financial Officer setting forth management’s discussion and analysis of all current income statement, balance sheet and cash flow financial trends;
(c)    the annual letter from the Borrower’s Chief Executive Officer or Chief Financial Officer to such accountants in connection with their audit examination detailing the Borrower’s material contingent liabilities and material litigation, ERISA, labor and environmental matters; and
(d)    a certification of the Chief Executive Officer or Chief Financial Officer of the Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the changes in financial position of the Borrower and its Subsidiaries as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or specifying those Defaults or Events of Default of which he or she was aware.
(4)    Not later than sixty (60) days after the commencement of each Fiscal Year, financial projections for such Fiscal Year, which shall include quarterly financial projections (including a capital expenditures budget) for the Borrower and its Subsidiaries acceptable to the Agent for such Fiscal Year (similar in form and content to the Projections) approved by the Borrower’s board of directors and, in each case, which includes the following:
(a)    projected balance sheets of the Borrower and its Subsidiaries for such Fiscal Year, on a quarterly basis:
(b)    projected depreciation, amortization, capital expenditures, Debt service payments and any other items reasonably requested by the Agent for such Fiscal Year, on a quarterly basis;
(c)    projected statements of operations of the Borrower and its Subsidiaries for such Fiscal Year, on a quarterly basis; and
in each case together with a description of major assumptions used in generating such balance sheets, cash flows and income statements, and other appropriate supporting details as requested by the Agent.
(5)    As soon as practicable, but in any event within two (2) Business Days after the Borrower becomes aware of the existence of any Default or Event of Default, or any development or other information that would have a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) days.
(6)    Upon the Agent’s request, copies of all federal, state, local and foreign tax returns, information returns and reports in respect of income, franchise or other taxes on or measured by income filed by the Borrower or any Subsidiary thereof.
(7)    Promptly upon their becoming available, copies of any final registration statements and the regular, periodic and special reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange and copies of all management letters delivered to the Borrower or any of its Subsidiaries by its accountants.
(8)    Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

(9)    As soon as possible, and in any event within five (5) days after the Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by the Chief Financial Officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower, Subsidiary thereof or ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower, any Subsidiary thereof or any ERISA Affiliate with respect to such event or condition):
(a)    any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the IRC or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the IRC);
(b)    the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;
(c)    the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower, any Subsidiary thereof or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;
(d)    the complete or partial withdrawal by the Borrower, any Subsidiary thereof or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Borrower, any Subsidiary thereof or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and
(e)    the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower, any Subsidiary thereof or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days.
(10)    Promptly, and in any event within ten (10) Business Days thereof, notice: (i) of a default by the Borrower in the payment of any rent or other charges under any Lease with the Borrower or of a default by the Borrower in the payment of any warehouse or storage charge, in each instance, beyond thirty (30) days after due date (or if no due date, thirty (30) days after receipt of an invoice for such charge) or of an event of default or other event, act or condition that permits a landlord, warehouseman or carrier to terminate a Lease or warehouse or storage arrangement or a landlord, warehouseman or carrier to exercise other default remedies thereunder, or of any termination of such Lease (other than upon the end of the scheduled term thereof) or (ii) of the receipt by the Borrower of a notice from a landlord, warehouseman or carrier of such a payment default or of the termination of such Lease (whether such termination is immediately effective or effective after lapse of time or otherwise).

(11)    Such other reports and information respecting the Borrower’s or any of its Subsidiaries’ business, financial condition or prospects as the Agent may, from time to time, reasonably request.
(12)    The Borrower, at its own expense, shall deliver to Agent an appraisal of the Inventory of the Borrower, such appraisal to be conducted by an appraiser, and otherwise in form and substance, reasonably satisfactory to Agent (i) at least once during each calendar year (and twice if the second appraisal in such calendar year is requested by Agent at any time a Covenant Trigger Period exists), and (ii) upon the request of the Agent at any time after Net Borrowing Availability shall have been less than $10,000,000 for any period of fifteen (15) consecutive days.
(13)    As soon as possible, and in any event within five (5) days after the Borrower knows of any of the following: (i) any representation proceedings commencing with the National Labor Relations Board or any similar Governmental Authority, (ii) any labor organization or group of employees of the Borrower or any of its Domestic Subsidiaries making a demand for recognition, and (iii) any material complaints or charges against the Borrower or any of its Domestic Subsidiaries filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Borrower or any of its Domestic Subsidiaries of any individual.

Annex F
to
Fourth Amended and Restated Credit Agreement
INSURANCE REQUIREMENTS
(1)    Coverage Requirements. The insurance policies maintained by the Borrower and its Subsidiaries shall provide for, without limitation, the following insurance coverage:
(e)    “All Risk” physical damage insurance on all of the Borrower’s and its Subsidiaries’ tangible real and personal property and assets, wherever located, including Inventory located at premises not owned or leased by the Borrower and covers, without limitation, fire and extended coverage, boiler and machinery coverage, flood, theft, burglary, explosion, collapse, business interruption, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property constituting Collateral contain an endorsement, in form and substance acceptable to the Agent, showing loss payable to the Agent (Form 438 BFU or its equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to the Agent, provides that the insurance companies will give the Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be materially altered or canceled and that no act or default of the Borrower or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage;
(f)    Comprehensive general liability insurance on an “occurrence basis” against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and $2,000,000 in the aggregate. Such coverage includes, without limitation, premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors and broad form property coverage. The Agent, on behalf of the Holders, shall be named as an additional insured under such insurance;
(g)    Statutory limits of worker’s compensation insurance which includes employee’s occupational disease and employer’s liability in the amount of $1,000,000 for each accident or occurrence;
(h)    Automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence;
(i)    Umbrella insurance of $25,000,000 per occurrence and $25,000,000 in the aggregate; and

F-1

(j)    Crime insurance with respect to employee dishonesty in an amount not less than $1,000,000.
All of such policies (i) shall have deductibles acceptable to the Agent; (ii) shall provide that the Agent will be notified by written notice at least thirty (30) days prior to such policy’s cancellation or material modification; (iii) are in full force and effect; (iv) are in form and with insurers recognized as adequate by the Agent (insurers with an A.M. Best rating lower than “A” will not be considered adequate); and (v) provide coverage of such risks and for such amounts as is customarily maintained for businesses of the scope and size of the Borrower’s or Subsidiary’s and as otherwise acceptable to the Agent. Each insurance policy contains a clause which provides that the Agent’s interest under such policy shall not be invalidated by any act or omission to act of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in such policy. The Borrower has delivered to the Agent a certificate of insurance that evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of this Agreement.

F-2

Annex G
to
Fourth Amended and Restated Credit Agreement
FINANCIAL COVENANTS
(1)    Financial Covenants. The Borrower and its Subsidiaries shall not breach or fail to comply (or permit the breach or failure to comply) with any of the following financial covenants:
(k)    Minimum Fixed Charge Coverage Ratio. The Borrower, on a consolidated basis with its Subsidiaries, shall have a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 when measured as of (i) the end of the last Rolling Period immediately preceding the occurrence of any Covenant Trigger Period for which financial statements have most recently been delivered pursuant to Section 4.1 of the Agreement, and (ii) as of the end of each Rolling Period for which financial statements are delivered pursuant to Section 4.1 of the Agreement during any Covenant Trigger Period.
(2)    Definitions and Rules of Construction.
(b)    Defined Terms. Capitalized terms used in this Annex G and not defined in Annex A to this Agreement shall have the following respective meanings:
“Capital Expenditures” shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Debt) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP; provided, however, that “Capital Expenditures” shall exclude (A) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time; (B) expenditures to the extent made with proceeds of a substantially concurrent issuance of Stock of Borrower; (C) expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property within 6 months of receipt of such proceeds; (D) expenditures made during such period to consummate one or more Permitted Acquisitions; and (E) expenditures during such period that are reimbursed by a third Person (excluding Borrower or any of its Affiliates) in such period.

“Covenant Trigger Period” shall mean the period (a) commencing on the day that Net Borrowing Availability is less than: (i) for 5 consecutive Business Days, the greater of: (A) an amount equal to 20% of the Maximum Amount, and (B) $20,000,000, or (ii) at any time, the greater of (A) an amount equal to 10% of the Maximum Amount, and (B) $10,000,000; and (b) continuing until, during the preceding 60 consecutive days, Net Borrowing Availability has been greater than, at all times, the greater of (i) an amount equal to 20% of the Maximum Amount, and (ii) $20,000,000.
“EBITDA” shall mean, with respect to the Borrower and its Subsidiaries for any fiscal period, the amount equal to (a) consolidated net income for such period, minus (b) the sum of (i) interest income (excluding any fee income characterized as interest income in accordance with GAAP and earned under any contracts entered into by the Borrower or any such Subsidiary, or any reseller customer thereof, with any governmental authority of the United Mexican States), (ii) gain from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (iv) any other non-cash gains that have been added in determining consolidated net income (including LIFO adjustments), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation, amortization and LIFO adjustments) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (A) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (B) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (C) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (D) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (E) any write-up of any asset; (F) any net gain from the collection of the proceeds of life insurance policies; (G) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Debt, of such Person, (H) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (I) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

“Fixed Charge Coverage Ratio” shall mean, as of any date, the ratio of (a) EBITDA for the Rolling Period ending on such date to (b) Fixed Charges for such period.
“Fixed Charges” shall mean, with respect to any fiscal period of the Borrower, the sum of (a) cash Interest Expense during such period, plus (b) regularly scheduled payments of principal on Debt of the Borrower and its Subsidiaries paid during such period (other than regularly scheduled payments or principal in respect of Debt owing under this Agreement and the Receivables Funding Agreement), plus (c) the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period, plus (d) income tax expense during such period, plus (e) any dividend, return of capital or any other distribution in connection with its Stock.
“Interest Expense” shall mean, with respect to any fiscal period of the Borrower, interest expense (whether cash or non-cash) of the Borrower and its Subsidiaries on a consolidated basis for such period, including amortization of original issue discount on any Debt and of all fees payable in connection with the incurrence of such Debt (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any Capital Lease Obligation.
“Rolling Period” shall mean, as of the end of any Fiscal Quarter of the Borrower, the immediately preceding four (4) Fiscal Quarters, including the Fiscal Quarter then ending.
(c)    Rules of Construction. Any accounting term used in this Annex G shall have, unless otherwise specifically provided in this Annex G, the meaning customarily given such term in accordance with GAAP, and all financial computations shall be computed, unless otherwise specifically provided in this Annex G, on a consolidated basis in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. In the event that any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in this Annex G or elsewhere in this Agreement then the Borrower and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as equitably to reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after giving effect to such Accounting Changes as if such Accounting Changes had not been made. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), and (ii) changes in accounting principles concurred in by the Borrower’s Independent Accounting Firm. In the event that the parties to this Agreement shall have agreed upon any such required amendment, then, after such amendment has been evidenced in writing and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Annex G shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If the parties to this Agreement cannot agree upon any required amendment within thirty (30) days following the date of implementation of any Accounting Change, then all financial statements delivered in accordance with Annex E to this Agreement (other than audited annual financial statements which shall be prepared in accordance with GAAP) and all calculations of financial covenants and other standards and terms in accordance with this Annex G shall be prepared, delivered and made without regard to the underlying Accounting Change.

Annex H
to
Fourth Amended and Restated Credit Agreement
LENDERS’ WIRE TRANSFER INFORMATION

H-1

Annex I
to
Fourth Amended and Restated Credit Agreement
NOTICE ADDRESSES

(A)	If to Agent, at
Bank of America, N.A.
55 S. Lake Avenue, Suite 900
Pasadena, CA 91101
Attn: Rob Dalton or Account Executive
Telecopy: (626) 584-4600
Telephone No.: (626) 584-4509
with copies to:
Morgan, Lewis & Bockius LLP
300 South Grand Avenue, 22nd Floor
Los Angeles, CA 90071
Attention: Marshall C. Stoddard, Jr., Esq.
Telecopier No.: (213) 612-2501
Telephone No.: (213) 612-7428

(B)	If to the Borrower, at
Synnex Corporation
44201 Nobel Drive
Fremont, CA 94538
Attention: Chief Operating Officer
Telecopier No.: (510) 668-3707
Telephone No.: (510) 668-3677
with a copy to
Synnex Corporation
44201 Nobel Drive
Fremont, California 94538
Attention: General Counsel
Telecopier No.: (510) 668-3707
Telephone No.: (510) 668-3668

I-1

ANNEX J
to
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
LETTERS OF CREDIT
(a)    Issuance. Subject to the terms and conditions of the Agreement, Agent and Lenders agree to incur, from time to time until 30 days prior to the Commitment Termination Date, upon the request of Borrower and for Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued by Bank of America or an Affiliate of Bank of America (each, an “L/C Issuer”) for Borrower’s account and guaranteed by Agent; provided, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Fifty Million Dollars ($50,000,000) (the “L/C Sublimit”), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion (including with respect to customary evergreen provisions), and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.
(b) Advances Automatic; Participations. (i) In the event that Agent or any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrower’s failure to satisfy the conditions precedent set forth in Section 2 of the Agreement, and each Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender’s Pro Rata Share of any such payment.
(ii)    If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(f)(ii) or (g) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Lender, then (i) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/

C Issuer, as the case may be) an undivided interest and participation equal to such Lender’s Pro Rata Share (based on the Revolving Credit Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender’s Pro Rata Share (based on the Revolving Credit Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.
(c)    Cash Collateral. (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of itself and Lenders cash or Cash Equivalents acceptable to Agent in an amount equal to 103% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of the Holders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex J, shall constitute a security agreement under applicable law.
(ii)    If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 103% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.
(iii)    From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

(iv)    Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to Borrower or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.
(d)    Fees and Expenses. Borrower agrees to pay to Agent for the benefit of Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to a per annum rate equal to the Applicable Margin multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.
(e)    Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least three (3) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit in form and substance satisfactory to the L/C Issuer (an “Application for Letter of Credit”), as well as such other instruments and agreements as the L/C Issuer may customarily require for issuance of a Letter of Credit of similar type and amount. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.
(f)    Obligation Absolute. The obligation of Borrower to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:
(i)    any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;
(ii)    the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting),

Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);
(iii)    any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)    payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;
(v)    any other circumstance or event whatsoever, that is similar to any of the foregoing; or
(vi)    the fact that a Default or an Event of Default has occurred and is continuing.
(g)    Indemnification; Nature of Lenders’ Duties.
(i)    In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).
(ii)    As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.
(iii)    Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer, including any Application for Letter of Credit.

EXHIBIT 1.1(a)(ii)
to
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of November 12, 2010
FORM OF NOTICE OF REVOLVING CREDIT ADVANCE
Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of November 12, 2010 by and among the undersigned (the “Borrower”), Bank of America, N.A., as Agent (the “Agent”), and the Lenders from time to time signatory thereto (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.
The Borrower hereby gives irrevocable notice, pursuant to Section 1.1(a)(ii) of the Credit Agreement, of its request for a Revolving Credit Advance to be made in the aggregate amount of $[___________] to be made on [____________, ____] as [a Base Rate Loan] [as a LIBOR Loan].
The Borrower hereby represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Advance(s) requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom.
IN WITNESS WHEREOF, the Borrower has caused this Notice of Revolving Credit Advance to be executed and delivered by its duly authorized officer as of the date first set forth above.
SYNNEX CORPORATION,
a Delaware corporation
By:
Name:
Title:

EXHIBIT 1.4(d)
to
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of November 12, 2010
FORM OF NOTICE OF CONVERSION
Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of November 12, 2010, by and among Synnex Corporation (the “Borrower”), Bank of America, N.A., as Agent (“Agent”), and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.
The Borrower hereby gives irrevocable notice, pursuant to Section 1.4(d) of the Credit Agreement, of its request to:
on [ date ] convert $[________]of the aggregate outstanding principal amount of the Revolving Credit Loan, bearing interest at the [Base] [LIBOR] Rate, into [a LIBOR Loan] [a Base Rate Loan];
The Borrower hereby represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion requested hereby, before and after giving effect thereto.
IN WITNESS WHEREOF, the Borrower has caused this Notice of Conversion on be executed and delivered by its duly authorized officer as of the date first set forth above.
SYNNEX CORPORATION,
a Delaware corporation
By:
Name:
Title:

EXHIBIT A

See attached.

SYNNEX CORPORATION
[__________]
COMPLIANCE CERTIFICATE
TO:    Bank of America, N.A., as Agent
55 S. Lake Avenue, Suite 900
Pasadena, CA 91101
Attn: Rob Dalton or Account Executive
We refer to that certain Fourth Amended and Restated Credit Agreement dated as of November 12, 2010 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among SYNNEX CORPORATION, a Delaware corporation (the "Borrower"), BANK OF AMERICA, N.A. ("Bank of America"), as a Lender and in its capacity as the contractual representative for itself and the Lenders (the "Agent"), and each other Lender signatory thereto from time to time. Capitalized terms used herein not otherwise defined shall have the meanings given such terms in the Credit Agreement. Section references used herein refer to such Sections in the Credit Agreement.
The Borrower hereby certifies and warrants to you that as of [_____________], no Event of Default or Default has occurred and is continuing (including, without limitation, on account of the negative covenants contained in Article 6 of the Credit Agreement), except as set forth on Schedule 1 hereto.
The Borrower also hereby certifies and warrants to you that the financial covenant analyses and information set forth on Schedule 2 hereto as of the period ending [__________] are true and accurate.

FORM OF COMPLIANCE CERTIFICATE

IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed and delivered by its duly authorized officer this ____ day of ____________, _____.

SYNNEX CORPORATION,
a Delaware corporation

Name: Thomas Alsborg
Title: Chief Financial Officer

FORM OF COMPLIANCE CERTIFICATE

FORM OF COMPLIANCE CERTIFICATE

Schedule 1

CONDITIONS OR EVENTS WHICH CONSTITUTE
AN EVENT OF DEFAULT OR DEFAULT
If any condition or event exists that constitutes an Event of Default or Default, specify nature and period of existence and what action Borrower has taken or proposes to take with respect thereto; if no condition or event exists, state "None".

FORM OF COMPLIANCE CERTIFICATE

Schedule 2

Minimum Fixed Charge Coverage Ratio	(i) EBITDA for the Rolling Period ending on the last day of the period being measured:	$__________
	(ii) Fixed Charges for the Rolling Period ending on the last day of the period being measured:	$__________
	(iii) Ratio of (i) above, to (ii) above: (Required. Ratio: > 1.00 to 1.00 to the extent required under Annex G of the Credit Agreement)	___ : ___
IN COMPLIANCE?

FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 3.11

See attached.

Schedule 3.11
        to
        Fourth Amended and Restated Credit Agreement

Ventures, Subsidiaries and Affiliates;
Outstanding Stock and Debt

Subsidiaries of SYNNEX Corporation

Name of Subsidiary	Jurisdiction of Organization	Stock Outstanding	% of Ownership

SYNNEX Manufacturing Services, Inc.	California	1,000	100%

SYNNEX Charitable Foundation	California	N/A	100%

SYNNEX Information Technologies (UK) Ltd.
	United Kingdom	3,000,000	100%

SYNNEX Software Technologies (HK) Limited
	Hong Kong	2	100%

SIT Funding Corporation	Delaware	1,000	100%

License Online, Inc.	California	1,000	100%

SYNNEX de Mexico, S.A de C.V.	Mexico	400,679	100%

SYNNEX Servicios, S.A de C.V.	Mexico	50,000	99%

ComputerLand Corporation	California	100	100%

SYNNEX Finance Hybrid II, LLC	California	140,001,000	100%

Schedule 3.11-1

Schedule 3.11
        to
        Fourth Amended and Restated Credit Agreement

Name of Subsidiary	Jurisdiction of Organization	Stock Outstanding	% of Ownership
SYNNEX GBS, Inc.	Delaware	1,000	100%

Subsidiaries of SYNNEX Finance Hybrid II LLC

SYNNEX Canada Ltd.	Ontario, Canada	140,000,001	100%

Subsidiaries of SYNNEX Canada Ltd.

EMJ America Inc.	North Carolina	100,000	100%

2117974 Ontario Inc.	Ontario	14,660,999	100%

Subsidiaries of SYNNEX GBS, Inc.

SYNNEX Investment Holdings Corporation	British Virgin Islands	50,000	100%

SYNNEX NewHK Limited	Hong Kong	10,000	100%

SYNNEX New (BVI) Corporation	British Virgin Islands	50,000	100%

Concentrix Corporation	New York	1,000	100%

Subsidiaries of SYNNEX Investment Holdings Corporation

SB Pacific Corporation Limited	Hong Kong	50,000	33.33%

Velami Holdings Corporation	Philippines	2,500	100% (Held in Trust)

SYNNEX GBS Limited	Bermuda	4,570	45.7%

Schedule 3.11-2

Schedule 3.11
        to
        Fourth Amended and Restated Credit Agreement

Name of Subsidiary	Jurisdiction of Organization	Stock Outstanding	% of Ownership
Subsidiaries of SYNNEX NewHK Limited

SYNNEX GBS Limited	Bermuda	3,030	30.3%

Subsidiaries of SYNNEX New (BVI) Corporation

SYNNEX GBS Limited	Bermuda	2,400	24%

Subsidiaries of SYNNEX GBS Limited

GBS Coop Holdco Limited	Bermuda	10,000	100%

BPO Holdco Cooperatif U.A.	Netherlands	N/A	99.01%

Subsidiaries of GBS Coop Holdco Limited

BPO Holdco Cooperatif U.A.	Netherlands	N/A	0.99%

Subsidiaries of BPO Holdco Cooperatif U.A.

BPO HoldCo B.V.	Netherlands	18,000	100%

Subsidiaries of BPO HoldCo B.V.

Concentrix Free Trade Zone, S.A.	Costa Rica	10,000	95%

Sennex Enterprises Limited	Hong Kong	1,000	100%

SYNNEX-Concentrix Corporation	British Virgin Islands	200,000	100%

Schedule 3.11-3

Schedule 3.11
        to
        Fourth Amended and Restated Credit Agreement

Name of Subsidiary	Jurisdiction of Organization	Stock Outstanding	% of Ownership
SYNNEX Logistics Corporation	British Virgin Islands	1,000	100%

Subsidiaries of SYNNEX Enterprises Ltd.

SYNNEX Information Technologies (China) Ltd.	China	N/A	100%

Subsidiaries of SYNNEX-Concentrix Corporation

Intelligent Outsourcing of Central America S.A.	Nicaragua	500	19.9%

Concentrix Costa Rica, S.A.	Costa Rica	11,400	95%

Subsidiaries of SYNNEX Logistics Corporation

SYNNEX Information Technologies (Cheng Du) Ltd.	China	N/A	100%

Concentrix HK Limited	Hong Kong	10,000	100%

Subsidiaries of SYNNEX Information Technologies (China) Ltd.

SYNNEX Information Technologies (Beijing) Ltd.	China	N/A	100%

Beijing JuMong Technology Development Ltd.	China	N/A	100%

Schedule 3.11-4

Schedule 3.11
        to
        Fourth Amended and Restated Credit Agreement

Name of Subsidiary	Jurisdiction of Organization	Stock Outstanding	% of Ownership
Subsidiaries of Beijing JuMong Technology Development Ltd.

Sichuan 86Bridge Information Technology Ltd.	China	N/A	100%

Joint Ventures, Partnerships and Other Equity Interests

1.	The equity interests described under items 1, 2 and 4 on Schedule 6.2.

Outstanding Stock of SYNNEX Corporation as of October 1, 2010
35,763,931 Shares of publicly traded common stock, which are owned beneficially by the stockholders of SYNNEX Corporation.
Stock Option Plans of SYNNEX Corporation as of 11/10/10

Plan	Shares Available for Grant	Shares Issued and Outstanding
1997 Stock Plan	0	110,232
2003 Stock Plan	10,153,342	1,638,404
Executive Stock Plan	0	684,881
Agreements Pursuant to Which Synnex Corporation May Issue, Sell or Purchase Stock
1.    The agreements relating to the 4.0% Convertible Senior Notes due 2018.

2.
The Borrower and SYNNEX Finance Hybrid II, LLC ("SFH II") are parties to that certain Forward Subscription Agreement dated as of February 24, 2010 pursuant which SFH II issues, and the Borrower subscribes for, shares of SFH II (the "US FSA"). The Borrower and SFH II entered in the US FSA and perform the terms of the US FSA in accordance with and subject to that certain letter agreement dated as of January 29, 2010 among the Agent, the Lenders and the Credit Parties signatory thereto.

Schedule 3.11-5

Schedule 3.11
        to
        Fourth Amended and Restated Credit Agreement

SFH II and the Canadian Subsidiary are parties to that certain Forward Subscription Agreement dated as of February 24, 2010 pursuant to which the Canadian Subsidiary issues, and SFH II subscribes for, shares of SFH II (the "Canadian FSA"). SFH II performs the terms of the Canadian FSA in accordance with and subject to that certain letter agreement dated as of January 29, 2010 among the Agent, the Lenders and the Credit Parties signatory thereto

3.	The agreements relating to the Convertible Senior Notes (II) (other than the Convertible Note Hedge and Warrant Documents (II)) described in the Convertible Senior Notes Offering Documentation (II).

4.	The agreements relating to the Convertible Note Hedge and Warrant Documents (II) described in the Convertible Senior Notes Offering Documentation (II).
Debt

1.    Debt evidenced by the Obligations.
2.    Debt evidenced by the Receivables Funding Documents.
3.    4.0% Convertible Senior Notes due 2018
4.    Convertible Senior Notes (II)

Capital Leases
1.    Lease Agreement between New Age Electronics, Inc. and CIT Communications Finance Corporation (AVAYA) dated July 25, 2006.
Guaranteed Debt

Schedule 3.11-6

Schedule 3.11
        to
        Fourth Amended and Restated Credit Agreement

1.	General Worldwide Continuing Guaranty, dated as of November 15, 2002 by Synnex Information Technologies in favor of Microsoft Corporation.

2.
Collateralized Guaranty by the Borrower in favor of IBM Canada Ltd, Ltd., by and among IBM Credit LLC, IBM Canada Limited, General Electric Capital Corporation, SFC, the Borrower and the subsidiaries of the Borrower party thereto, as amended from time to time.

3.	Global Corporate Continuing Guaranty dated July 13, 2005 by Synnex Corporation in favor of Hewlett-Packard Company, as amended from time to time.

4.	Continuing Corporate Guaranty, dated August 30, 2001 by Synnex Information Technologies, Inc. in favor of Adobe Systems Incorporated.

5.	Corporate Guaranty, dated September 7, 2001 by Synnex Information Technologies, Inc., in favor of NEC - Mitsubishi Electronics Display of America, Inc.

6.	Continuing Guaranty, dated August 15, 2001 by Synnex Information Technologies, Inc. in favor of Epson America, Inc.

7.	Parent Guaranty, dated March 28, 2006 by Synnex Corporation in favor of Apple Canada Inc.

8.	Lease Guaranty, dated May 21, 2009 by Synnex Corporation in favor of ProLogis North American Properties Fund I, LLC.

9.
Guarantee Obligations of Synnex Corporation in favor of Alibaba.com Limited under Section 14 of the Share Purchase Agreement, dated September 28, 2009, between Synnex Investment Holdings Corporation, Synnex Corporation, Alibaba.com Limited, and the parties thereto.

Schedule 3.11-7